Exhibit 4.2

DANAHER CORPORATION & SUBSIDIARIES SAVINGS PLAN

ADOPTED EFFECTIVE NOVEMBER 30, 2002

AMENDED AND RESTATED EFFECTIVE JULY 1, 2013

Prepared by:

PARKER, HUDSON, RAINER & DOBBS LLP
1500 Marquis Two Tower
285 Peachtree Center Avenue, N.E.
Atlanta, Georgia 30303
404.523.5300

INDEX TO THE

DANAHER CORPORATION & SUBSIDIARIES

SAVINGS PLAN

i

DANAHER CORPORATION & SUBSIDIARIES

SAVINGS PLAN

WHEREAS, Danaher (the “Plan Sponsor”) determined that it was in the best interest of the eligible employees of the Plan Sponsor and the Affiliated Employers to maintain two qualified employee benefit plans, one plan for the benefit of those employees not covered by any collective bargaining agreement and another plan for the benefit of those employees covered by a collective bargaining agreement; and

WHEREAS, the Plan Sponsor established the Danaher Corporation & Subsidiaries Savings Plan (the “Plan”), effective as of November 30, 2002, as a qualified profit sharing plan with a cash or deferred arrangement under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986 (the “Code”) for the benefit of eligible employees of the Plan Sponsor and the Affiliated Employers who are not covered by any collective bargaining agreement and any other employers as may adopt this Plan with the consent of the Plan Sponsor; and

WHEREAS, amounts representing the accounts of employees and former employees of the Plan Sponsor and the Affiliated Employers who are not covered by any collective bargaining agreement were transferred from the Danaher Corporation & Subsidiaries Retirement & Savings Plan (the “Prior Plan”) to the Trustee of the Plan on or about November 30, 2002; and

WHEREAS, the Plan Sponsor subsequently amended the Plan effective December 27, 2002, effective July 1, 2003, and effective September 30, 2003, to reflect the various mergers into the Plan of the qualified plans formerly maintained by GLI International LLC, Hydrolab LLC, Reliable Power Meters, Inc., Orbisphere Laboratories Overseas, LLC, Hach Company with respect to its subsidiary, Environmental Test Systems, Inc., Willett America, Inc., and Raytek Corporation and to provide for the prefunding of certain Employer Contributions to the extent permitted by law; and

WHEREAS, the Plan Sponsor amended and restated the Plan effective December 27, 2003 (i) to incorporate the prior three amendments to the Plan, (ii) to provide for a Unilateral Employer Contribution to be made as of each Valuation Date and a Discretionary Employer Contribution to be made as of the last day of a Plan Year, both effective December 27, 2003, and (iii) to provide for the transfer to this Plan of account balances maintained under the Thomson Retirement Savings Plan on behalf of employees of Thomson Industries, Inc. and its participating subsidiaries who were not covered by any collective bargaining agreement, effective December 31, 2003; and

WHEREAS, the Plan Sponsor subsequently amended the Plan effective March 31, 2004, and effective June 1, 2004, to reflect the various mergers into the Plan of the qualified plans maintained by Quantic Industries, Inc. and ELE International, LLC; and

WHEREAS, the Plan Sponsor amended and restated the Plan effective December 27, 2004, except as otherwise specifically provided, to (i) incorporate the prior two amendments to the Plan, conform certain provisions of the Plan to the manner in which the Plan has been and is being administered, and (iii) to reflect the various mergers into the Plan of the qualified plans maintained by Motion Engineering, Inc. effective December 31, 2004, Accu-Sort Systems, Inc. effective January 3, 2005, KaVo America Corporation effective January 3, 2005, SenDx Medical, Inc. effective December 31, 2004, and Radiometer America, Inc. effective December 31, 2004; and

WHEREAS, the Plan Sponsor subsequently amended the Plan seven (7) times, effective December 27, 2004, December 30, 2005, June 1, 2006, September 29, 2006, December 27, 2006, April 30, 2007, and October 12, 2007, to (i) incorporate various plan amendments over the three (3) year period, (ii) to change the plan year from a fiscal year ending on December 26 to the calendar year, effective January 1, 2007, (iii) to comply with the final regulations under Code Section 401(k) and 401(m), (iv) to permit a delay in the commencement of required minimum distributions, (v) to comply with the final regulations under Code Section 415, (vi) to modify certain Plan provisions pertaining to settlor responsibilities and fiduciary responsibilities, and (vii) to comply with the requirements of Sections 1165(a) and (e) of the Puerto Rico Internal Revenue Code of 1994, as amended, with respect to participants who are bona fide residents of Puerto Rico; and

WHEREAS, the Appointing Committee subsequently amended and restated the Plan, effective January 1, 2008, to incorporate the prior seven (7) amendments to the 2004 restatement to comply with the determination letter requirements of Rev. Proc. 2007-44 and to comply with the applicable provisions of the Pension Protection Act of 2006; and

WHEREAS, the Appointing Committee subsequently amended the Plan five (5) times to (i) add an in-service withdrawal provision effective January 1, 2009 for a Participant who incurs a Disability while in Employment, (ii) provide for discretionary (rather mandatory) unilateral and matching contributions effective for plan years beginning on or after January 1, 2009, (iii) reflect various mergers into the Plan of the qualified plans maintained by Jeneric/Pentron Incorporated effective January 1, 2009, Tektronix Inc. effective January 5, 2010, and Davis Inotek Instruments, LLC d/b/a Davis Calibration effective July 1, 2010, (iv) comply with certain requirements of Code Sections 415 and 416 in connection with the determination letter submission to the Internal Revenue Service, (v) comply with the Worker, Retiree and Employer Recovery Act of 2008 and the Heroes Earnings Assistance and Relief Act of 2008, and (vi) add installment as an eligible form of payment on and after January 1, 2010; and

WHEREAS, the Appointing Committee subsequently amended and restated the Plan effective January 1, 2011, to (i) incorporate the prior five (5) amendments to the 2008 restatement, (ii) change the Plan’s matching contribution formula, applicable vesting requirements, and applicable in-service withdrawal provisions to comply with the “safe harbor” plan requirements under Code Sections 401(k) and 401(m) effective January 1, 2011, (iii) change the permissible amount of discretionary unilateral contributions, (iv) incorporate certain limited service crediting and vesting provisions applicable for transfers with Apex Tool Group, LLC, (v) to reflect the various mergers into the Plan of the qualified plans maintained by Arbor Networks, Inc. effective December 31, 2010, Genetix USA, Inc. effective January 3, 2011, and Instrumentarium Dental Inc. effective January 3, 2011; and

WHEREAS, the Appointing Committee subsequently amended the Plan seven (7) times to (i) reflect the merger into the Plan of the ESG 401(k) Plan for Employees of Adcon International, Inc. effective August 15, 2011, (ii) reflect the merger into the Plan of the Keithley Instruments, Inc. Retirement Savings Trust and Plan effective October 3, 2011 and the participation of employees of Keithley Instruments, Inc. under the Plan effective October 1, 2011, (iii) effect the merger into the Plan of the Esko-Graphics, Inc. 401(k) Retirement Plan effective December 30, 2011 and the participation of employees of Esko-Graphics, Inc. under the Plan effective January 1, 2012, (iv) effect the cessation of participation under the Plan with respect to Participants who are bona fide residents of Puerto Rico, effective after December 31, 2011 and the transfer of their Plan accounts to the Beckman Coulter Puerto Rico Inc. Savings Plan and its associated trust that are qualified under PR Code Section 1165(a), (v) grant prior service credit for certain individuals, (vi) permit an in-kind direct rollover of any portion of a Participant’s account that shall be invested in the BrokerageLink investment option under the Plan, (vii) effect the merger into the Plan of the Chemtreat, Inc. Employee Stock Ownership Plan and Trust Agreement effective November 30, 2012, (viii) effect the merger into the Plan of the X-Rite, Incorporated Retirement Savings Plan effective December 31, 2012 and the participation of employees of X-Rite, Incorporated and its subsidiary company under the Plan effective January 1, 2013, (ix) comply with the requirements of Sections 1081.01(a) and (d) of the PR Code, effective from January 1, 2011 to December 31, 2011 and prior to the transfer of the Plan accounts of all Puerto Rico participants to the Beckman Coulter Puerto Rico Inc. Savings Plan and its associated trust, pursuant to IRS Revenue Ruling 2008-40, as modified by IRS Revenue Ruling 2011-1, (x) reflect the merger of the Aperio Technologies, Inc. 401(k) Plan into the Plan effective April 5, 2013, (xi) reflect the inclusion of certain hardship distribution provisions for a need arising from Hurricane Sandy, (xii) clarify the term “spouse” for purposes of hardship distributions made on or after May 1, 2013, and (xiii) reflect the mergers of the Beckman Coulter, Inc. Savings Plan, the Beckman Coulter, Inc. Retirement Account Plan I, and the Beckman Coulter, Inc. Retirement Account Plan II (collectively, the “Beckman Plans”), all of which were effective as of July 12, 2013, and participation under the Plan, effective July 1, 2013, for Beckman Coulter, Inc. (“Beckman”) with respect to its eligible associates and the eligible associates of participating affiliates of Beckman under the Beckman Plans.

NOW, THEREFORE, to incorporate the seven (7) amendments to the 2011 restatement into an amended and restated document, the Appointing Committee has adopted, by appropriate resolutions, this Danaher Corporation & Subsidiaries Savings Plan (this “Plan”) as hereinafter amended and restated to be effective as of July 1, 2013, except as shall be otherwise specifically provided in this Plan.

It is intended that this Plan, together with the related Trust Agreement, shall constitute a “profit sharing plan with a cash or deferred arrangement” that shall meet the requirements of the Code and ERISA, and that the Plan shall be interpreted, wherever possible, to comply with the Code and ERISA, each as amended by the Pension Protection Act of 2006, the U.S. Troop Readiness, Veterans’ Care, Katrina Recovery and Iraq Accountability Appropriations Act (2007), the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART Act), the Worker, Retiree, and Employer Recovery Act of 2008 (WRERA), the Small Business Jobs Act of 2010 (SBJA), the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010 (PRA 2010), and the Moving Ahead for Progress in the 21st Century Act (MAP-21), and all formal regulations, rulings, and guidance issued thereunder.

ARTICLE I

DEFINITIONS

As used in this Plan, each of the following terms shall have the respective meaning set forth below unless a different meaning shall be plainly required by the context.

1.1 The term “ACMS” shall mean ACMS, Inc. or an Affiliated Employer thereof that shall have been participating in the ACMS Plan as of September 30, 1996.

1.2 The term “ACMS Plan” shall mean the former Acme-Cleveland Corporation and Subsidiaries Retirement Savings Plan.

1.3 The term “Account” shall mean, with respect to a Participant, the aggregate of the Subaccounts maintained on behalf of the Participant to record his or her interest in this Plan.

1.4 The term “Acme-Cleveland Hourly Plan” shall mean the former Retirement Savings Plan for Certain Hourly Employees of Acme-Cleveland Corporation and Subsidiaries.

1.5 The term “ACP Test Safe Harbor” shall mean the method described in Section 3.4 of the Plan for satisfying the ACP test of Code Section 401(m)(2).

1.6 The term “ACP Safe Harbor Matching Contributions” shall mean the Safe Harbor Matching Contributions described in Section 3.4 of the Plan.

1.7 The term “ADP Test Safe Harbor” shall mean the method described in Section 3.4 of the Plan for satisfying the ADP test of Code Section 401(k)(3).

1.8 The term “ADP Safe Harbor Contributions” shall mean the Safe Harbor Matching Contributions described in Section 3.4 of the Plan.

1.9 The term “Adcon Plan” shall mean the former ESG 401(k) Plan for Employees of Adcon International, Inc. as in effect immediately prior to its merger into this Plan effective August 15, 2011.

1.10 The term “Affiliated Employer” shall mean, with respect to an Employer, any corporation or other entity that is required to be aggregated with the Employer under Code Section 414(b), 414(c), 414(m), or 414(o).

1.11 The term “Am-S” shall mean American Sigma, Inc. or its successor.

1.12 The term “Annual Addition” shall mean, with respect to a Participant for a Plan Year, the sum of (a) any Unilateral Employer Contributions credited to the Participant’s Account for the Plan Year; (b) any Discretionary Employer Contributions credited to the Participant’s Account for the Plan Year; (c) any Salary Deferral Contributions credited to the Participant’s Account for the Plan Year, less any amounts thereof distributed to the Participant as Excess Deferrals pursuant to Section 3.10(b) of this Plan; (d) any Safe Harbor Matching Contributions credited to the Participant’s Account for the Plan Year; (e) any amounts credited to the Participant’s Account pursuant to Section 4.5 of this Plan for which the Plan Year is the limitation year; and (f) any amounts credited to the Participant’s account(s) for the limitation year under any other Defined Contribution Plan(s) (whether or not terminated) maintained by his or her Employer as shall be considered “annual additions” within the meaning of Code Section 415(c)(2). As used in this Section, the term “Employer” shall include all Affiliated Employers of the Employer, as determined under Code Sections 414(b) and 414(c), as applied in accordance with Code Section 415(h), and Code Sections 414(m) and 414(o).

1.13 The term “Apex” shall mean Apex Tool Group, LLC and any corporation or other entity that is required to be aggregated with Apex Tool Group, LLC under Code Section 414(b), 414(c), 414(m), or 414(o).

1.14 The term “Appointing Committee” shall mean the Appointing Committee of the Plan Sponsor comprised of the Plan Sponsor’s Chief Financial Officer, its General Counsel, and its Vice President-Human Resources.

1.15 The term “Arbor Networks Plan” shall mean the former Arbor Networks 401(k) Plan.

1.16 The term “Basic Compensation” shall mean, with respect to a Participant for a Plan Year, Valuation Period, Payroll Period, or other time period, (a) the total cash compensation (if any) paid to the Participant by his or her Employer during the Plan Year, Valuation Period, Payroll Period or other time period, including, but not limited to, salary, overtime pay, and bonuses, as reported on the Participant’s federal income tax withholding statement (Form W-2) but excluding (i) amounts realized from the exercise of a non-qualified stock option, or when restricted stock held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (ii) amounts realized from the sale, exchange, or other disposition of stock under a qualified stock option, and (iii) amounts paid to the Participant as severance benefits, plus (b) the aggregate Salary Deferral Contributions (if any) and the aggregate of any elective deferrals made on the Participant’s behalf during the Plan Year under any other plan maintained by the Employer pursuant to Code Section 401(k) during the Plan Year, Valuation Period, Payroll Period, or other time period, plus (c) the aggregate amounts (if any) contributed on the Participant’s behalf during the Plan Year, Valuation Period, Payroll Period, or other time period under any plan maintained by the Employer pursuant to Code Section 125, plus (d) elective amounts that are not includible in the gross income of the Participant by reason of Code Section 132(f)(4). Notwithstanding the foregoing, a Participant’s Basic Compensation for a Plan Year shall not exceed the Compensation Limitation. For purposes of this Section, the term “Employer” shall include all Affiliated Employers of the Employer.

Effective on and after January 1, 2008, the term “Basic Compensation” shall also include the following payments if such payments are made by the later of (a) two and one-half (2 1⁄2) months following the Participant’s Severance from Service Date or (b) the end of the Plan Year that includes the Participant’s Severance from Service Date: (1) payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in Employment with his or her Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation; and (2) payments for accrued vacation but only if the Employee would have been able to use the vacation if Employment had continued.

Effective for compensation earned by a Participant on and after January 1, 2009, the term “Basic Compensation” shall include differential pay provided to a Participant performing qualified military service in accordance with Code Section 414(u).

1.17 The term “Beckman” shall mean Beckman Coulter, Inc. and its Affiliated Employers that shall have been participating in the Beckman Plan as of June 30, 2013.

1.18 The term “Beckman Active Merger Participant” shall mean any Employee of Beckman on both June 30, 2013 and on July 1, 2013 and who was a participant in the Beckman Savings Plan, the Beckman RAP I, or the Beckman RAP II prior to the merger of such plans into this Plan effective July 12, 2013.

1.19 The term “Beckman Merger Participant” shall mean any individual who is either a Beckman Active Merger Participant or a Beckman Terminated Merger Participant, determined as of June 30, 2013 or July 1, 2013, as the case may be.

1.20 The term “Beckman RAP I” shall mean the former Beckman Coulter, Inc. Retirement Account Plan I as in effect immediately prior to its merger into this Plan effective July 12, 2013.

1.21 The term “Beckman RAP II” shall mean the former Beckman Coulter, Inc. Retirement Account Plan II as in effect immediately prior to its merger into this Plan effective July 12, 2013.

1.22 The term “Beckman Rollover Contributions” shall mean, with respect to a Beckman Merger Participant, amounts rolled over or trustee-to-trustee transferred to the Beckman Savings Plan on the Participant’s behalf prior to July 12, 2013.

1.23 The term “Beckman Savings Plan” shall mean the former Beckman Coulter, Inc. Savings Plan as in effect immediately prior to its merger into this Plan effective July 12, 2013.

1.24 The term “Beckman Terminated Merger Participant” shall mean any individual who was not an Employee of Beckman on July 1, 2013 but who was a participant in the Beckman Savings Plan, the Beckman RAP I, or the Beckman RAP II as of the merger of such plans into this Plan effective July 12, 2013.

1.25 The term “Beckman Terminated Merger Participant’s Nonvested Contributions Subaccount” shall mean, with respect to a Beckman Terminated Merger Participant, the Subaccount (if any) maintained to record (a) any amounts credited to the Participant’s “Retirement Plus Contributions Subaccount” (if any) under the Beckman Savings Plan as of July 12, 2013; (b) any additions thereto; and (c) any deductions therefrom, all as determined in accordance with this Plan.

1.26 The term “Beneficiary” shall mean, with respect to a Participant, an individual or entity that may be entitled to receive all or a portion of the Participant’s Account upon the Participant’s death and, with respect to a deceased Participant, an individual or entity that is receiving or shall be entitled to receive all or a portion of the Participant’s Account.

1.27 The term “Benefit Commencement Date” shall mean, with respect to a Participant or a Beneficiary of a deceased Participant, the date that all or a portion of the Participant’s Account may be payable to the Participant or Beneficiary, which date shall be selected by the Participant or Beneficiary in accordance with Article VI or shall be otherwise determined by the Plan Administrator pursuant to this Plan.

1.28 The term “Benefits Committee” shall mean the Benefits Committee of the Plan Sponsor appointed by the Appointing Committee.

1.29 The term “Chemtreat ESOP” shall mean the former Chemtreat, Inc. Employee Stock Ownership Plan and Trust Agreement as in effect immediately prior to its merger into this Plan effective November 30, 2012.

1.30 The term “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.31 The term “Collectively Bargained Employee” shall mean, with respect to an Employer, an employee of the Employer who is in a unit of employees that is covered by a collective bargaining agreement.

1.32 The term “Compensation” shall mean, with respect to a Participant for a Plan Year, the Participant’s “wages” for the Plan Year, as such term shall be defined in Code Section 3401(a), that the Participant received from his or her Employer but determined without regard to any rules that limit the remuneration included in such wages based on the nature or location of the employment or the services performed. The term “Compensation” shall include (a) the aggregate Salary Deferral Contributions (if any) made on the Participant’s behalf during the Plan Year, (b) the aggregate of any other elective deferrals made on the Participant’s behalf during the Plan Year under any plan maintained by the Employer pursuant to Code Section 401(k), (c) the aggregate amounts (if any) contributed on the Participant’s behalf during the Plan Year under any plan maintained by the Employer pursuant to Code Section 125, and (d) elective amounts that are not includible in the gross income of the Participant by reason of Code Section 132(f)(4). Notwithstanding the foregoing, a Participant’s Compensation for a Plan Year shall not exceed the Compensation Limitation. For purposes of this Section, the term “Employer” shall include all Affiliated Employers of the Employer, as determined under Code Sections 414(b) and 414(c), as applied in accordance with Code Section 415(h), and Code Sections 414(m) and 414(o).

Effective on and after January 1, 2008, the term “Compensation” shall also include the following payments if such payments are made by the later of (a) two and one-half (2 1⁄2) months following the Participant’s Severance from Service Date or (b) the end of the Plan Year that includes the Participant’s Severance from Service Date: (1) payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in Employment with his or her Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation; and (2) payments for accrued vacation but only if the Employee would have been able to use the vacation if Employment had continued.

Effective for Compensation earned by a Participant on and after January 1, 2009, the term “Compensation” shall include differential pay provided to a Participant performing qualified military service in accordance with Code Section 414(u).

1.33 The term “Compensation Limitation” shall mean two hundred thousand dollars ($200,000), as adjusted pursuant to Code Section 401(a)(17)(B).

1.34 The term “Continuous Service” shall mean, with respect to a Participant, the aggregate years (and fractions thereof) included in the period of time between the Participant’s Employment Date and his or her first Severance from Service Date and, if applicable, each period of time between a Reemployment Date incurred by the Participant and his or her next succeeding Severance from Service Date.

1.35 The term “Contributing Employer” shall mean, with respect to a Plan Year:

(a) For purposes of Sections 3.1 and 4.1 of this Plan, an Employer that, with respect to all or a group of its Eligible Participants, shall have agreed, in a form satisfactory to the Plan Sponsor, to make Unilateral Employer Contributions on behalf of such Eligible Participants.

(b) For purposes of Sections 3.2 and 4.2 of this Plan, an Employer that, with respect to all or a group of its Eligible Participants, shall have stated its intention, in a form satisfactory to the Plan Sponsor, to make Discretionary Employer Contributions on behalf of such Eligible Participants.

(c) For purposes of Sections 3.3 and 4.3 of this Plan, an Employer that, with respect to all or a group of its Eligible Employees, shall have agreed, in a form satisfactory to the Plan Sponsor, to make Salary Deferral Contributions on behalf of such Eligible Employees.

(d) For purposes of Sections 3.4 and 4.4 of this Plan, an Employer that, with respect to all or a group of its Eligible Participants, shall have stated its intention, in a form satisfactory to the Plan Sponsor, to make Safe Harbor Matching Contributions on behalf of such Eligible Participants.

1.36 The term “Controlled Group Employer” shall mean, with respect to a Plan Year, the Plan Sponsor or any Affiliated Employer of the Plan Sponsor that shall be an Employer at any time during the Plan Year.

1.37 The term “Coulter Pension Plan Contributions” shall mean, with respect to a Beckman Merger Participant, any amounts credited to the Participant’s “Coulter Pension Plan Subaccount” (if any) under the Beckman Savings Plan as of July 12, 2013 that constitute amounts previously rolled over to the Coulter Plan from the prior Coulter Corporation Pension Plan.

1.38 The term “Coulter Plan” shall mean the former Coulter Corporation Savings Incentive and Retirement Plus Plan as in effect immediately prior to its merger into the Beckman Savings Plan effective as of September 1, 1998.

1.39 The term “Prior Coulter Matching Contributions Subaccount” shall mean, with respect to a Beckman Merger Participant, the Subaccount (if any) maintained to record (a) any matching contributions previously made on the Participant’s behalf under the Coulter Plan on or prior to August 31, 1998 that were maintained under the Beckman Savings Plan as of July 12, 2013 (plus any earnings thereon and minus any losses thereon); (b) any additions thereto; and (c) any deductions therefrom, all as determined in accordance with this Plan.

1.40 The term “Cyberex” shall mean Cyberex, Inc. or its successor.

1.41 The term “Davis Plan” shall mean the former Davis Calibration 401(k) Profit Sharing Plan as in effect immediately prior to its merger into the Plan as of July 1, 2010.

1.42 The term “Defined Benefit Plan” shall mean a pension plan that is not a Defined Contribution Plan.

1.43 The term “Defined Contribution Plan” shall mean a plan that provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains, losses, and forfeitures that may be allocated to the participant’s account.

1.44 The term “Disability” shall mean a physical or mental condition arising after an Employee has become a Participant that totally and permanently prevents the Participant from engaging in his or her regular employment duties for his or her Employer, which such disability shall be deemed to be permanent if it is anticipated that it shall last for at least six (6) months. The determination as to whether a Participant is totally and permanently disabled shall be made (i) on medical evidence by a licensed physician designated by the Plan Administrator, (ii) on evidence that the Participant is eligible for disability benefits under any long-term disability plan sponsored by his or her Employer, (iii) on evidence that the Participant is eligible for a Disability Pension under the terms of the Danaher Corporation & Subsidiaries Pension Plan, or (iv) on evidence that the Participant is eligible for total and permanent disability benefits under the Social Security Act.

1.45 The term “Discretionary Employer Contribution” shall mean, with respect to an Employer, a contribution made to the Trust Fund by the Employer pursuant to Sections 3.2 and 4.2 of this Plan.

1.46 The term “Discretionary Percentage” shall mean, with respect to an Employer for a Plan Year, a percentage that shall be determined by the Employer for the Plan Year; provided, however, that the Plan Administrator may determine the Discretionary Percentage for Controlled Group Employers for a Plan Year.

1.47 The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.48 The term “Effective Date” shall mean November 30, 2002, which is the original effective date of this Plan. The effective date of this Amendment and Restatement is July 1, 2013, except as otherwise provided herein.

1.49 The term “Eligible Employee” shall mean, with respect to an Employer for a Plan Year or a portion thereof, an Employee who has met the requirements of Section 2.2 of this Plan.

1.50 The term “Eligible Participant” shall mean, with respect to an Employer for a Plan Year or a portion thereof, an Employee who has met the requirements of Section 2.3 of this Plan.

1.51 The term “Employee” shall mean an individual who is employed by an Employer, is not eligible to participate in any other cash or deferred arrangement, and is classified as a regular employee on the Employer’s U.S. payroll (including an Expatriate whose Home Country is the United States) other than an individual who is included in a unit of employees covered by a collective bargaining agreement; provided, however, that any such individual shall not be considered to be an “Employee” prior to the date as of which his or her Employer became an “Employer;” and further, provided, however, that the term “Employee” shall not include:

(a) any Leased Employee;

(b) any Inpatriate who is otherwise eligible for benefits in his or her Home Country;

(c) any TCN who is otherwise eligible for benefits in a country outside the United States;

(d) any Expatriate who is otherwise eligible for benefits in his or her Host Country;

(e) any individual that an Employer treats as an independent contractor or a leased employee;

(f) any individual who works for an Employer and is paid by a temporary help agency, contract firm, or leasing organization;

(g) any individual who is hired directly by an Employer for a specified period of time as an on-call, irregular, or intermittent worker;

(h) any individual who is a co-op student or an intern and who is hired directly by an Employer; and

(i) any individual who is a bona fide resident of Puerto Rico and any person who performs labor or services primarily within Puerto Rico, regardless of residence for other purposes.

1.52 The term “Employee Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) any amounts transferred from the “Employee Contributions Subaccount” (if any) that was maintained on the Participant’s behalf under the Prior Plan on the Effective Date; (b) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the GLI International Inc. 401(k) Plan as of December 20, 2002; (c) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Quantic Industries, Inc. Profit Sharing and Salary Deferral Plan as of March 31, 2004; (d) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Sybron Dental Specialties, Inc. Savings and Thrift Plan as of December 29, 2006; (e) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Leica Microsystems Inc. 401(k) Savings Plan as of December 29, 2006; (f) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Thrift Plan of Jeneric/Pentron, Incorporated as of July 1, 2009; (g) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the X-Rite Plan as of December 31, 2012; (h) with respect to a Beckman Merger Participant, his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Beckman Savings Plan as of July 12, 2013; (i) any additions thereto; and (j) any deductions therefrom, all as determined in accordance with this Plan.

1.53 The term “Employer” shall mean the Plan Sponsor or any other entity (whether or not an Affiliated Employer of the Plan Sponsor) that, with the consent of the Plan Sponsor, shall adopt this Plan and the Trust Agreement and shall remain an Employer.

1.54 The term “Employer Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) the Participant’s allocable share (if any) of Unilateral Employer Contributions made on his or her behalf; (b) the Participant’s allocable share (if any) of Discretionary Employer Contributions; (c) any amount transferred from the “Employer Contributions Subaccount” (if any) that was maintained on the Participant’s behalf under the Prior Plan as of the Effective Date; (d) any amount transferred from the company retirement subaccount (if any) that was maintained on the Participant’s behalf under the Leica Microsystems Inc. 401(k) Savings Plan as of December 29, 2006; and (e) any additions thereto; and (f) any deductions therefrom, all as determined in accordance with this Plan.

1.55 The term “Employment” shall mean, with respect to an individual, employment of the individual by an Employer or an Affiliated Employer.

1.56 The term “Employment Date” shall mean, with respect to an employee of an Employer, the date that the employee first completes an Hour of Service, where the term “Hour of Service” shall be only as defined in Section 1.73(a) of this Plan.

1.57 The term “Entry Date” shall mean, with respect to an Employee, the later of (a) the date that the individual became an Employee or (b) the date that he or she completed his or her first (1st) Hour of Service.

1.58 The term “Esko Plan” shall mean the former Esko-Graphics, Inc. 401(k) Retirement Plan as in effect immediately prior to its merger into this Plan effective December 30, 2011.

1.59 The term “Excess Compensation” shall mean, with respect to an Eligible Participant for a Plan Year, the portion (if any) of the Eligible Participant’s Basic Compensation for the Plan Year, or, if the Eligible Participant became an Eligible Participant after the first (1st) day of the Plan Year, the portion (if any) of the Eligible Participant’s Basic Compensation while he or she was an Eligible Participant during the Plan Year, that exceeds the taxable wage base under Code Section 3121(a)(1) in effect on the first (1st) day of the Plan Year.

1.60 The term “Excess Deferrals” shall mean, with respect to a Participant for a calendar year, such portion (if any) of the Salary Deferral Contributions made for the calendar year on the Participant’s behalf that the Plan Administrator shall determine pursuant to Section 3.10 of this Plan to be distributable to the Participant pursuant thereto and in accordance with Code Sections 401(a) and 402(g) and the regulations thereunder.

1.61 The term “Expatriate” shall mean an individual who is working for an Employer, whose Home Country is the United States, and who temporarily is assigned to a Host Country and is expected to return to his or her Home Country upon completion of the assignment.

1.62 The term “Five-percent Owner” shall mean, with respect to an Employer for a Plan Year, an individual who, at any time during the Plan Year, owns an interest in the Employer of more than five percent (5%), as determined in accordance with Code Section 416(i)(l).

1.63 The term “Fluke Plan” shall mean the former Fluke Corporation Profit Sharing Plan.

1.64 The term “Forfeiture” shall mean, with respect to an Employer, an amount forfeited from the Account of an Employee or former Employee of the Employer pursuant to Section 3.10(c), Section 5.4, or Appendix B of this Plan.

1.65 The term “Forfeiture Allocation Date” shall mean, with respect to an Employer, the last day of a Quarter or any other Valuation Date during a Plan Year as of which the Plan Administrator shall direct the Trustee that amounts in the Employer’s Forfeitures Account shall be allocated pursuant to Section 4.7 of this Plan.

1.66 The term “Forfeitures Account” shall mean, with respect to an Employer, an account maintained by the Trustee to record (a) the Employer’s Forfeitures that were maintained under the Prior Plan as of the Effective Date; (b) the Forfeitures that arise with respect to Employees or former Employees of such Employer; (c) any additions thereto; and (d) any deductions therefrom, all as determined in accordance with this Plan; provided, however, that, as of the date (if any) that the Employer ceases to be a Controlled Group Employer, (a) any amount in the Employer’s Forfeitures Account shall be allocated among the Forfeitures Accounts of the Employers who are, as of such date, Controlled Group Employers in the manner determined by the Plan Administrator and (b) if the Employer shall remain an Employer for any time after such date, the Employer’s Forfeitures Account shall continue to be maintained for purposes of recording the Forfeitures that arise subsequently with respect to Employees or former Employees of such Employer, which shall be credited to the Accounts of Employees of such Employer in accordance with Article IV of this Plan.

1.67 The term “Genetix Plan” shall mean the former Genetix USA, Inc. 401(k) Plan.

1.68 The term “Hurricane Sandy Need” shall mean, for purposes of Section 6.8 of this Plan, any need of the following two categories of individuals that arises from Hurricane Sandy: (a) an Eligible Employee who has a principal residence or place of employment in one of the FEMA-covered Hurricane Sandy disaster areas on October 26, 2012; or (b) an Eligible Employee’s lineal ascendant or descendant, dependent, or spouse who has a principal residence or place of employment in one of the FEMA-covered Hurricane Sandy disaster areas on October 26, 2012.

1.69 The term “Hach ESOP” shall mean the former Hach Company Employee Stock Ownership Plan,

1.70 The term “Highly Compensated Employee” shall be defined in Subsection (a) below subject to the rules provided in Subsection (b) below:

(a) Definition. With respect to an Employer for a Plan Year, a Highly Compensated Employee of the Employer for the Plan Year shall be an individual described in any of Paragraphs (i) through (iii) below:

(i) An employee who performed services for the Employer during the Plan Year and who, during the preceding Plan Year, received Compensation in excess of eighty thousand dollars ($80,000), as adjusted by the Secretary of the Treasury in accordance with Code Section 414(q)(l); provided, however, that the Plan Administrator may elect, for any Plan Year, to apply the additional requirement that an employee described in this Paragraph shall not be considered to be a Highly Compensated Employee unless he or she was a member of the Top-paid Group for the preceding Plan Year.

(ii) An employee who performed services for the Employer during the Plan Year and who was a Five-percent Owner during the Plan Year or the preceding Plan Year.

(iii) A former employee who separated (or was deemed to have separated) from the service of the Employer prior to the Plan Year, who performed no services for the Employer during the Plan Year, and who was a Highly Compensated Employee for either the Plan Year in which he or she separated from the service of the Employer or any Plan Year ending on or after his or her fifty-fifth (55th) birthday.

(b) Rules. For purposes of this Section, the determination of the Highly Compensated Employees of an Employer for a Plan Year shall be made in accordance with regulations under Code Section 414(q) and Paragraphs (i) through (v) below:

(i) The term “Top-paid Group” shall mean the twenty percent (20%) of the employees of the Employer who received the highest Compensation; provided, however, that, for purposes of determining the employees of the Employer who shall be included in the Top-paid Group for the Plan Year, the following groups of employees shall be excluded: (A) employees who have not completed six (6) months of service; (B) employees who normally work fewer than seventeen and one-half (17 1⁄2) hours per week; (C) employees who normally work during not more than six (6) months during any year; and (D) employees who have not attained age twenty-one (21).

(ii) With respect to an employee or former employee of the Employer for the Plan Year, the term “Compensation” shall include the aggregate of any other elective deferrals made on the individual’s behalf during the Plan Year under any plan maintained by the Employer pursuant to Code Section 401(k) and the aggregate amounts (if any) contributed on his or her behalf during the Plan Year under any plan maintained by the Employer pursuant to Code Section 125.

(iii) The term “Employer” shall include, for purposes of determining an individual’s Compensation and all other purposes other than determining who is a Five-percent Owner, all Affiliated Employers of the Employer.

(iv) The term “employee” shall not include an individual who is a nonresident alien described in Code Section 414(q)(l1).

(v) In determining who is a Highly Compensated Employee, the Employer elects to use calendar year data in accordance with the regulations under Code Section 414(q),

1.71 The term “Home Country” shall mean the country to which an individual’s salary and benefits are tied.

1.72 The term “Host Country” shall mean the country in which the individual is working.

1.73 The term “Hour of Service” shall be defined in Subsection (a) below subject to the rules in Subsection (b) below:

(a) Definition. With respect to an employee of an Employer, an Hour of Service shall be an hour described in any of Paragraphs (i), (ii), or (iii) below:

(i) Each hour for which the employee is paid, or entitled to payment, for the performance of duties for the Employer (a “Performance Hour”).

(ii) Each hour for which the employee is paid, or entitled to payment, by the Employer on account of a period of time during which the employee did not perform duties (irrespective of whether the employment relationship had terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence (an “Absence Hour”).

(iii) Each hour during which the employee performed duties and for which the Employer awards or agrees to back pay, irrespective of mitigation of damages (a “Back-pay Performance Hour”), and each hour during which the employee did not perform or would not have performed duties and for which the Employer awards or agrees to back pay, irrespective of mitigation of damages (a “Back-pay Absence Hour”).

(b) Rules. For purposes of this Section, an employee’s Hours of Service shall be calculated and credited in accordance with Paragraphs (b) and (c) of Section 2530.200b-2 of the United States Department of Labor Regulations and the following:

(i) For purposes of calculating Absence Hours, a payment shall be deemed to be made by, or due to the employee from, the Employer regardless of whether such payment is made by or due from the Employer directly or indirectly through, among others, a trust fund or insurer to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular employees of the Employer or are on behalf of a group of employees of the Employer in the aggregate.

(ii) An Absence Hour shall not be based on a payment to the employee that was made or is due (A) under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws or (B) solely to reimburse the employee for medical or medically related expenses incurred by the employee.

(iii) A Performance Hour or an Absence Hour that is also a Back-pay Performance Hour or a Back-pay Absence Hour, respectively, shall be credited as only one (1) Hour of Service.

(iv) No more than five hundred one (501) Hours of Service shall be credited for a continuous period of Absence Hours or Back-pay Absence Hours, whether or not such period occurs in one (1) or more than one (1) Plan Year or other computation period.

(v) For purposes of Paragraph (b)(1) of Section 2530.200b-2 of the United States Department of Labor regulations, forty (40) Hours of Service shall be credited for each week of Absence Hours or Back-pay Absence Hours.

(vi) The term “Employer” shall include all Affiliated Employers of the Employer.

1.74 The term “Inpatriate” shall mean an individual who is working for an Employer, whose Host Country temporarily is the United States, and whose Home Country is outside the United States.

1.75 The term “Instrumentarium Plan” shall mean the former Instrumentarium Dental Inc. Safe Harbor 40l(k) Plan.

1.76 The term “Joslyn” shall mean Joslyn Corporation or an Affiliated Employer thereof that shall have been participating in the Joslyn Plan as of December 31, 1996.

1.77 The term “Joslyn Plan” shall mean the former Joslyn Corporation & Subsidiaries Savings and Profit Sharing Plan.

1.78 The term “Keithley Plan” shall mean the former Keithley Instruments, Inc. Retirement Savings Trust and Plan as in effect immediately prior to its merger into this Plan effective October 3, 2011.

1.79 The term “Kollmorgen Plan” shall mean the former Kollmorgen Corporation 401(k) Savings & Investment Plan.

1.80 The term “Leased Employee” shall mean any person (other than an employee of the Employer) who pursuant to an agreement between the Employer and any other person (“leasing organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control by the employer. Contributions or benefits provided to a leased employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. A leased employee shall not be considered an employee of the Employer if: (1) such employee is covered under a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10% of Compensation, (ii) immediate participation, and (iii) full and immediate vesting; and (2) leased employees do not constitute more than 20% of the Employer’s nonhighly compensated work force.

1.81 The term “Life Annuity” shall mean, with respect to a Participant or the spouse of a deceased Participant, a series of monthly payments to the Participant or spouse for his or her life under which the last payment shall be made as of the first day of the month in which the Participant or spouse dies.

1.82 The term “Matching Contribution” shall mean, with respect to a Participant, a contribution made to the Trust Fund on the Participant’s behalf by his or her Employer with respect to Plan Years beginning prior to January 1, 2011.

1.83 The term “Prior Employer Matching & RAP Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) any amount transferred from the “Matching Contributions Subaccount” (if any) that was maintained on the Participant’s behalf under the Prior Plan as of the Effective Date; (b) the Matching Contributions made on his or her behalf for Plan Years beginning prior to January 1, 2011; (c) with respect to a Beckman Terminated Merger Participant, any amounts credited to the Participant’s “Company Matching Contributions Subaccount” (if any) under the Beckman Savings Plan as of July 12, 2013; (d) with respect to a Beckman Terminated Merger Participant, any amounts credited to the Participant’s account under the Beckman RAP I and the Beckman RAP II as of July 12, 2013; (e) any additions thereto; and (f) any deductions therefrom, all as determined in accordance with this Plan.

1.84 The term “MEI Plan” shall mean the former Motion Engineering 401(k) Plan.

1.85 The term “Merged Kollmorgen Plan” shall mean either the former Kollmorgen Employees’ Defined Contribution Retirement Plan as in effect on December 31, 1990 or the Sierracin Corporation 401(k) Savings Plan as in effect on July 1, 1998.

1.86 The term “Newtown Plan” shall mean the former Newtown Manufacturing Company, Inc., Money Purchase Pension Plan.

1.87 The term “Nonforfeitable Account” shall mean, with respect to a Participant, the portion (if any) of the Participant’s Account that is nonforfeitable as determined pursuant to Article V of this Plan.

1.88 The term “Normal Retirement Date” shall mean, with respect to a Participant, the date of the Participant’s sixty-fifth (65th) birthday. A Participant’s Normal Retirement Age shall be age sixty-five (65).

1.89 The term “One-year Break in Service” shall mean, with respect to a Participant, the first three hundred sixty-five (365) consecutive days during the Participant’s latest Period of Severance, which such One-year Break in Service shall be deemed to occur as of the three hundredth and sixty-fifth (365th) such day.

1.90 The term “Participant” shall mean an Employee or former Employee who is participating in this Plan pursuant to Article II of this Plan.

1.91 The term “Payroll Period” shall mean, with respect to an Employee, a period with respect to which the Employee receives a payroll check or otherwise is paid for services that he or she performs during the period for an Employer.

1.92 The term “Period of Severance” shall mean, with respect to a Participant as of a Reemployment Date, the period of time between the Participant’s last preceding Severance from Service Date and such Reemployment Date; provided, however, that, with respect to a Participant whose Severance from Service Date occurred as a result of an absence that constituted a Parental Leave, solely for purposes of determining the Participant’s Period of Severance, the Participant’s Severance from Service Date shall be deemed to be the second (2nd) anniversary of the date that the Participant’s absence began, or, if earlier, the date that the Participant’s Employment terminated; where, for purposes of this Section, the term “Parental Leave” shall mean a period of the Participant’s absence from Employment because of (a) the Participant’s pregnancy, (b) the birth of his or her child, (c) the placement of a child with the Participant for adoption, or (d) the care of his or her child for a period immediately following the child’s birth or placement; provided that the Plan Administrator may require, on a uniform and nondiscriminatory basis, that the Participant timely furnish to the Plan Administrator such information as may reasonably be required for the Plan Administrator to determine that the Participant’s absence qualifies as a Parental Leave and to calculate the number of days of such Parental Leave.

1.93 The term “Plan” shall mean this Danaher Corporation & Subsidiaries Savings Plan, as it may be amended from time to time.

1.94 The term “Plan Administrator” shall mean the Benefits Committee of the Plan Sponsor that shall be charged with the general responsibility for the administration of this Plan pursuant to Article VII.

1.95 The term “Plan Sponsor” shall mean Danaher Corporation, with principal offices located in Washington, D.C., and its successors and assigns.

1.96 The term “Plan Year” shall mean the twelve (12)-consecutive-month period ending on a December 31. The Plan Year shall constitute the “limitation year” for purposes of Code Section 415.

1.97 The term “Prior Employer Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained to record (a) any amounts transferred from the “Prior Employer Contributions Subaccount” (if any) that was maintained on the Participant’s behalf under the Prior Plan as of the Effective Date; (b) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the GLI International Inc. 401(k) Plan as of December 20, 2002; (c) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Reliable Power Meters Inc. 401(k) Profit Sharing Plan as of December 26, 2002; (d) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Hydrolab Corporation 401(k) Plan as of December 26, 2002; (e) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Orbisphere Laboratories Overseas 401(k) Plan as of July 1, 2003; (f) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Environmental Test Systems, Inc. 401(k) Plan as of July 1, 2003; (g) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Willett America, Inc. 401(k) Savings Plan as of September 30, 2003; (h) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thomson Retirement Savings Plan as of December 31, 2003; (i) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Quantic Industries, Inc. Profit Sharing and Salary Deferral Plan as of March 31, 2004; (j) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the ELE International, LLC Savings and Retirement 401(k) Plan as of June 1, 2004; (k) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Radiometer America Inc. Retirement Savings Plan as of December 31, 2004; (l) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the SenDx Medical, Inc. 401(k) Savings and Investment Plan as of December 31, 2004; (m) any employer contributions and any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the MEI Plan as of December 31, 2004; (n) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the KaVo Retirement Plan as of January 3, 2005; (o) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Accu-Sort Systems, Inc. Profit Sharing 401(k) Plan as of January 3, 2005; (p) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the OECO Employees’ Qualified Savings Plan as of December 30, 2005; (q) any employer contributions and any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Visual Networks Plan as of June 1, 2006; (r) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Marsh-McBirney, Inc. 401(k) Plan as of September 29, 2006; (s) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Sybron Dental Specialties, Inc. Savings and Thrift Plan as of December 29, 2006; (t) any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Leica Microsystems Inc. 401(k) Savings Plan as of December 29, 2006; (u) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Innova Corp. 401(k) Profit Sharing Plan & Trust as of April 30, 2007; (v) any matching contributions and any qualified non-elective contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Datapaq 401(k) Plan as of October 12, 2007; (w) any employer contributions and any prior money purchase pension plan contributions previously contributed under the Chemtreat, Inc. Employee Stock Ownership Plan and Trust Agreement (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Chemtreat, Inc. 401(k) Profit Sharing Retirement Plan as of December 31, 2007; (x) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Comark Instruments, Inc. Savings and Profit Sharing Plan as of January 2, 2008;

(y) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Vision BioSystems, Inc. 401(k) Plan as of January 2, 2008; (z) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thrift Plan of Jeneric/Pentron, Incorporated as of July 1, 2009; (aa) any employer contributions, any matching contributions, and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the TEK Plan as of January 5, 2010; (bb) any employer contributions, any matching contributions, and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Davis Plan as of July 1, 2010; (cc) any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Arbor Networks Plan as of December 31, 2010; (dd) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Genetix Plan as of January 3, 2011; (ee) any employer contributions, any matching contributions, and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Instrumentarium Plan as of January 3, 2011; (ff) any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Adcon Plan as of August 15, 2011; (gg) any employer contributions, any matching contributions, and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Keithley Plan as of October 3, 2011; (hh) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Esko Plan as of December 30, 2011; (ii) any employer contributions including any prior money purchase pension plan contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Chemtreat ESOP as of November 30, 2012; (jj) any employer contributions, any matching contributions, and contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the X-Rite Plan as of December 31, 2012; (kk) any employer contributions, any matching contributions, and contributions representing MyTime benefits (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the X-Rite Plan as of December 31, 2012; (11) with respect to a Beckman Active Merger Participant, any employer contributions designated under the Beckman Savings Plan as “Coulter Flex Plan contributions,” “Coulter Profit Sharing contributions,” and “Retirement Plus contributions,” any matching contributions, and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (mm) with respect to a Beckman Terminated Merger Participant, any employer contributions designated under the Beckman Savings Plan as “Coulter Flex Plan contributions” and “Coulter Profit Sharing contributions,” and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (nn) with respect to a Beckman Active Merger Participant, any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman RAP I and the Beckman RAP II as of July 12, 2013; (oo) any additions thereto; and (pp) any deductions therefrom, all as determined in accordance with this Plan.

1.98 The term “Prior Matching Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained to record (a) any amounts transferred from the “Prior Matching Contributions Subaccount” (if any) that was maintained on the Participant’s behalf under the Prior Plan as of the Effective Date; (b) any additions thereto; and (c) any deductions therefrom, all as determined in accordance with this Plan.

1.99 The term “Prior Plan” shall mean, with respect to a Participant, the Danaher Corporation & Subsidiaries Retirement and Savings Plan as in effect on the Effective Date.

1.100 The term “Prior Plan Employee” shall mean an individual who was an “Employee” under the Prior Plan, as the term “Employee” is defined therein, prior to the Effective Date.

1.101 The term “Qualified Annuity” shall mean, with respect to a Participant, (a) a Life Annuity payable to the Participant if he or she shall not have a spouse as of his or her Benefit Commencement Date or (b) a Qualified Joint and Survivor Annuity payable to the Participant and his or her spouse if the Participant shall have a spouse as of his or her Benefit Commencement Date.

1.102 The term “Qualified Joint and Survivor Annuity” shall mean, with respect to a Participant and his or her spouse on the Participant’s Benefit Commencement Date, a Life Annuity payable to the Participant and, commencing as of the first day of the month next succeeding the month in which the Participant’s death occurs, a Life Annuity payable to the spouse (if then living) under which the monthly payment to the spouse shall equal fifty percent (50%) of the monthly payment to the Participant.

1.103 The term “Qualified Pre-retirement Survivor Annuity” shall mean, with respect to the spouse of a deceased Participant, a Life Annuity payable to the spouse as of his or her Benefit Commencement Date, which shall be based on fifty percent (50%) of the Participant’s Account or Subaccount with respect to which the spouse shall be entitled to receive such annuity; provided, however, that the spouse of a deceased Participant who was a participant in the Newtown Plan shall receive a Life Annuity as of his or her Benefit Commencement Date, which shall be based on one hundred percent (100%) of the Participant’s Prior Employer Contributions Subaccount.

1.104 The term “Quarter” shall mean a three (3)-month period beginning on a January 1st, April 1st, July 1st, or October 1st.

1.105 The term “Reemployment Date” shall mean, with respect to a former employee of an Employer who has incurred a Severance from Service Date, the date (if any) following the Severance from Service Date that the individual first completes an Hour of Service, where the term “Hour of Service” shall be defined only as in Section 1.73(a) of this Plan.

1.106 The term “Required Beginning Date” shall mean, with respect to a Participant or a deceased Participant, for purposes of determining minimum distributions for calendar years beginning with the 2007 calendar year, April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1⁄2 or the calendar year in which the Participant terminates Employment, except that minimum distributions to a Five-percent Owner (as defined in Section 10.2(d) of the Plan) shall commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70 1⁄2. Any Employee who attained age 70 1⁄2 in years prior to 2007 may elect to stop distributions and later recommence distributions by April 1 of the calendar year following the calendar year in which the Employee terminates Employment and there shall be no new Benefit Commencement Date upon recommencement unless Section 6.4 of the Plan applies with respect to a Prior Employer Contributions Subaccount.

1.107 The term “Roth 401(k) Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Arbor Networks Plan as of December 31, 2010; (b) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Adcon Plan as of August 15, 2011; (c) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Keithley Plan as of October 3, 2011; (d) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Esko Plan as of December 30, 2011; (e) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Aperio Technologies, Inc. 401(k) Plan as of April 5, 2013; (f) any additions thereto; and (g) any deductions therefrom, all as determined in accordance with this Plan.

1.108 The term “Roth Rollover Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Arbor Networks Plan as of December 31, 2010; (b) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Adcon Plan as of August 15, 2011; (c) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Keithley Plan as of October 3, 2011; (d) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Esko Plan as of December 30, 2011; (e) any additions thereto; and (f) any deductions therefrom, all as determined in accordance with this Plan.

1.109 The term “Safe Harbor Matching Contribution” shall mean, with respect to a Participant, a contribution made to the Trust Fund on the Participant’s behalf by his or her Employer pursuant to Sections 3.4 and 4.4 of this Plan.

1.110 The term “Safe Harbor Matching Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) the Safe Harbor Matching Contributions made on his or her behalf; (b) any additions thereto; and (c) any deductions therefrom, all as determined in accordance with this Plan.

1.111 The term “Salary Deferral Contribution” shall mean, with respect to a Participant, an amount of the Participant’s Basic Compensation that is contributed on his or her behalf to the Trust Fund pursuant to Sections 3.3 and 4.3 of this Plan.

1.112 The term “Salary Deferral Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained to record (a) any amounts transferred from the “Salary Deferral Contributions Subaccount” (if any) that was maintained on the Participant’s behalf under the Prior Plan as of the Effective Date; (b) the Salary Deferral Contributions made on the Participant’s behalf; (c) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the GLI International Inc. 401(k) Plan as of December 20, 2002; (d) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Reliable Power Meters Inc. 401(k) Profit Sharing Plan as of December 26, 2002; (e) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Hydrolab Corporation 401(k) Plan as of December 26, 2002; (f) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Orbisphere Laboratories Overseas 401(k) Plan as of July 1, 2003; (g) any salary deferral contributions (plus earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Environmental Test Systems, Inc. 401(k) Plan as of July 1, 2003; (h) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Raytek, Inc. 401(k) Plan as of September 30, 2003; (i) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Willett America, Inc. 401(k) Savings Plan as of September 30, 2003; (j) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thomson Retirement Savings Plan as of December 31, 2003; (k) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Quantic Industries, Inc. Profit Sharing and Salary Deferral Plan as of March 31, 2004; (1) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the ELE International, LLC Savings and Retirement 401(k) Plan as of June 1, 2004; (m) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Radiometer America Inc. Retirement Savings Plan as of December 31, 2004; (n) any Salary Deferral Contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the SenDx Medical, Inc. 401(k) Savings and Incentive Plan as of December 31, 2004; (o) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the KaVo Retirement Plan as of January 3, 2005; (p) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Accu-Sort Systems, Inc. Profit Sharing 401(k) Plan as of January 3, 2005; (q) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the OECO Employees’ Qualified Savings Plan as of December 30, 2005; (r) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Marsh-McBirney Inc. 401(k) Plan as of September 29, 2006; (s) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Sybron Dental Specialties, Inc. Savings and Thrift Plan as of December 29, 2006; (t) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Leica Microsystems Inc. 401(k) Savings Plan as of December 29, 2006; (u) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Innova Corp. 401(k) Profit Sharing Plan & Trust as of April 30, 2007; (v) any salary deferral contributions (plus any earnings thereon and minus any losses thereon)

that were maintained on the Participant’s behalf under the Datapaq 401(k) Plan as of October 12, 2007; (w) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Chemtreat, Inc. 401(k) Profit Sharing Retirement Plan as of December 31, 2007; (x) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Comark Instruments, Inc. Savings and Profit Sharing Plan as of January 2, 2008; (y) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Vision BioSystems, Inc. 401(k) Plan as of January 2, 2008; (z) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thrift Plan of Jeneric/Pentron, Incorporated as of July 1, 2009; (aa) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the TEK Plan as of January 5, 2010; (bb) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Davis Plan as of July 1, 2010; (cc) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Arbor Networks Plan as of December 31, 2010; (dd) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Genetix Plan as of January 3, 2011; (ee) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Instrumentarium Plan as of January 3, 2011; (ff) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Adcon Plan as of August 15, 2011; (gg) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Keithley Plan as of October 3, 2011; (hh) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Esko Plan as of December 30, 2011; (ii) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the X-Rite Plan as of December 31, 2012; (jj) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Aperio Technologies, Inc. 401(k) Plan as of April 5, 2013; (kk) with respect to a Beckman Merger Participant, any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (ll) any additions thereto; and (mm) any deductions therefrom, all as determined in accordance with this Plan.

1.113 The term “Salary Deferral Limit” shall mean, with respect to a calendar year, the amount determined in accordance with the following table, as may be adjusted under Code Section 402(g)(4), except to the extent permitted under Article XII of this Plan and Code Section 414(v):

CALENDAR YEAR	SALARY DEFERRAL LIMIT
2006 or thereafter	$15,000

1.114 The term “Severance from Service Date” shall mean, with respect to a Participant who becomes absent from Employment (with or without compensation), the date determined in accordance with Subsection (a) or (b) below, as applicable, except as otherwise provided in Subsection (c) below, if and as applicable:

(a) If the Participant’s absence resulted from the termination of his or her Employment because the Participant quit, was discharged, retired, or died, the date of such termination of his or her Employment.

(b) If the Participant’s absence did not result from the termination of his or her Employment as described in Subsection (a) above, the earlier of the date that his or her Employment subsequently terminates, as described in Subsection (a), or the date determined in accordance with Paragraph (i) or (ii) below, as applicable:

(i) If the Participant’s absence constituted an authorized leave of absence, the date one (1) year following the expiration thereof if the Participant shall have failed to return to Employment from such leave of absence without reasonable cause, as determined by the Employer or Affiliated Employer; or

(ii) The first (1st) anniversary of the first day of the Participant’s absence if Paragraph (i) above is not applicable.

(c) Notwithstanding Subsections (a) and (b) above, the Participant shall not be deemed to have incurred a Severance from Service Date if:

(i) The Participant completes at least one (1) Hour of Service within the twelve (12)-month period beginning on the earlier of the date that the Participant’s Employment terminated or the date that the Participant’s absence from Employment began, where the term “Hour of Service” shall be defined only as in Section 1.73(a) of this Plan; or

(ii) The Participant entered service in the armed forces of the United States and the Participant becomes an Employee again within the period of time required by USERRA to preserve his or her reemployment rights.

1.115 The term “Subaccount” shall mean, with respect to a Participant, any of the following subaccounts as may be maintained on the Participant’s behalf by the Trustee in accordance with the terms of this Plan: (a) an Employer Contributions Subaccount, (b) a Salary Deferral Contributions Subaccount, (c) a Prior Employer Matching & RAP Contributions Subaccount, (d) Safe Harbor Matching Contributions, (e) an Employee Contributions Subaccount, (f) a Transferred Contributions Subaccount, and (g) any other Subaccount as the Trustee may maintain on the Participant’s behalf as the Plan Administrator may deem necessary.

1.116 The term “Substantial Corporate Change” shall mean, with respect to a Participant, the first of any of the following events to occur after July 4, 2010: (i) sale of all or substantially all (at least 85%) of the consolidated assets of Apex to one or more individuals, entities, or groups acting together, (ii) a person, entity, or group acting together acquires or attains ownership of more than 50% of the total voting power of Apex’s then-outstanding securities or interests (on an as-converted and as-exercised basis) eligible to vote to elect, or to appoint or designate, members of Apex’s governing body (“Company Voting Securities”), or (iii) completion of a merger, consolidation, or reorganization of Apex with or into any other entity unless the holders of the

Company Voting Securities outstanding immediately before such completion hold securities that represent immediately after such merger, consolidation or reorganization at least 50% of the combined voting power of the then outstanding securities or interests (on an as-converted and as-exercised basis) of either Apex or the other surviving entity or its ultimate parent eligible to vote to elect, or to appoint or designate, members of the board of directors or other similar governing body of the applicable such entity. Notwithstanding the above, even if other tests are met, no Substantial Corporate Change shall be deemed to have occurred under any circumstance in which Apex files for bankruptcy protection or is reorganized following a bankruptcy filing. Also, notwithstanding the above, no Substantial Corporate Change shall be deemed to have occurred by reason of any transaction (or series of related transactions) if, as a result thereof, all or substantially all (at least 85%) of the consolidated assets of Apex, or more than 50% of the combined voting power of the Company Voting Securities, or otherwise control of Apex (through ownership of voting securities, by contract or otherwise) are or is acquired or obtained by either the Plan Sponsor (or its Affiliated Employers) or Cooper Industries plc (or any of its direct or indirect subsidiaries), or any of their respective successors in interest.

1.117 The term “TCN” shall mean an individual from one country who is working temporarily in a second country for an Employer headquartered in a third country.

1.118 The term “TEK Plan” shall mean the former Tektronix 401(k) Plan.

1.119 The term “Transferred Contribution” shall mean, with respect to a Participant, an amount rolled over or trustee-to-trustee transferred to the Trust Fund on the Participant’s behalf pursuant to Section 3.6 of this Plan.

1.120 The term “Transferred Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) any amounts transferred from the “Transferred Contributions Subaccount” (if any) that were maintained on the Participant’s behalf under the Prior Plan as of the Effective Date; (b) the Transferred Contributions made on his or her behalf; (c) with respect to a Beckman Merger Participant, any Beckman Rollover Contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (d) with respect to a Beckman Merger Participant, any Coulter Pension Plan Contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (e) any additions thereto; and (f) any deductions therefrom, all as determined in accordance with this Plan.

1.121 The term “Trust Agreement” shall mean the Trust Agreement Between Danaher Corporation and Fidelity Management Trust Company, as it may be amended from time to time, whereby the Trustee holds the assets of this Plan.

1.122 The term “Trust Fund” shall mean all cash, securities, life insurance, and real estate, and any and all other property held by the Trustee pursuant to the terms of the Trust Agreement, any additions thereto and any deductions therefrom.

1.123 The term “Trustee” shall mean the trustee or trustees designated in the Trust Agreement or designated pursuant to any procedure therefor provided in the Trust Agreement.

1.124 The term “Unilateral Employer Contribution” shall mean, with respect to an Employer, a contribution made to the Trust Fund by the Employer pursuant to Sections 3.1 and 4.1 of this Plan.

1.125 The term “USERRA” shall mean the Uniformed Services Employment and Reemployment Act of 1994, as it may be amended from time to time, or any subsequent corresponding law.

1.126 The term “Valuation Date” shall mean the last day of a calendar month.

1.127 The term “Valuation Period” shall mean the time period beginning on the day after a Valuation Date and ending on the next succeeding Valuation Date.

1.128 The term “Visual Networks Plan” shall mean the former Visual Networks 401(k) Plan.

1.129 The term “Willett Plan” shall mean the former Willett America, Inc. 401(k) Savings Plan.

1.130 The term “X-Rite” shall mean X-Rite, Incorporated or its Affiliated Employer thereof that shall have been participating in the X-Rite Plan as of December 31, 2012.

1.131 The term “X-Rite Plan” shall mean the former X-Rite, Incorporated Retirement Savings Plan as in effect immediately prior to its merger into this Plan effective December 31, 2012.

1.132 The term “Year of Service” shall mean, with respect to a Participant, the first three hundred sixty-five (365) consecutive days during the Participant’s Continuous Service or any subsequent period of three hundred sixty-five (365) consecutive days during his or her Continuous Service.

In addition, employment with Apex on and after July 4, 2010 shall be considered employment with an Employer, and such Employee shall be given credit for Years of Service based on the Employee’s employment with Apex on and after July 4, 2010, if the Employee meets both of the following requirements: (i) Employee was hired during the period beginning on July 4, 2010 and ending on the earlier of (A) July 3, 2015 or (B) the occurrence of a Substantial Corporate Change and (ii) the Employee was employed by Apex immediately prior to being hired by his or her Employer.

In addition, any Employee of Tektronix, Inc. (“Tektronix”) shall be given credit for Years of Service based on the Employee’s employment with Honeywell International Inc. (“Honeywell”) provided that the Employee meets of the following four (4) requirements: (i) the Employee was employed by Honeywell immediately prior to his or her employment with Tektronix; (i) the Employee’s employment with Honeywell shall have been terminated as a direct result of Tektronix being awarded the calibration contract for Honeywell as set forth in that certain Master Services Agreement, Honeywell Agreement Number RDST0441, between Honeywell International Inc. and Tektronix, Inc., as executed on November 8, 2011 (the “Contract”); (iii) the Employee shall become an Employee of Tektronix within two (2) months of the opening of a new Honeywell location pursuant to the terms of the Contract; and (iv) the Employee’s date of hire with Tektronix shall have occurred on or before the termination of the Contract.

ARTICLE II

PARTICIPATION

2.1 Commencement of Participation. Subject to Section 2.6 of this Plan, an Employee shall become a Participant on the earliest date specified in Subsections (a) through (d) below, if and as applicable:

(a) Eligible Employee Electing Salary Deferral Contributions. An Employee shall become a Participant on the later of (i) the date as of which he or she becomes an Eligible Employee pursuant to Section 2.2 of this Plan or (ii) the date as of which he or she first has in effect an election relating to Salary Deferral Contributions pursuant to Section 3.3 of this Plan.

(b) Prior Plan Participant. An individual whose participation in the Prior Plan terminated due to the fact that an amount was transferred to the Trust Fund representing the account maintained on the individual’s behalf under the Prior Plan shall become a Participant on the Effective Date.

(c) Eligible Participant. An Employee shall become a Participant on the date as of which he or she becomes an Eligible Participant pursuant to Section 2.3 of this Plan.

(d) Employee with Transferred Contributions. An Employee who makes, or on whose behalf is made, a Transferred Contribution to this Plan shall become a Participant as of the date of the Trustee’s receipt of such Transferred Contribution.

2.2 Participation as an Eligible Employee. Subject to Sections 2.4 and 2.5 of this Plan:

(a) In General. An Employee shall become an Eligible Employee on his or her Entry Date, provided that the individual is an Employee on such Entry Date.

(b) Employees on Effective Date. Notwithstanding Subsection (a) above, the date that an Employee shall become an Eligible Employee shall be the Effective Date if such date is later than the date determined pursuant to Subsection (a) above.

2.3 Participation as an Eligible Participant. Subject to Sections 2.4 and 2.5 of this Plan, an Employee shall become an Eligible Participant on the anniversary of his or her Entry Date that coincides with or next follows the later of (a) the date that the individual became an Employee or (b) the date that he or she completed one (1) Year of Service uninterrupted by a One-year Break in Service, provided that the individual is an Employee on such anniversary. Notwithstanding the foregoing, the date that an Employee shall become an Eligible Participant shall be the Effective Date if such date is later than the date determined pursuant to the foregoing sentence. Notwithstanding the foregoing, the following additional rules shall apply: (i) effective November 12, 2008, employees of Sea-Bird Electronics, Inc. (“Sea-Bird”) who were actively employed by Sea-Bird on November 11, 2008 shall be “Eligible Participants” as defined in the Plan for purposes of any contribution and allocation of Unilateral Employer Contribution, Discretionary Employer Contribution, and Matching Contributions under Sections 3.1, 3.2, 3.4, 4.1, 4.2, and 4.4 of the Plan on and after November 12, 2008; (ii) any Employee of Tektronix, Inc. on December 31, 2009 shall become an Eligible Participant on January 1, 2010; (iii) any Employee of Davis Inotek Instruments, LLC d/b/a Davis

Calibration on June 30, 2010 shall become an Eligible Participant on July 1, 2010; (iv) any Employee of Instrumentarium Dental, Inc. on December 31, 2010 and any Employee of Genetix USA, Inc. on December 31, 2010 shall become an Eligible Participant on January 1, 2011; (v) any Employee of Keithley Instruments, Inc. on September 30, 2011 shall become an Eligible Participant on October 1, 2011; (vi) any Employee of Esko-Graphics, Inc. on December 30, 2011 shall become an Eligible Participant on January 1, 2012; (vii) any Employee of X-Rite on December 31, 2012 shall become an Eligible Participant on January 1, 2013; and (viii) any Employee of Beckman on June 30, 2013 shall become an Eligible Participant on July 1, 2013, provided that the individual is an Employee on July 1, 2013.

2.4 Former Employee.

(a) Subject to Subsection (b) below, in the case of a former Employee who did not become an Eligible Employee pursuant to Section 2.2 of this Plan or who did not become an Eligible Participant pursuant to Section 2.3 of this Plan, as applicable, solely because he or she was not an Employee on the date as of which he or she would have become an Eligible Employee or an Eligible Participant pursuant to Section 2.2 or Section 2.3, as the case may be, the individual shall become an Eligible Employee or an Eligible Participant, as applicable, on the later of (a) such date or (b) his or her Reemployment Date.

(b) If a rehired Employee who had no nonforfeitable right to his or her Employer Contributions Subaccount and his or her Prior Employer Matching & RAP Contributions Subaccount is rehired after incurring a period of consecutive One-year Breaks in Service equal to or greater than (A) five or (B) the aggregate number of Years of Service he earned before such period of One-year Breaks in Service, such Employee shall be considered to be a new Employee as of his Reemployment Date, and any Years of Service he completed prior to such period of One-year Breaks in Service shall be disregarded in determining his Years of Service for purposes of Section 2.3 above as a rehired Employee.

2.5 Former Eligible Employee or Former Eligible Participant. A former Employee who once was an Eligible Employee or an Eligible Participant shall again become an Eligible Employee or an Eligible Participant, respectively, on the date that he or she completes his or her first (1st) Hour of Service as a rehired Employee.

2.6 Participant in the Prior Plan. An individual who was not a Participant on the Effective Date, but who was a participant in the Prior Plan during any time period ending before the Effective Date, shall become a Participant on any such date as coincides with or follows the Effective Date that such individual completes his or her first (1st) Hour of Service as an Employee.

2.7 Termination of Participation.

(a) Eligible Employee. An Eligible Employee who ceases being an Employee shall cease being an Eligible Employee.

(b) Eligible Participant. An Eligible Participant who ceases being an Employee shall cease being an Eligible Participant.

(c) Participant. A Participant shall cease being a Participant on the earlier of (i) the date of his or her death or (ii) the date as of which an Account is no longer maintained for him or her.

(d) Puerto Rico Participants. Effective as of December 31, 2011, pursuant to Rev. Rul. 2008-40 and Rev. Rul. 2011-1, the Accounts of all Participants who are bona fide residents of Puerto Rico and persons who perform labor or services primarily within Puerto Rico, regardless of residence for other purposes (the “Puerto Rico Participants”), shall be transferred from the Plan and its Trust Fund to the Beckman Coulter Puerto Rico, Inc. Savings Plan and its associated trust, which are qualified and exempt from taxation under PR Code Sections 1165(a) and 1165(e). Accordingly, each Puerto Rico Participant shall cease to be an Employee, an Eligible Employee, an Eligible Participant, and a Participant as of December 31, 2011 coincident with such transfer of Accounts.

ARTICLE III

CONTRIBUTIONS

3.1 Unilateral Employer Contributions. With respect to each Employer that shall be a Contributing Employer for purposes of this Section, as of each Valuation Date, (a) a Unilateral Employer Contribution shall be made on behalf of the group of individuals each of whom shall have been an Eligible Participant of the Employer at any time during the Valuation Period ending on the Valuation Date in an amount equal to a percentage of the Eligible Participant’s Basic Compensation for the Valuation Period as the Plan Administrator in its sole discretion may determine for all Controlled Group Employers, where such percentage shall be greater than or equal to zero percent (0%) and less than or equal to two percent (2%) of the aggregate Basic Compensation of such Eligible Participants for such Valuation Period; and (b) as soon as administratively possible after the Valuation Date, the Employer shall pay to the Trustee an amount equal to the Unilateral Employer Contribution so determined for the respective Valuation Period; provided, however, that, if the Valuation Date is a Forfeiture Allocation Date for the Employer, the Employer shall pay to the Trustee an amount equal to the excess (if any) of such Unilateral Employer Contribution over the balance (if any) in the Employer’s Forfeitures Account as of such Valuation Date.

3.2 Discretionary Employer Contributions. With respect to each Employer that shall be a Contributing Employer for purposes of this Section, if the Discretionary Percentage for the Employer for a Plan Year exceeds zero percent (0%), as of the last day of the Plan Year, (a) a Discretionary Employer Contribution shall be made on behalf of the group of individuals each of whom shall have been an Eligible Participant of the Employer on the last day of such Plan Year and shall have Excess Compensation for the Plan Year in an amount equal to the Discretionary Percentage multiplied by the aggregate Excess Compensation of such Eligible Participants for such Plan Year; and (b) as soon as administratively possible after the last day of the Plan Year, the Employer shall pay to the Trustee an amount equal to the Discretionary Employer Contribution so determined; provided, however, that, if the last day of the Plan Year is a Forfeiture Allocation Date for the Employer, the Employer shall pay to the Trustee an amount equal to the excess (if any) of such Discretionary Employer Contribution over the difference (if positive) between (a) the balance in the Employer’s Forfeitures Account (if any) as of such date and (b) any amount thereof as shall have been earmarked as of such date to be used as all or part of the Employer’s Unilateral Employer Contribution (if any) for the Valuation Period then ending pursuant to Section 3.1 of this Plan and/or the Employer’s Matching Contributions (if any) for the Valuation Period then ending pursuant to Section 3.4 of this Plan.

3.3 Salary Deferral Contributions.

(a) Right to Defer. Subject to this Section, an Eligible Employee of an Employer that shall be a Contributing Employer for purposes of this Section may elect to have a percentage of his or her Basic Compensation for each Payroll Period during which he or she shall be an Eligible Employee and shall have in effect an election with respect thereto withheld by his or her Employer and paid to the Trust Fund as a Salary Deferral Contribution. The designated percentage of an Eligible Employee’s Basic Compensation that he or she may elect to have withheld as a Salary Deferral Contribution shall be a whole percentage between one percent (1%) and seventy-five percent (75%), inclusive.

(b) Elections. Subject to any procedures established by the Plan Administrator pursuant to Subsection (d) below, a Participant may make, change, or revoke an election with respect to Salary Deferral Contributions only as described in Paragraphs (i) through (iii) below:

(i) Initial Election and Changes. An Eligible Employee may make his or her initial election to have Salary Deferral Contributions made on his or her behalf by properly completing an election form and filing it with the Plan Administrator. Such initial election shall be effective for successive Payroll Periods starting with the Payroll Period that begins on or as soon as administratively possible after the Eligible Employee’s Entry Date or, if the Eligible Employee has not filed a properly completed election form with the Plan Administrator by such date, starting with the Payroll Period that begins on or as soon as administratively possible after the Eligible Employee files a properly completed election form with the Plan Administrator so long as the Eligible Employee remains an Eligible Employee on the first (1st) day of such Payroll Period.

An Eligible Employee who has in effect an election to have Salary Deferral Contributions made on his or her behalf may change such election by properly completing an election form and filing it with the Plan Administrator. Such election shall be effective for successive Payroll Periods starting with the Payroll Period beginning as soon as administratively possible on or after the Eligible Employee files the election form with the Plan Administrator so long as the individual remains an Eligible Employee on the first day of such Payroll Period.

(ii) Revocations. An Eligible Employee may at any time revoke an existing election with respect to Salary Deferral Contributions by filing with the Plan Administrator a new election form that provides for such revocation. Any such revocation shall be effective for Payroll Periods beginning as soon as administratively possible after the date that the Eligible Employee files the election form with the Plan Administrator.

(iii) Deemed Elections. Except as otherwise provided by the Plan Administrator, the Salary Deferral Contributions designated to be made on behalf of an Eligible Employee on the last election form properly completed by the Eligible Employee and filed with the Plan Administrator shall continue until the earlier of (A) the date that the individual ceases to be an Eligible Employee or (B) the effective date of a subsequent election form with respect to Salary Deferral Contributions properly completed by the Eligible Employee and filed with the Plan Administrator.

(c) Employer Withholding and Transmittal to Trust Fund. Each Employer who has Eligible Employees on whose behalf elections with respect to Salary Deferral Contributions shall be in effect for a Payroll Period shall withhold the designated Salary Deferral Contribution from each such Eligible Employee’s Basic Compensation in accordance with the respective such election. Then, as soon as administratively possible after each Valuation Date, the Employer shall pay to the Trustee the aggregate Salary Deferral Contributions that were withheld from its Eligible Employees’ Basic Compensation for the Valuation Period that ends on such date; provided, however, that, notwithstanding an election with respect to Salary Deferral Contributions made by a Highly Compensated Eligible Employee, the Plan Administrator may take any such actions as the Plan Administrator may determine to be necessary or desirable in order to avoid distributions of Excess Contributions pursuant to Appendix B, including, but not limited to, prohibiting the payment to the Trustee of Salary Deferral Contributions that would otherwise be so paid on behalf of the Highly Compensated Eligible Employee for the remainder of a Plan Year and specifying the amount of any Salary Deferral Contribution that would otherwise be paid to the Trustee on behalf of the Highly Compensated Eligible Employee as may be so paid.

(d) Election Form Procedures. The Plan Administrator shall adopt and may amend procedures to be followed by Eligible Employees in electing to make, to change, or to revoke Salary Deferral Contributions and, pursuant thereto, may, among other actions, format election forms, establish deadlines for elections, develop an approval process for elections, and determine the methods under which a Participant’s Salary Deferral Contributions may be distributed to him or her, if necessary, pursuant to Section 3.10 of this Plan.

(e) Suspension of Salary Deferral Contributions. Notwithstanding the foregoing Subsections, (i) an Eligible Employee who has received a hardship distribution pursuant to Section 6.8 of this Plan in connection with an immediate and heavy financial need other than a Hurricane Sandy Need shall not be permitted to have Salary Deferral Contributions made on his or her behalf for a period of six (6) months following the Eligible Employee’s receipt of the hardship distribution; and (ii) a Participant who is performing qualified military service in accordance with Code Section 414(u) and has received a distribution pursuant to Section 6.1 of this Plan shall not be permitted to have Salary Deferral Contributions made on his or her behalf for a period of six (6) months following such Participant’s receipt of the distribution.

3.4 Safe Harbor Matching Contributions.

(a) In General. Notwithstanding any other provision of the Plan, the Plan is a cash or deferred arrangement that satisfies both the ADP Test Safe Harbor for a Plan Year and the ACP Test Safe Harbor for a Plan Year. Within a reasonable period of time prior to the beginning of each Plan Year (or, in the Plan Year in which an Employee becomes eligible, within a reasonable period of time before the Employee becomes eligible), each Employee eligible to participate in the Plan shall receive a written notice outlining the Employee’s rights and obligations under the Plan, and such notice shall be provided in such time, form, and manner as is necessary to comply with Code Sections 401(k)(12) and 401(m)(11) and any regulations promulgated thereunder.

(b) Required Contributions. With respect to each Employer that shall be a Contributing Employer for purposes of this Section, as of each Valuation Date, (a) with respect to each individual who was an Eligible Participant of the Employer at any time during the one (1) or more Payroll Periods included in the Valuation Period ending on such Valuation Date and on whose behalf a Salary Deferral Contribution was made for any such Payroll Period, there shall be made a Safe Harbor Matching Contribution with respect to each such Salary Deferral Contribution in an amount equal to the Safe Harbor Match Amount; and (b) as soon as administratively possible after the Valuation Date, the Employer shall pay to the Trustee an amount equal to the aggregate Safe Harbor Matching Contributions so determined for the Valuation Period ending on such date; provided, however, that, if the Valuation Date is a Forfeiture Allocation Date for the Employer, the Employer shall pay to the Trustee an amount equal to the excess (if any) of such aggregate Safe Harbor Matching Contributions over (i) the balance in the Employer’s Forfeitures Account (if any) as of such Valuation Date and (ii) any amount thereof as shall have been earmarked as of such Valuation Date to be used as all or part of the Employer’s Unilateral Employer Contribution (if any) for the respective Valuation Period pursuant to Section 3.1 of this Plan.

(c) Definition. For purposes of this Section, the term “Safe Harbor Match Amount” shall mean, with respect to an Eligible Participant, an amount equal to (1) one hundred percent (100%) of the amount of the Eligible Participant’s Salary Deferral Contributions for the Payroll Period that do not exceed three percent (3%) of the Eligible Participant’s Basic Compensation for the Payroll Period from which the Salary Deferral Contributions were withheld, plus (2) fifty percent (50%) of the amount of the Eligible Participant’s Salary Deferral Contributions for the Payroll Period that exceed three percent (3%) of the Eligible Participant’s Basic Compensation for the Payroll Period from which the Salary Deferral Contributions were withheld but that do not exceed five percent (5%) of the Eligible Participant’s Basic Compensation for the Payroll Period from which the Salary Deferral Contributions were withheld.

(d) Special Rules. Safe Harbor Matching Contributions made to the Plan pursuant to Section 3.4 of the Plan for Plan Years beginning on or after January 1, 2011 shall be subject to the vesting requirements under Section 5.2 of the Plan and shall not be distributed from the Plan except as provided in Sections 6.1, 6.2, 6.9, 6.16, and 9.2 of the Plan.

3.5 Additional Employer Contributions. Notwithstanding any other provision of this Plan:

(a) Corrective Contributions. An Employer shall make any such contribution to the Trust Fund on behalf of an Eligible Employee or an Eligible Participant as the Plan Administrator may determine shall be required to correct a Participant’s Account, including, but not limited to, a correction to include an individual who was erroneously excluded from participation in this Plan.

(b) Required Contributions. An Employer shall make any such contribution to the Trust Fund on behalf of an Eligible Employee or an Eligible Participant as the Plan Administrator may determine shall be required to comply with USERRA.

3.6 Transferred Contributions.

(a) Rollovers. A Participant shall be entitled, upon receipt of the consent of the Plan Administrator, to have transferred to the Trust Fund cash or other property constituting:

(i) a direct rollover of an eligible rollover distribution from (1) a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions, (2) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions, or (3) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and

(ii) a participant contribution of an eligible rollover distribution from (1) a qualified plan described in Code Section 401(a) or 403(a), (2) an annuity contract described in Code Section 403(b), or (3) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and

(iii) a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

For purposes of this Section 3.6(a), “eligible rollover distribution” shall be as defined in Code Section 402(f)(2)(A) and “direct rollover” shall be a direct trustee-to-trustee transfer in accordance with Code Section 401(a)(31).

(b) Trustee-to-trustee Transfers.

(i) Individual Transfer. A Participant shall be entitled, upon receipt of the consent of the Plan Administrator, to have transferred to the Trust Fund, in the form of a trustee-to-trustee transfer, cash or other property representing his or her account in, or benefits under, another qualified trust or a qualified annuity plan.

(ii) Plan Transfer. Pursuant to any merger of this Plan with another qualified plan, or any transfer of assets to this Plan from another qualified plan, the Plan Administrator may determine that all or any portion of the amount trustee-to-trustee transferred to the Plan on a Participant’s behalf shall be deemed to be a Transferred Contribution made on the Participant’s behalf.

3.7 Conditional Employer Contributions. Any contribution made to the Trust Fund by an Employer pursuant to Section 3.1, 3.2, 3.3, 3.4, or 3.5 of this Plan shall be conditioned upon its deductibility under Code Section 404 and shall be subject to reversion to the Employer in accordance with Section 3.8 of this Plan.

3.8 Reversion of Employer Contributions. No contribution made to the Trust Fund by an Employer pursuant to Section 3.1, 3.2, 3.3, 3.4, or 3.5 of this Plan may revert to the Employer except as follows:

(a) Mistake of Fact. If the Employer made the contribution by reason of a mistake of fact, the contribution, to the extent attributable to the mistake of fact, may be returned to the Employer within one (1) year after the payment of the contribution.

(b) Deductibility. If the Internal Revenue Service disallows a deduction taken by the Employer for the contribution under Code Section 404, the contribution, to the extent determined to be nondeductible, may be returned to the Employer within one (1) year after the disallowance of the deduction.

Upon any reversion of a Salary Deferral Contribution pursuant to this Section, the Employer receiving the reversion shall pay the amount of such Salary Deferral Contribution to the Participant (or former Participant) on whose behalf the Salary Deferral Contribution was made as soon as administratively possible after the Employer’s receipt thereof.

3.9 Actual Deferral Percentage Test and Actual Contribution Percentage Test. With respect to Eligible Participants this Plan is a cash or deferred arrangement that satisfies the ADP Test Safe Harbor for a Plan Year and the ACP Test Safe Harbor for a Plan Year using the Safe Harbor Matching Contributions as provided in Section 3.4 of this Plan that are intended to constitute both

ADP Safe Harbor Contributions and ACP Safe Harbor Matching Contributions. With respect to Eligible Employees who are not Eligible Participants, the Plan Administrator shall determine whether the Actual Deferral Percentage Test is met with respect to each Eligible Employee Testing Group for the Plan Year; provided, however, that the Actual Deferral Percentage Test shall be deemed to have been met with respect to an Eligible Employee Testing Group for the Plan Year if all of the Eligible Employees in such group are (i) Highly Compensated Eligible Employees for the Plan Year or (ii) Nonhighly Compensated Eligible Employees for the Plan Year. If the Actual Deferral Percentage Test is not met with respect to an Eligible Employee Testing Group, the Plan Administrator shall take the steps in Appendix B of this Plan. The Actual Contribution Percentage Test is not applicable with respect to Eligible Employees who are not Eligible Participants pursuant to the requirements of Sections 2.3 and 3.4 of this Plan.

3.10 Determination and Correction of Excess Deferrals.

(a) Determination of Excess Deferrals. A Participant’s Excess Deferrals (if any) for a calendar year shall be determined as follows:

(i) Excess Under This Plan and Other Plans. If, as of any date during the calendar year, the sum of (A) the aggregate Salary Deferral Contributions made on the Participant’s behalf during the calendar year less any such Salary Deferral Contributions that were distributed to the Eligible Employee pursuant to Section 4.8(b) of this Plan and (B) the aggregate of any other elective deferrals, as such term is defined in Department of Treasury Regulation Section 1.402(g)-1(b), made on the Participant’s behalf during the calendar year exceeds the Salary Deferral Limit, the Participant may designate that any portion of such excess amount shall be considered to be Excess Deferrals by notifying the Plan Administrator in writing thereof at any time during the calendar year or by the March fifteenth (15th) next following the last day of the calendar year; provided, however, that the Plan Administrator may require the Participant to certify or otherwise to establish that such designated amount should be considered to be Excess Deferrals.

(ii) Excess Under This Plan and Plans of Affiliated Employers. If, as of any date during the calendar year, the sum of (A) the aggregate Salary Deferral Contributions made on the Participant’s behalf during the calendar year less any such Salary Deferral Contributions that were distributed to the Eligible Employee pursuant to Section 4.8(b) of this Plan and (B) the aggregate of any other elective deferrals, as such term is defined in Department of Treasury Regulation Section 1.402(g)-1(b), made on the Participant’s behalf during the calendar year under a plan of an Employer exceeds the Salary Deferral Limit described in Paragraph (i) above, the Participant shall be deemed to have designated that such excess amount shall be considered to be Excess Deferrals.

(b) Distribution of Excess Deferrals. On any Distribution Date for a calendar year, the Plan Administrator shall distribute to a Participant who has Excess Deferrals for the calendar year (other than a Participant who received a complete distribution of his or her Salary Deferral Contributions Subaccount), an amount that shall equal the lesser of (i) the balance in the Participant’s Salary Deferral Contributions Subaccount or (ii) the Distributable Excess Deferrals, plus any earnings or minus any losses allocable to the Distributable Excess Deferrals, as determined pursuant to Subsection (d)(i) below.

(c) Forfeiture of Safe Harbor Matching Contributions. Any Safe Harbor Matching Contributions attributable to a Participant’s Excess Deferrals that are distributed pursuant to Subsection (b) above, plus any earnings or minus any losses allocable thereto, as determined pursuant to Subsection (d)(ii) below, shall be forfeited as of the Distribution Date applicable pursuant to Subsection (b).

(d) Determination of Earnings or Losses. Effective as of January 1, 2008:

(i) Distributable Excess Deferrals. The earnings or losses allocable to a Participant’s Distributable Excess Deferrals as of the applicable Distribution Date shall equal (A) the earnings or losses allocable to the Salary Deferral Contributions made on the Participant’s behalf for the Plan Year multiplied by (B) a fraction, the numerator of which is the amount of the Distributable Excess Deferrals and the denominator of which is (I) the balance in the Participant’s Salary Deferral Contributions Subaccount as of the first (1st) day of the calendar year plus (II) the Salary Deferral Contributions made on the Participant’s behalf for the Plan Year.

(ii) Forfeited Safe Harbor Matching Contributions. The earnings or losses allocable to a Participant’s Safe Harbor Matching Contributions forfeited pursuant to Subsection (c) above as of the applicable Distribution Date shall equal (A) the earnings or losses allocable to the Safe Harbor Matching Contributions made on the Participant’s behalf for the Plan Year multiplied by (B) a fraction, the numerator of which is the amount of the Safe Harbor Matching Contributions to be forfeited and the denominator of which is (I) the balance in the Participant’s Safe Harbor Matching Contributions Subaccount as of the first (1st) day of the Plan Year plus (II) the Safe Harbor Matching Contributions made on the Participant’s behalf for the Plan Year.

(e) Definitions. For purposes of this Section:

(i) The term “Distributable Excess Deferrals” shall mean, with respect to a Participant as of a Distribution Date for a calendar year, the lesser of (A) the Salary Deferral Contributions that, as of the Distribution Date, have been made on the Participant’s behalf during the calendar year or (B) the Excess Deferrals determined for the Participant for the calendar year pursuant to Subsection (a) above.

(ii) The term “Distribution Date” shall mean, with respect to a calendar year, a date during the calendar year as selected by the Plan Administrator or a date after the last day of the calendar year but before April fifteenth (15th) of the next succeeding calendar year as selected by the Plan Administrator.

ARTICLE IV

ALLOCATIONS AND ACCOUNTS

4.1 Allocation of Unilateral Employer Contributions and Forfeitures.

(a) Contribution Received. As soon as administratively possible after the Trustee’s receipt of an amount paid by a Contributing Employer for a Valuation Period pursuant to Section 3.1 of this Plan, in order to allocate the Unilateral Employer Contributions that are required to be made pursuant to Section 3.1 for the Valuation Period, the Trustee shall credit, as of the Valuation Date which such Valuation Period ends, such portion of the Allocable Unilateral Amount as equals each such Unilateral Employer Contribution to the Employer Contributions Subaccount of the respective Eligible Participant; where, for purposes of this Subsection, the term “Allocable Unilateral Amount” shall mean the amount so received by the Trustee plus, if the Valuation Date is a Forfeiture Allocation Date for the Contributing Employer, the amount (if any) in the Contributing Employer’s Forfeitures Account as of such Valuation Date.

(b) No Contribution to be Received. As soon as administratively possible after each Valuation Date that is a Forfeiture Allocation Date for a Contributing Employer, if no amount shall be forthcoming from the Contributing Employer for the Valuation Period ending on such Valuation Date pursuant to Section 3.1 of this Plan because the Unilateral Employer Contributions that are required to be made pursuant to Section 3.1 for such Valuation Period shall be paid entirely from the Contributing Employer’s Forfeitures Account, in order to allocate such Unilateral Employer Contributions, the Trustee shall credit, as of the Valuation Date, an amount from the Contributing Employer’s Forfeiture Account equal to each such Unilateral Employer Contribution to the Employer Contributions Subaccount of the respective Eligible Participant.

4.2 Allocation of Discretionary Employer Contributions and Forfeitures.

(a) Contribution Received. As soon as administratively possible after the Trustee’s receipt of any amount paid by a Contributing Employer for a Plan Year pursuant to Section 3.2 of this Plan, in order to allocate the Contributing Employer’s Discretionary Employer Contribution and/or Forfeitures for such Plan Year, the Trustee shall allocate the Allocable Discretionary Amount among the Employer Contributions Subaccounts of the individuals who were Eligible Participants of the Contributing Employer on the last day of such Plan Year and had Excess Compensation for the Plan Year by crediting to each such Subaccount an amount that bears the same ratio to the Allocable Discretionary Amount as the Excess Compensation of the respective Eligible Participant for the Plan Year to which such Discretionary Employer Contribution relates bears to the aggregate Excess Compensation of all such Eligible Participants for such Plan Year; where, for purposes of this Subsection, the term “Allocable Discretionary Amount” shall mean the amount so received by the Trustee plus the amount (if any) in the Contributing Employer’s Forfeitures Account as of the last day of such Plan Year after any amounts thereof were allocated pursuant to Section 4.4 of this Plan.

(b) No Contribution to be Received. As soon as administratively possible after the last day of each Plan Year, if the Discretionary Percentage for the Plan Year shall exceed zero percent (0%) for a Contributing Employer but no amount shall be forthcoming from the Contributing

Employer for the Plan Year pursuant to Section 3.2 of this Plan because the Contributing Employer’s Discretionary Employer Contribution for such Plan Year shall be paid entirely from the Contributing Employer’s Forfeitures Account, in order to allocate such Discretionary Employer Contribution, the Trustee shall allocate the Allocable Discretionary Amount among the Employer Contributions Subaccounts of the individuals who were Eligible Participants of the Contributing Employer on the last day of such Plan Year in the manner provided in Subsection (a) above; where, for purposes of this Subsection, the term “Allocable Discretionary Amount” shall mean all or such portion of the amount in the Contributing Employer’s Forfeitures Account as of the last day of such Plan Year, after any amounts thereof were allocated pursuant to Section 4.4 of this Plan, as equals the product of the Discretionary Percentage and the aggregate Excess Compensation of such Eligible Participants for such Plan Year.

4.3 Allocation of Salary Deferral Contributions. As soon as administratively possible after the Trustee’s receipt of a Salary Deferral Contribution made on behalf of a Participant pursuant to Section 3.3 of this Plan, the Trustee shall allocate the Salary Deferral Contribution to the Participant by crediting the amount thereof to his or her Salary Deferral Contributions Subaccount; provided, however, that the Trustee shall not accept payment of a Salary Deferral Contribution that the Trustee receives later than the last day of the Plan Year following the Plan Year to which such Salary Deferral Contribution relates.

4.4 Allocation of Safe Harbor Matching Contributions and Forfeitures.

(a) Contribution Received. As soon as administratively possible after the Trustee’s receipt of an amount paid by a Contributing Employer for a Valuation Period pursuant to Section 3.4 of this Plan, in order to allocate Safe Harbor Matching Contributions for the Valuation Period, the Trustee shall credit such portion of the Allocable Safe Harbor Matching Amount as equals each Safe Harbor Matching Contribution that was required to be made on behalf of an Eligible Participant pursuant to Section 3.4 to his or her Safe Harbor Matching Contributions Subaccount; where, for purposes of this Subsection, the term “Allocable Safe Harbor Matching Amount” shall mean the amount so received by the Trustee plus, if the Valuation Date upon which such Valuation Period ends is a Forfeiture Allocation Date for the Contributing Employer, the amount (if any) in the Contributing Employer’s Forfeitures Account as of such Valuation Date after any amounts thereof were allocated pursuant to Section 4.1 of this Plan; provided, however, that the Trustee shall not accept payment of any amount to be credited as Safe Harbor Matching Contributions that the Trustee receives later than the last day of the Plan Year following the Plan Year to which such Safe Harbor Matching Contributions relate.

(b) No Contribution to be Received. As soon as administratively possible after each Valuation Date that is a Forfeiture Allocation Date for a Contributing Employer, if no amount shall be forthcoming from the Contributing Employer for the Valuation Period ending on such Valuation Date pursuant to Section 3.4 of this Plan because the Safe Harbor Matching Contributions that are required to be made pursuant to Section 3.4 for the Valuation Period shall be paid entirely from the Contributing Employer’s Forfeitures Account, in order to allocate such Safe Harbor Matching Contributions, the Trustee shall credit an amount from the Contributing Employer’s Forfeitures Account equal to each such Safe Harbor Matching Contribution to the Safe Harbor Matching Contributions Subaccount of the respective Eligible Participant.

4.5 Additional Employer Contributions. The Trustee shall allocate any contribution made by an Employer pursuant to Section 3.5 of this Plan as directed by the Plan Administrator as soon as administratively possible after the Trustee’s receipt thereof.

4.6 Allocation of Transferred Contributions. The Trustee shall allocate any Transferred Contribution made by or on behalf of a Participant to his or her Transferred Contributions Subaccount as soon as administratively possible after the Trustee’s receipt thereof.

4.7 Allocation of Forfeitures. Notwithstanding any provision of this Plan to the contrary, Forfeitures shall be allocated as of a Forfeiture Allocation Date pursuant to the following Sections of the Plan and in any order of priority as determined by the Plan Administrator in its sole discretion: (a) to reestablish Participants’ Accounts pursuant to Section 5.4 of this Plan; (b) to Eligible Participants’ Accounts as Safe Harbor Matching Contributions pursuant to Section 4.4 of this Plan; (c) if applicable for a Plan Year, to Eligible Participants’ Accounts as Unilateral Employer Contributions pursuant to Section 4.1 of this Plan; (d) if applicable for a Plan Year, to Eligible Participants’ Accounts as Discretionary Employer Contributions pursuant to Section 4.2 of this Plan; (e) if applicable, to pay Top-heavy Contributions pursuant to Section 10.4 of this Plan; and (f) to pay the reasonable administrative expenses of the Plan pursuant to Section 4.10 of this Plan.

4.8 Code Section 415 Requirements.

(a) Limitations. Notwithstanding any other provision of this Plan, with respect to each Participant for a Plan Year, the Participant’s Annual Addition for the Plan Year shall not exceed the lesser of:

(i) One hundred percent (100%) of the Participant’s Compensation for the Plan Year; or

(ii) Forty thousand dollars ($40,000), as may be adjusted under Code Section 415(d).

(b) Excess Annual Additions. As soon as possible after the last day of each Plan Year, the Plan Administrator shall determine whether, due to a fact or circumstance described in regulations or any other Department of Treasury pronouncement under Code Section 415, reduction of any Participant’s Annual Addition is required in order to comply with the limitations in Subsection (a) above. To the extent that any reduction of a Participant’s Annual Addition is required, the provisions of EPCRS shall be the exclusive method of correcting excess annual additions.

(c) Definition. For purposes of this Section, the term “Employer” shall include, for purposes of determining an individual’s Compensation and all other purposes, all other employers required to be aggregated with the Employer under Code Sections 414(b) and 414(c), as applied in accordance with Code Section 415(h), and Code Sections 414(m) and 414(o).

(d) Incorporation by Reference. Notwithstanding any provisions of this Plan to the contrary, benefits payable under this Plan shall not exceed the limits of Code Section 415 and the final Treasury regulations promulgated thereunder, the terms of which are hereby incorporated by reference; provided, however, that any specific Plan provisions and elections with respect to any provision of Code Section 415 as set forth herein that vary from any default rules under the final Treasury regulations under Code Section 415 shall be applied in addition to the generally incorporated Section 415 limitations.

4.9 Investment of Accounts. The Account of each Participant shall be separately invested subject to Subsections (a) through (c) below:

(a) Participant-directed Accounts. A Participant may direct the Trustee to invest all or any portion of the Participant’s Account in such investment(s) as the Plan Administrator shall designate from time to time, and a Beneficiary of a deceased Participant may direct the Trustee to invest all or any portion of the Participant’s Account, or such part thereof to which the Beneficiary shall be entitled, in such investment(s) as the Plan Administrator shall designate from time to time, including, but not limited to, common stock of the Plan Sponsor, which shall be “qualifying employer securities” within the meaning of ERISA Section 407(d)(5). A Participant may make his or her initial election to direct the investment of his or her Account by properly completing an investment option form and filing it with the Trustee, and, if a Participant who has died did not make an initial election to direct the investment of his or her Account, a Beneficiary of the deceased Participant may make such an initial election to direct the investment of the Participant’s Account, or such part thereof to which the Beneficiary shall be entitled, by properly completing an investment option form and filing it with the Trustee.

If an initial investment option form has been filed with respect to a Participant’s Account, the Participant or a Beneficiary of the Participant, if deceased, may elect to change the investment election with respect to the investment of future amounts credited to the Account and/or with respect to the investment of all or a designated portion of the current balance of the Account, or part thereof to which the Beneficiary shall be entitled, as applicable, by so designating on a new investment option form and filing the form with the Trustee or, in accordance with procedures adopted by the Plan Administrator, by so notifying the Trustee in any manner acceptable to the Trustee. Except as otherwise provided by the Plan Administrator or the Trustee with respect to one (1) or more investment options, any investment election made pursuant to this Subsection by a Participant or a Beneficiary of a deceased Participant shall be effective as soon as administratively possible after the date that the Participant or Beneficiary files the investment option form with the Trustee or otherwise notifies the Trustee of his or her election in accordance with this Subsection, and such election shall continue in effect until the effective date of a subsequent investment election properly made.

The Plan Administrator shall adopt and may amend procedures to be followed by Participants and Beneficiaries of deceased Participants in electing to direct investments pursuant to this Subsection, In establishing any such procedures, the Plan Administrator may, among other actions, format investment option forms and establish deadlines for elections.

(b) Nondirected Accounts. The Plan Administrator shall from time to time designate the fund in which shall be invested any Account (or portion of an Account) for which an investment option election has not been made pursuant to Subsection (a) above.

(c) Earnings or Losses. The earnings or losses attributable to the assets in each of a Participant’s Subaccounts shall be credited to or deducted from, as applicable, the respective Subaccounts at intervals during the Plan Year as shall be consistent with the investment of the Account pursuant to this Section.

4.10 Determination and Allocation of Expenses. The Plan Administrator shall determine which expenses (if any) reasonably incurred in the operation and administration of this Plan shall be paid by the Plan Sponsor and which such expenses (if any) shall be paid by the Trustee from assets of the Trust Fund accrued either by debiting each Employer’s Forfeitures Account by a specified dollar amount or by debiting each Participant’s Account by a specified administrative fee, and the Plan Administrator shall instruct the Trustee accordingly; provided, however, that the Plan Administrator may require, on a uniform and nondiscriminatory basis, that the Trustee charge against a Participant’s Account any expenses properly applicable to specific transactions involving the Participant’s Account, including, but not limited to, (i) a loan to the Participant pursuant to Section 6.13 of this Plan and (ii) the Plan Administrator’s (or its delegate’s) review of any draft or final qualified domestic relations order that purports to affect a Participant’s Account pursuant to Section 11.3(b) of this Plan.

4.11 Corrections. Notwithstanding any other provision of this Plan, in the event that the Plan Administrator determines, in its sole discretion, that there has been an incorrect credit to or debit from an Account, the Plan Administrator shall take any such actions as it may deem, in its sole discretion, to be necessary or desirable to correct such prior incorrect credit or debit.

4.12 Determination of Value of Accounts. The fair market value of each Account shall be determined as of any date of valuation as follows:

(a) The fair market value of the Account (if any) as of the last preceding date of valuation; plus

(b) Any amount of Unilateral Employer Contributions credited to the Account pursuant to Section 4.1 of this Plan since the last preceding Valuation Date after any forfeiture thereof pursuant to Section 4.8(b) or Section 5.4(a) of this Plan; plus

(c) Any amount of a Discretionary Employer Contribution credited to the Account pursuant to Section 4.2 of this Plan since the last preceding date of valuation after any forfeiture thereof pursuant to Section 4.8(b) or Section 5.4 of this Plan; plus

(d) Any Salary Deferral Contributions credited to the Account pursuant to Section 4.3 of this Plan since the last preceding date of valuation after any distribution thereof pursuant to Section 3.10(b), Section 4.8(b), or Appendix B of this Plan; plus

(e) Any Safe Harbor Matching Contributions credited to the Account pursuant to Section 4.4 of this Plan since the last preceding date of valuation after any forfeiture thereof pursuant to Section 3.10(c), Section 4.8(b), or Section 5.4 of this Plan; plus

(f) Any other contribution amounts credited to the Account pursuant to Section 4.5 of this Plan since the last preceding date of valuation; plus

(g) Any Transferred Contributions credited to the Account pursuant to Section 4.6 of this Plan since the last preceding date of valuation; plus

(h) Any earnings on assets in the Account credited thereto pursuant to Section 4.9(c) of this Plan since the last preceding date of valuation; plus

(i) Any amounts credited to the Account as a result of a merger of another plan with this Plan, or a transfer of assets and liabilities from another plan to this Plan, since the last preceding date of valuation; less

(j) Any losses on assets in the Account deducted therefrom pursuant to Section 4.9(c) of this Plan since the last preceding date of valuation; less

(k) Any expenses attributable to assets in the Account deducted therefrom pursuant to Section 4.10 of this Plan since the last preceding date of valuation; less

(l) Any amounts deducted from the Account pursuant to Section 4.11 of this Plan since the last preceding date of valuation; less

(m) Any cash amounts and the fair market value of any property distributed or transferred to or on behalf of the respective Participant from the Account since the last preceding date of valuation.

4.13 Value Determinations. The Trustee and the Plan Administrator shall exercise their best judgment in determining any issue of value. All such determinations of value shall be binding upon all Participants and their Beneficiaries.

ARTICLE V

VESTING AND FORFEITURES

5.1 Amounts Subject to Vesting.

(a) Vesting Schedules.

(i) Employer Contributions Subaccounts.

(A) Employer Contributions. Except as otherwise provided in Paragraph (B) below, a Participant’s Employer Contributions Subaccount (if any) shall become nonforfeitable in accordance with the following:

YEARS OF SERVICE	NONFORFEITABLE PERCENTAGE
Less than 3	0%
3 or more	100%

(B) Grandfathered Provisions. Notwithstanding Paragraph (A) above:

(I) ACMS Employees. With respect to an employee of ACMS who became a Prior Plan Employee on October 1, 1996, the Participant’s Employer Contributions Subaccount (if any) shall at all times be nonforfeitable.

(II) Am-S Employees. With respect to an employee of Am-S who became a Prior Plan Employee on February 1, 1997, the Participant’s Employer Contributions Subaccount (if any) shall at all times be nonforfeitable.

(III) API Heat Transfer Employees. With respect to an Employee who was a Prior Plan Employee of API Heat Transfer Inc. on February 23, 2002, the Participant’s Employer Contributions Subaccount (if any) shall at all times be nonforfeitable.

(IV) Cyberex Employees. With respect to an employee of Cyberex who became a Prior Plan Employee on January 1, 1997, the Participant’s Employer Contributions Subaccount (if any) shall at all times be nonforfeitable.

(V) Joslyn Employees. With respect to an employee of Joslyn who became a Prior Plan Employee on January 1, 1997, the Participant’s Employer Contributions Subaccount (if any) shall at all times be nonforfeitable.

(ii) Matching Contributions Made for Plan Years Beginning Prior to December 31,2010.

(A) Matching Contributions. Except as otherwise provided in Paragraph (B) below, a Participant’s Prior Employer Matching & RAP Contributions Subaccount (if any) shall become nonforfeitable in accordance with the following:

YEARS OF SERVICE	NONFORFEITABLE PERCENTAGE
Less than 3	0%
3 or more	100%

(B) Grandfathered Provisions. Notwithstanding Paragraph (A) above:

(I) ACMS Employees. With respect to an employee of ACMS who became a Prior Plan Employee on October 1, 1996, the Participant’s Prior Employer Matching & RAP Contributions Subaccount (if any) shall at all times be nonforfeitable.

(II) Am-S Employees. With respect to an employee of Am-S who became a Prior Plan Employee on February 1, 1997, the Participant’s Prior Employer Matching & RAP Contributions Subaccount (if any) shall at all times be nonforfeitable.

(III) API Heat Transfer Employees. With respect to an employee of API Heat Transfer, Inc. who was a Prior Plan Employee on February 23, 2002, the Participant’s Prior Employer Matching & RAP Contributions Subaccount (if any) shall at all times be nonforfeitable.

(IV) Cyberex Employees. With respect to an employee of Cyberex who became a Prior Plan Employee on January 1, 1997, the Participant’s Prior Employer Matching & RAP Contributions Subaccount (if any) shall at all times be nonforfeitable.

(V) Joslyn Employees. With respect to an employee of Joslyn who became a Prior Plan Employee on January 1, 1997, the Participant’s Prior Employer Matching & RAP Contributions Subaccount (if any) shall at all times be nonforfeitable.

(iii) Prior Employer Contributions Subaccounts and Prior Matching Contributions Subaccounts. With respect to a Participant who completes at least one (1) Hour of Service on or after the Effective Date, the Participant’s Prior Employer Contributions Subaccount and Prior Matching Contributions Subaccount shall at all times be nonforfeitable.

(iv) Beckman Terminated Merger Participant’s Nonvested Contributions Subaccount. With respect to a Beckman Terminated Merger Participant, his or her Beckman Terminated Merger Participant’s Nonvested Contributions Subaccount shall become nonforfeitable in accordance with the following:

YEARS OF SERVICE	NONFORFEITABLE PERCENTAGE
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5	100%

(b) Normal Retirement Date. Notwithstanding Subsection (a) above, a Participant’s Account shall become nonforfeitable on the Participant’s Normal Retirement Date.

(c) Disability or Death. Notwithstanding Subsection (a) above, a Participant’s Account shall become nonforfeitable on the date (if any) that the Participant incurs a Disability or dies while he or she is an Employee. Notwithstanding the foregoing, for purposes of this Section 5.1(c), in the case of a Participant who dies on or after January 1, 2007 while performing qualified military service as defined in Code Section 414(u), the Participant shall be deemed to have become an Employee again on the day preceding his date of death.

(d) Termination or Partial Termination of the Plan. Notwithstanding Subsection (a) above, a Participant’s Account shall become nonforfeitable upon the termination of this Plan, a partial termination of this Plan, or any discontinuance of Employer Contributions and Matching Contributions under the Plan by the Participant’s Employer, provided that the Participant is affected thereby.

(e) Certain Employment Losses. Notwithstanding Subsection (a) above, a Participant’s Account shall become nonforfeitable on the date (if any) that the Participant experiences an employment loss with his or her Employer that is a direct consequence of (i) a permanent closing of the Participant’s site of employment, (ii) a mass layoff by the Participant’s Employer or a shutdown of a department, operation, or facility by the Participant’s Employer, under which circumstances severance benefits are paid to employees of the Participant’s Employer, or (iii) a substantial change in the ownership of the Participant’s Employer or such Employer’s assets. For purposes of this Subsection (e), the term “employment loss” shall mean an employment termination, other than a discharge for cause, voluntary termination, or retirement.

(f) Apex Transfers. Notwithstanding Subsection (a) above, a Participant’s Account shall become nonforfeitable on the date (if any) that Participant experiences an employment loss with his or her Employer that is a direct consequence of the Participant’s transfer of employment to Apex provided that all of the following conditions are met: (i) the Participant receives and accepts an offer of employment from Apex [within thirty (30) days of his or her termination of employment with his or her Employer]; (ii) the Participant experiences no One-year Break in Service during the transfer of employment from his or her Employer to Apex; and (iii) the Participant’s transfer of employment to Apex occurs during the period beginning on July 4, 2010 and ending on the earlier of (A) July 3, 2015 or (ii) the occurrence of a Substantial Corporate Change.

5.2 100% Nonforfeitable Amounts. With respect to a Participant, the Participant’s Salary Deferral Contributions Subaccount, the Participant’s Safe Harbor Matching Contributions Subaccount, the Participant’s Employee Contributions Subaccount, and the Participant’s Transferred Contributions Subaccount shall be at all times nonforfeitable.

5.3 Vesting Schedule Provisions.

(a) Years of Service. For purposes of the vesting schedule in Section 5.1(a) of this Plan, if a Participant or a former Participant incurs a period of one (1) or more consecutive One-year Breaks in Service and then becomes an Employee again, the following rules shall apply in counting his or her Years of Service:

(i) If the individual has not incurred a period of five (5) or more consecutive One-year Breaks in Service or his or her nonforfeitable percentage determined pursuant to Section 5.1(a) was one hundred percent (100%) as of the beginning of such period of One-year Breaks in Service, Years of Service that he or she completed before such period shall be counted for purposes of Section 5.1(a).

(ii) If the individual has incurred a period of five (5) or more consecutive One-year Breaks in Service and his or her nonforfeitable percentage determined pursuant to Section 5.1(a) was zero percent (0%) as of the beginning of such period of One-year Breaks in Service, Years of Service that he or she completed before such period shall be disregarded for purposes of Section 5.1(a).

(b) Election of Previous Vesting Schedule. Upon any amendment to the vesting schedule in effect under Section 5.1(a) of this Plan that adversely affects a Participant who has completed at least three (3) Years of Service, the Participant may elect to have the nonforfeitable percentage of his or her Employer Contributions Subaccount and his or her Matching Contributions Subaccount determined without regard to such amendment by notifying the Plan Administrator in writing during the period beginning on the date that such amendment was adopted and ending on the date sixty (60) days after the latest of the following dates:

(i)	The date that the amendment was adopted;

(ii)	The date that the amendment became effective; or

(iii)	The date that the Participant was notified in writing of the amendment.

5.4 Forfeitures and Restoration of Accounts. As of the date that a Participant’s Employment terminates, any amount in his or her Account that shall not be included in his or her Nonforfeitable Account shall become a Forfeiture and shall be credited to the Forfeitures Account of the Participant’s former Employer. Furthermore, the Participant shall be deemed to have received a zero dollars ($0) distribution of the amount of his or her Account in excess of his or her Nonforfeitable Account.

In the event that a Participant or former Participant who has had a Forfeiture from his or her Account pursuant to this Section becomes an Employee:

(a) If the individual has not incurred a period of five (5) or more consecutive One-year Breaks in Service and the Participant has not received a distribution of his or her Nonforfeitable Account, his or her Account shall be reestablished to include the amount of such Forfeiture (allocated among the appropriate Subaccounts thereof) as of the date that he or she becomes an Employee again.

(b) If the individual has not incurred a period of five (5) or more consecutive One-year Breaks in Service and the Participant has received a distribution of his or her Nonforfeitable Account, his or her Employer Contributions Subaccount and his or her Prior Employer Matching & RAP Contributions Subaccount shall be reestablished to include the amount of such forfeitures as of the date that he or she becomes an Employee again.

(c) If the individual has incurred a period of five (5) or more consecutive One-year Breaks in Service, the individual’s Account shall not, upon any reestablishment thereof, include the amount of such Forfeiture.

(d) Notwithstanding Subsections (a), (b), and (c) above, with respect to a Beckman Terminated Merger Participant, if the individual has not incurred a period of six (6) or more consecutive One-year Breaks in Service and the Participant has not received a distribution of his or her Nonforfeitable Account, his or her Account shall be reestablished to include the amount of such Forfeiture (allocated among the appropriate Subaccounts thereof) as of the date that he or she becomes an Employee again. If the individual has not incurred a period of six (6) or more consecutive One-year Breaks in Service and the Participant has received a distribution of his or her Nonforfeitable Account, his or her Beckman Terminated Merger Participant’s Nonvested Contributions Subaccount shall be reestablished to include the amount of such Forfeitures as of the date that he or she becomes an Employee again.

ARTICLE VI

PAYMENT OF BENEFITS

6.1 Termination of Employment. Subject to this Article, a Participant shall be entitled to receive payment of his or her Nonforfeitable Account at any time as shall be administratively feasible after the earlier of (a) the date of the Participant’s termination of Employment or (b) the date of the Participant’s “severance from Employment” within the meaning of Code Section 401(k)(2)(B)(i) and the Treasury regulations and guidance issued hereunder. Effective January 1, 2009, notwithstanding the foregoing, a Participant shall be deemed to have a “severance from Employment” when the Participant has performed qualified military service in accordance with 414(u) for a period of more than thirty (30) days solely for purposes of entitlement to payment of his or her Salary Deferral Contributions Subaccount (if any) and his or her Employee Contributions Subaccount (if any).

6.2 Death. Subject to this Article, if a Participant dies before the Participant has received any or all of his or her Nonforfeitable Account, each of the Participant’s one (1) or more Beneficiaries shall be entitled to receive the Beneficiary’s share of the Nonforfeitable Account at any time as shall be administratively feasible after the Participant’s death.

6.3 Form and Timing of Distribution. Subject to this Article, a Participant or a Beneficiary of a deceased Participant who is entitled to receive all or a portion, as applicable, of the Participant’s Nonforfeitable Account pursuant to Section 6.1 or 6.2 of this Plan, respectively, shall receive payment of such amount as provided in Subsection (a) or (b) below, as applicable:

(a) Elective Distribution. If the Participant’s Nonforfeitable Account exceeds the Dollar Limit, benefits shall be paid in accordance with Paragraphs (i) through (iv) below:

(i) Participants Election. A Participant who is entitled to payment of his or her Account may select a manner for distribution from the alternatives specified below and may select a Benefit Commencement Date, which shall not be earlier than the earliest of (a) the date of the Participant’s termination of Employment or (b) the date of the Participant’s “severance from Employment” within the meaning of Code Section 401(k)(2)(B)(i) and the Treasury regulations and guidance issued thereunder:

(A) A lump-sum payment; or

(B) A series of monthly, quarterly, or annual payments of cash in a fixed amount determined by the Participant; or

(C) A series of substantially equal monthly, quarterly, or annual period payments of cash for a specified number of years not in excess of fifteen (15) years.

(ii) Beneficiary’s Election. A Beneficiary who is entitled to payment of all or a portion of the Participant’s Account shall receive a lump-sum payment and may select a Benefit Commencement Date, which shall not be earlier than the date of the Participant’s death and subject to the provisions of Sections 6.14 and 6.15.

(iii) Explanation of Forms of Payment. Within a reasonable period of time before the Account of a Participant is distributed, the Plan Administrator shall, pursuant to the applicable notice and timing requirements of Code Section 411(a), furnish to the Participant or Beneficiary, in writing, a general, nontechnical description of the forms of payment available and, if the amount to be distributed exceeds the Distribution Limit, notice that distribution may be deferred until the date the distribution is required to be paid pursuant to Sections 6.14 and 6.15.

(iv) Modification of Election of Form of Payment. A Participant who has elected pursuant to Paragraph (i) above to receive his or her Account in the form of periodic installments may elect, at any time after payment of installments has commenced, to make certain changes with respect to such installments subject to the following conditions:

(A) With respect to an election under Paragraph (i)(B) above, the Participant may elect (1) to change the frequency of payments and the amount originally specified and (2) to receive his or her remaining Account balance as a lump-sum payment.

(B) With respect to an election under Paragraph (i)(C) above, the Participant may elect (1) to change the frequency of payments and the term of years originally specified and (2) to receive his or her remaining Account balance as a lump-sum payment.

(C) The Participant’s Account may be charged with the reasonable expenses (if any) of complying with any such modification elected by the Participant.

(D) If distribution to a Participant of his Account has begun in the form of installment payments under Paragraph (i)(B) or (i)(C) above and the Participant dies before the entire amount of such Account has been distributed to him or her, the remaining balance of the Participant’s Account shall be paid to the Participant’s Beneficiary or Beneficiaries in a lump-sum payment.

(b) Involuntary Distribution. If the Participant’s Nonforfeitable Account does not exceed the Dollar Limit, Paragraph (i) or (ii) below, as appropriate, shall apply:

(i) Participant. The Participant’s Benefit Commencement Date as of which the Participant shall receive his or her lump-sum distribution shall be the earliest date administratively feasible coincident with or following after the earlier of (a) the date of the Participant’s termination of Employment or (b) the date of the Participant’s “severance from Employment” within the meaning of Code Section 401(k)(2)(B)(i) and the Treasury regulations and guidance issued thereunder.

(ii) Beneficiary. The Beneficiary’s Benefit Commencement Date as of which the Beneficiary shall receive his or her lump-sum distribution shall be the earliest date administratively feasible coincident with or following the date of the Participant’s death.

(c) Calculation of Nonforfeitable Account. For purposes of this Section, a Participant’s Nonforfeitable Account shall be calculated as of the Benefit Commencement Date, excluding any amounts previously distributed from the Account; provided, however, that if a Participant has begun to receive distributions pursuant to a special form of benefit under this Article VI under which at least one scheduled periodic distribution has not yet been made, and if the present value of the Participant’s Nonforfeitable Account determined at the time of the first distribution under that special form of benefit, exceeded the Dollar Limit, then the Participant’s Nonforfeitable Account is deemed to continue to exceed the Dollar Limit and may not be distributed without the Participant’s consent.

(d) Definition. For purposes of this Section, the term “Dollar Limit” shall mean five thousand dollars ($5,000).

(e) Distribution In Kind.

(i) Qualifying Employer Securities. With respect to any election of a lump-sum distribution pursuant to Subsection (a) of this Section, a Participant or Beneficiary may elect, in accordance with procedures established by the Plan Administrator, to receive all or a portion of the Participant’s Nonforfeitable Account that is invested in “qualifying employer securities” within the meaning of ERISA Section 407(d)(5), if any, in the form of (i) cash, (ii) shares of “qualifying employer securities,” or (iii) a combination of (i) and (ii). For purposes of this Section, shares of “qualifying employer securities” within the meaning of ERISA Section 407(d)(5) shall be valued for distribution purposes at the earlier of (1) the closing price on the trading day the Plan Administrator receives the Participant’s application for payment if the date of the Plan Administrator’s receipt is a trading day and the time of the Plan Administrator’s receipt is on or before 4:00 p.m. EST (or 4:00 p.m. EDT, as applicable) or (2) the closing price on the trading day next following the date the Plan Administrator receives the Participant’s application for payment, and the term “trading day” shall mean each day of a Plan Year on which the New York Stock Exchange is open for business.

(ii) BrokerageLink. With respect to any election of a Direct Rollover pursuant to Section 6.5 of this Plan to an individual retirement account (as described in Code Section 408 or 408A) for which Fidelity Management Trust Company is the custodian (a “Fidelity IRA”), a Participant or Beneficiary may elect, in accordance with procedures established by the Plan Administrator, to transfer directly to a Fidelity IRA all or a portion of the Participant’s Nonforfeitable Account that is invested in the Fidelity BrokerageLink option under the Plan (if any) in the form of the securities in which that portion of the Participant’s Account is then invested.

(f) Automatic Rollovers. With respect to a Participant, in the event of an involuntary distribution greater than one thousand dollars ($1,000) in accordance with the provisions of Section 6.3(b)(i) of this Plan, if the Participant shall not have elected (i) to have such distribution paid directly to an Eligible Retirement Plan (as defined in Section 6.5(d) of this Plan) specified by the Participant in a Direct Rollover (as defined in Section 6.5(d) of the Plan) or (ii) to receive the distribution directly in accordance with Section 6.3(b)(i) of this Plan, then the Plan Administrator shall pay the distribution in a Direct Rollover (as defined in Section 6.5(d) of this Plan) to an individual retirement plan designated by the Plan Administrator. For purposes of determining whether an involuntary distribution shall be greater than one thousand dollars ($1,000), the portion of a Participant’s distribution attributable to any Transferred Contributions shall be included in such determination.

(g) Special Rules for Beneficiaries of Beckman Merger Participants.

(i) Installments. If distribution of a Beckman Merger Participant’s account under the Beckman Savings Plan, the RAP I or the RAP II has begun in the form of installment payments to his or her Beneficiary or Beneficiaries prior to July 12, 2013, the remaining balance of the Participant’s Account shall continue to be paid to the Participant’s Beneficiary or Beneficiaries in the form of installment payments unless the Beneficiary or Beneficiaries shall otherwise elect to receive his or her remaining share of such Account balance as a lump-sum payment.

(ii) Partial Payments. If distribution of a Beckman Merger Participant’s account under the Beckman Savings Plan, the RAP I or the RAP II has begun in the form of partial payments to his or her Beneficiary or Beneficiaries prior to July 12, 2013, the remaining balance of the Participant’s Account shall be paid to the Participant’s Beneficiary or Beneficiaries as a lump-sum payment and the Beneficiary or Beneficiaries may select a Benefit Commencement Date, subject to the provisions of Sections 6.14 and 6.15.

6.4 Special Annuity Forms of Distribution. Notwithstanding Section 6.3(a) of this Plan, but subject to Section 6.3(b) of this Plan, this Section shall apply with respect to (a) a Participant who was a participant in the Newtown Plan, or (b) a Participant who was a participant in the Kollmorgen Plan and who has a Prior Employer Contributions Subaccount with contributions made on his or her behalf under a Merged Kollmorgen Plan.

(a) Forms of Distribution for Participant. If the Participant is entitled to receive the nonforfeitable balance of the Participant’s Account pursuant to Section 6.1 of this Plan and the Participant survives to his or her Benefit Commencement Date, the following Paragraphs shall apply:

(i) Required Form. Subject to Paragraph (ii) below, as of the Participant’s Benefit Commencement Date, (A) a Participant who was a participant in the Newtown Plan shall receive his or her Prior Employer Contributions Subaccount in the form of a Qualified Annuity; and (B) a Participant who was a participant in the Kollmorgen Plan shall receive his or her Prior Employer Contributions Subaccount with contributions made on his or her behalf under a Merged Kollmorgen Plan in the form of a Qualified Annuity.

(ii) Optional Forms. Subject to Paragraphs (iv) and (v) below, (A) if the Participant was a participant in the Newtown Plan, he or she may elect one (1) of the optional forms of payment described in Subparagraphs (A) and (B) below for payment of his or her Prior Employer Contributions Subaccount (if any); and (B) if the Participant was a participant in the Kollmorgen Plan, he or she may elect one (1) of the optional forms of payment described in Subparagraphs (A) and (B) below for payment of his or her Prior Employer Contribution Subaccount with contributions made on his or her behalf under a Merged Kollmorgen Plan, and the Participant shall receive such elected form (if any) as of the Participant’s Benefit Commencement Date in lieu of the Qualified Annuity that may otherwise be payable as of such date.

(A) Annuity. The Participant may elect to receive a Joint and Survivor Annuity under which the percentage of the Participant’s monthly amount to be continued to the Participant’s spouse (if living at the Participant’s death) shall equal seventy-five percent (75%) or one hundred percent (100%), or the Participant may elect to receive another form of annuity, including, a Joint and Survivor Annuity under which the percentage of the Participant’s monthly amount to be continued to the Participant’s spouse (if living at the Participant’s death) shall equal sixty-six percent (66%), any such Joint and Survivor Annuity with a refund feature, a Life Annuity with a refund feature, or a Life Annuity with a period certain of five (5), ten (10), or fifteen (15) years.

(B) Lump-sum Distribution. The Participant may elect to receive a lump-sum distribution.

(iii) Explanation. Within a reasonable period of time before a Participant’s Benefit Commencement Date, which such period, in the case of a Participant who has not reached his or her Normal Retirement Date, shall be no less than thirty (30) days and no more than ninety (90) days before such date, the Plan Administrator shall furnish to the Participant a non-technical explanation of: (A) the terms and conditions of the Qualified Annuity; (B) the Participant’s right to waive the Qualified Annuity and to elect an optional form of payment described in Paragraph (ii) above; (C) the financial effect of any such waiver and election; (D) the spousal consent requirement described in Paragraph (iv) below, if applicable; (E) the fact (if applicable) that the Participant has the right to defer payment of the Qualified Annuity if he or she has not attained Normal Retirement Date; (F) the Participant’s right to revoke any such waiver and election; and (G) the financial effect of any such revocation. The Participant may make a written request for additional information, which the Plan Administrator shall furnish within ninety (90) days after its receipt of such request.

(iv) Waiver. A Participant may elect to waive the Qualified Annuity and to receive instead an optional form of payment described in Paragraph (ii) above by filing with the Plan Administrator the appropriate forms provided by the Plan Administrator within the ninety (90) days ending on the Participant’s Benefit Commencement Date. If the Participant had requested additional information pursuant to Paragraph (iii) above, he or she shall have ninety (90) days beginning on the date that the Plan Administrator provides such information to waive the Qualified Annuity.

If a Participant has a spouse, the Participant’s waiver of the Qualified Annuity and election of an optional form of payment pursuant to Paragraph (ii) shall not be effective unless it contains or is accompanied by the written consent of the spouse, which acknowledges the effect of such waiver and election and is witnessed by a notary public or a representative of the Plan Administrator. Notwithstanding the preceding sentence, the consent of the Participant’s spouse shall not be required if the Plan Administrator is satisfied that such consent cannot be obtained because the spouse cannot be located or because of such other circumstances as may be specified in regulations promulgated by the Secretary of the Treasury.

(v) Revocation of Waiver. A Participant who has elected to waive the Qualified Annuity may revoke the waiver by filing a written revocation with the Plan Administrator within the ninety (90) days ending on the Participant’s Benefit Commencement Date or such other ninety (90)-day election period as is applicable pursuant to Paragraph (iv) above.

(b) Forms of Distribution for Surviving Spouse. In the event that the Participant dies before his or her Benefit Commencement Date, Paragraphs (i) through (v) below shall apply:

(i) Required Form. Subject to Paragraph (ii) below, as of the Benefit Commencement Date selected by the Participant’s surviving spouse (if any), (A) if the Participant was a participant in the Newtown Plan, the spouse shall receive the Participant’s Prior Employer Contributions Subaccount in the form of a Qualified Pre-retirement Survivor Annuity; and (B) if the Participant was a Participant in the Kollmorgen Plan, the spouse shall receive the Participant’s Prior Employer Contributions Subaccount with contributions made on the Participant’s behalf under a Merged Kollmorgen Plan in the form of a Qualified Pre-retirement Survivor Annuity.

(ii) Optional Forms. Subject to Paragraphs (iv) and (v) below, (A) if the Participant was a participant in the Newtown Plan, the spouse may elect one of the optional forms of payment described in Subparagraphs (A) and (B) below for payment of the Participant’s Prior Employer Contributions Subaccount; (B) if the Participant was a Participant in the Kollmorgen Plan, the spouse may elect one of the optional forms of payment described in Subparagraphs (A) and (B) below for payment of the Participant’s Prior Employer Contributions Subaccount with contributions made on the Participant’s behalf under a Merged Kollmorgen Plan, and the spouse shall receive such elected form (if any) as of the spouse’s Benefit Commencement Date in lieu of the Qualified Pre-retirement Survivor Annuity that may otherwise be payable as of such date.

(A) Lump-sum Distributions. The spouse may elect to receive a lump-sum distribution.

(B) Life Annuity With Period Certain. The spouse may elect to receive a Life Annuity with a period certain of five (5), ten (10), or fifteen (15) years or payments in various amounts at various frequencies.

(iii) Explanation. Within a reasonable period of time before the spouse’s Benefit Commencement Date, which such period, if such date precedes the date that would have been the Participant’s Normal Retirement Date, shall be no less than thirty (30) days and no more than ninety days (90) days before such Benefit Commencement Date, the Plan Administrator shall furnish to the spouse in writing a general, nontechnical description of the Qualified Pre-retirement Survivor Annuity and the optional forms of payment available to him or her, which shall include (A) an explanation of the relative financial effect of the Qualified Pre-retirement Survivor Annuity and the optional forms of payment; (B) the fact that the Qualified Pre-retirement Survivor Annuity shall be paid automatically unless it is waived; (C) the fact (if applicable) that the spouse has the right to defer distribution if the spouse’s Benefit Commencement Date precedes the date that would have been the Participant’s Normal Retirement Date; (D) the spouse’s right to waive the Qualified Pre-retirement Survivor Annuity and the effect of any such waiver; (E) the spouse’s right to revoke any such waiver and the effect of any such revocation; and (F) the spouse’s right to request in writing additional information. The spouse may make a written request for additional information, which the Plan Administrator shall furnish within ninety (90) days after its receipt of such request.

(iv) Waiver. Subject to Paragraph (v) below, a spouse may waive the Qualified Pre-retirement Survivor Annuity by filing a written waiver with the Plan Administrator within the ninety (90)-day period ending on the spouse’s Benefit Commencement Date. If the spouse had requested additional information pursuant to Paragraph (iii) above, he or she shall have ninety (90) days beginning on the date the Plan Administrator provides such information to waive the Qualified Pre-retirement Survivor Annuity.

(v) Revocation of Waiver. A spouse who has elected to waive the Qualified Pre-retirement Survivor Annuity may revoke the waiver by filing a written revocation with the Plan Administrator within the ninety (90)-day period ending on the spouse’s Benefit Commencement Date or such later ninety (90)-day period as may be applicable pursuant to Paragraph (iv) above.

(c) Annuity Contracts. To provide for any annuity that shall be payable pursuant to Subsection (a) or (b) above to a Participant or the surviving spouse of a deceased Participant, the Plan Administrator shall direct the Trustee to purchase from an insurance or similar company an annuity contract that complies with the requirements of Subsection (a) or (b), as applicable, and thereupon to distribute such contract to the Participant or spouse. Any such annuity contract purchased and distributed must be nontransferable.

6.5 Direct Rollovers.

(a) Applicability of Section. Notwithstanding any other provision of this Plan, this Section shall apply with respect to a Participant or the Beneficiary of a deceased Participant who has elected, or shall be required to receive, a lump-sum distribution other than a hardship distribution pursuant to Section 6.8 or a required distribution pursuant to Section 6.15(b).

(b) Election of Direct Rollover. A Participant or Beneficiary described in Subsection (a) above may elect, at the time and in the manner prescribed by the Plan Administrator, to have a Direct Rollover made to an Eligible Retirement Plan, where the Direct Rollover shall consist of such lump-sum distribution or any portion thereof equaling at least five hundred dollars ($500), to the extent that such distribution or portion thereof shall otherwise be includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and such distribution or portion thereof as is included in the Direct Rollover shall not be paid to the Participant or Beneficiary.

(c) Explanation. In accordance with the applicable notice and timing requirements of Code Section 411(a)(11), the Plan Administrator shall furnish to a Participant or a Beneficiary described in Subsection (a) above a nontechnical explanation of the Direct Rollover option provided for in Subsection (b) above prior to the date that a distribution eligible for a Direct Rollover shall otherwise be made to the Participant or Beneficiary.

(d) Definitions. For purposes of this Section, (i) the term “Direct Rollover” shall mean a direct trustee-to-trustee transfer described in Code Section 401(a)(31); and (ii) the term “Eligible Retirement Plan” shall mean (A) a qualified trust as defined in Code Section 401(a), (B) an annuity plan as described in Code Section 403(a), (C) an individual retirement account as described in Code Section 408(a), (D) an individual retirement annuity as described in Code Section 408(b) (other than an endowment contract), (E) an annuity contract described in Code Section 403(b), (F) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, and (G) a Roth IRA.

6.6 Beneficiaries. The Plan Administrator shall provide to each new Participant a form on which he or she may designate (a) one or more Beneficiaries who shall receive all or a portion of the Participant’s Account (if any) upon the Participant’s death, including any Beneficiary who shall receive any such amount only in the event of the death of another Beneficiary; and (b) the percentages to be paid to each such Beneficiary (if there is more than one). A Participant may change his or her Beneficiary designation from time to time by filing a new form with the Plan Administrator. No such Beneficiary designation shall be effective unless and until the Participant has properly filed the completed form with the Plan Administrator. A married Participant shall designate his or her spouse as his or her sole Beneficiary unless the Participant’s spouse consents to the designation of a Beneficiary other than the spouse in the manner described in Section 6.7 of this Plan.

If a deceased Participant is not survived by a designated Beneficiary or if no Beneficiary was effectively designated, upon the Participant’s death, the Participant’s Account (if any) shall be paid in a lump sum to the Participant’s spouse and, if there is no spouse, to the Participant’s estate. If a designated Beneficiary is living at the death of the Participant but dies before receiving the entire benefit to which the Beneficiary was entitled, the remaining portion of such benefit shall be paid in a lump sum to the estate of the deceased Beneficiary.

6.7 Spousal Consent. Spousal consent obtained for purposes of this Plan (a) shall be in writing; (b) shall designate a Beneficiary or Beneficiaries or a form of benefits that may not be changed without further spousal consent or shall expressly permit other designations by the Participant without further spousal consent; (c) shall acknowledge the effect of such consent; and (d) shall be witnessed by a notary public or a representative of the Plan Administrator. The Plan Administrator may waive the spousal consent requirement if the Plan Administrator is satisfied that such consent cannot be obtained because a Participant’s spouse cannot be located or because of such other circumstances as the Secretary of the Treasury by regulations may prescribe. The consent of a Participant’s spouse shall be binding only upon the spouse who granted such consent.

6.8 Hardship Distributions. The Plan Administrator may, but shall not be required to, establish procedures under which hardship distributions shall be made to an Employee from all or any portion of his or her Nonforfeitable Account other than his or her Safe Harbor Matching Contributions Subaccount; provided, however, that (i) an Employee who was a participant in the Newtown Plan may not elect to receive a hardship distribution of any portion of his or her Prior Employer Contributions Subaccount; (ii) an Employee who was a participant in the Kollmorgen Plan and who has a Prior Employer Contributions Subaccount with contributions made on his or her behalf under a Merged Kollmorgen Plan may not elect to receive a hardship distribution of such Prior Employer Contributions Subaccount; (iii) an Employee who was a participant in (1) the Datapaq 401(k) Plan, (2) the Comark Instruments, Inc. Savings and Profit Sharing Plan, (3) the Vision BioSystems, Inc. 401(k) Plan, (4) the TEK Plan, (5) the Davis Plan, (6) Genetix Plan, (7) Instrumentarium Plan, (8) Adcon Plan, or (9) Keithley Plan as the case may be, and who has a Prior Employer Contributions Subaccount with qualified non-elective contributions or safe-harbor employer contributions made on his or her behalf under such plan may not elect to receive a hardship distribution of such Prior Employer Contributions Subaccount; and (iv) an Employee who was a participant in the Chemtreat, Inc. 401(k) Profit Sharing Retirement Plan or the Chemtreat ESOP and who has a Prior Employer Contributions Subaccount with money purchase pension plan contributions previously made on his or her behalf under the Chemtreat ESOP may not elect to receive a hardship distribution of such portion of his or her Prior Employer Contributions Subaccount. Under any such hardship distribution procedures, a distribution to an Employee shall be considered a hardship distribution only if the distribution is made on account of the Employee’s immediate and heavy financial need, as described in Subsection (a) below, and the distribution is necessary to satisfy such need, as described in Subsection (b) below.

(a) Immediate and Heavy Financial Need. A distribution shall be deemed to be made on account of an Employee’s immediate and heavy financial need if the distribution is made for one (1) or more of the following:

(i) Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii) Costs directly related to the purchase of a principal residence for the Employee (but excluding mortgage payments);

(iii) Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Employee, or the Employee’s spouse, children, or dependents (as defined in Code Section 152 without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B);

(iv) Payments necessary to prevent the eviction of the Employee from the Employee’s principal residence or foreclosure on the mortgage on that residence;

(v) Payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B);

(vi) Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(vii) Expenses for a Hurricane Sandy Need provided that the hardship distribution is made to the Employee on or after October 26, 2012 and on or before February 1, 2013.

(b) Distribution Necessary to Satisfy Need. A distribution shall be deemed to be necessary to satisfy an Employee’s immediate and heavy financial need if each of the following requirements is satisfied:

(i) The distribution does not exceed the amount of the Employee’s immediate and heavy financial need plus amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(ii) The Employee has obtained all other currently available distributions (including distribution of ESOP dividends under Code Section 404(k), but not hardship distributions) and nontaxable (at the time of the loan) loans, under the Plan and all other plans maintained by the Employer; and

(iii) The Employee is prohibited from making Salary Deferral Contributions under this Plan and any elective contributions under any other qualified or nonqualified deferred compensation plan maintained by the Employer for at least six (6) months after his or her receipt of the hardship distribution; provided, however, that the foregoing suspension of Salary Deferral Contributions shall not apply to an Employee who receives a hardship distribution on account of a Hurricane Sandy Need.

Any distribution elected pursuant to this Section shall be subject to the applicable notice and timing requirements of Code Section 411(a)(11), as described in Section 6.3(a) of this Plan.

Effective with respect to any hardship distribution made on or after May 1, 2013, the term “spouse” as used in this Section 6.8 shall be deemed to include any same-sex domestic partner of an Employee as determined under the Plan Sponsor’s Domestic Partner Policy as of the date of such hardship distribution.

6.9 In-service Distributions at Age 59 1⁄2. An Employee who has attained age fifty-nine and one-half (59 1⁄2) may, at any time, elect to receive all or any portion of his or her Nonforfeitable Account; provided, however, that (i) an Employee who was a participant in the Newtown Plan may not elect to receive a distribution of any portion of his or her Prior Employer Contributions Subaccount, (ii) an Employee who was a participant in the Kollmorgen Plan and who has a Prior Employer Contributions Subaccount with Contributions made on his or her behalf under a Merged Kollmorgen Plan, and (iii) an Employee who was a participant in the Chemtreat, Inc. 401(k) Profit Sharing Retirement Plan or the Chemtreat ESOP and who has a Prior Employer Contributions Subaccount with money purchase pension plan contributions previously made on his or her behalf under the Chemtreat ESOP, may not elect to receive a distribution of any portion of such Prior Employer Contributions Subaccount.

6.10 In-service Distributions of Employee Contributions. An Employee may, at any time, elect to receive all or any portion of his or her Employee Contributions Subaccount (if any).

6.11 In-Service Distributions of Transferred Contributions. An Employee may, at any time, elect to receive all or any portion of his or her Transferred Contributions Subaccount (if any).

6.12 Grandfathered In-service Distributions.

(a) Acme Plan Participant. With respect to a Participant who was a participant in the ACMS Plan or the Acme-Cleveland Hourly Plan, the Participant may, at any time, elect to receive all or any portion of his or her Prior Matching Contributions Subaccount, Prior Employer Contributions Subaccount, Prior Employer Matching & RAP Contributions Subaccount, or Employer Contributions Subaccount, other than any matching contributions made on his or her behalf within the two (2)-year period ending on the distribution date or the amount attributable thereto, if greater, or any employer contributions made on his or her behalf for a plan year beginning before October 1, 1981.

(b) Fluke Plan Participant. With respect to a Participant who was a participant in the Fluke Plan, if the Participant has attained age fifty-five (55), the Participant may, at any time, elect to receive all or any portion of his or her Prior Employer Contributions Subaccount.

(c) Hach ESOP Participant. With respect to a Participant who was a participant in the Hach ESOP, if the Participant has attained age fifty-five (55) and has completed ten (10) years of service, the Participant may, at any time, elect to receive all or any portion of the nonforfeitable portion of his or her Prior Employer Contributions Subaccount.

(d) Joslyn Plan Participant. An Employee who was a participant in the Joslyn Plan may, at any time, elect to receive all or any portion of his or her Prior Employer Contributions Subaccount and/or Prior Matching Contributions Subaccount.

(e) Willett Plan Participant. With respect to an Employee who was a participant in the Willet Plan, if the Employee has completed five (5) Years of Service, the Employee may, at any time, elect to receive all or any portion of his or her Prior Employer Contributions Subaccount, provided that the Employee may receive only two (2) of such distributions in any twelve (12) consecutive month period.

(f) MEI Plan Participant. With respect to a Participant who was a participant in the MEI Plan, if the Participant has attained age fifty-five (55), the Participant may, at any time, elect to receive all or any portion of his or her Prior Employer Contributions Subaccount.

(g) Visual Networks Plan Participant. With respect to a Participant who was a participant in the Visual Networks Plan, if the Participant has attained age fifty-five (55), the Participant may, at any time, elect to receive all or any portion of his or her Prior Employer Contributions Subaccount.

(h) Chemtreat Plan Participant. With respect to a Participant who was a participant in the Chemtreat, Inc. 401(k) Profit Sharing Retirement Plan or the Chemtreat ESOP, if the Participant has attained age fifty-five (55), the Participant may, at any time, elect to receive all or any portion of his or her Prior Employer Contributions Subaccount other than any money purchase pension plan contributions previously made on his or her behalf under the Chemtreat ESOP.

(i) Davis Plan Participant. With respect to a Participant who was a participant in the Davis Plan, if the Participant has attained age fifty-five (55), the Participant may, at any time, elect to receive all or any portion of his or her Prior Employer Contributions Subaccount other than any qualified non-elective contributions previously made on his or her behalf under the Davis Plan.

(j) Arbor Networks Plan Participant. With respect to a Participant who was a participant in the Arbor Networks Plan, the Participant may, at any time, elect to receive all or any portion of his or her Roth Rollover Contributions Subaccount.

(k) Adcon Plan Participant. With respect to a Participant who was a participant in the Adcon Plan, the Participant may, at any time, elect to receive all or any portion of his or her Roth Rollover Contributions Subaccount (if any).

(l) Keithley Plan Participant. With respect to a Participant who was a participant in the Keithley Plan, the Participant may, at any time, elect to receive all or any portion of his or her Roth Rollover Contributions Subaccount (if any).

(m) Esko Plan Participant. With respect to a Participant who was a participant in the Esko Plan, the Participant may, at any time, elect to receive all or any portion of his or her Roth Rollover Contributions Subaccount (if any).

(n) Esko Plan Participant. With respect to a Participant who was a participant in the Esko Plan, if the Participant has attained age fifty-five (55), the Participant may, at any time, elect to receive all or any portion of his or her Prior Employer Contributions Subaccount (if any).

(o) Beckman Savings Plan Participant. An Employee who was a participant in the Beckman Savings Plan may, at any time, elect to receive all or any portion of his or her Prior Coulter Matching Contributions Subaccount (if any).

Any distribution elected pursuant to this Section shall be subject to the applicable notice and timing requirements of Code Section 411(a)(11), as described in Section 6.3(a) of this Plan, and the requirements of Section 6.5 of the Plan.

6.13 Loans to Participants. The Plan Sponsor and the Trustee may agree to establish a Participant loan program subject to written loan procedures adopted by the Plan Administrator from time to time, which shall be considered to be part of this Plan. Any loan under such loan program shall be made only to a Participant who is an Employee of an Employer as of the origination date of the loan.

6.14 Limitations on Payment of Benefits. Notwithstanding any other provision of this Plan, the payment of any benefit to or on behalf of a Participant under this Plan shall be subject to the limitations provided in Subsections (a) through (c) below, as applicable:

(a) Commencement of Benefits. Unless a later date is elected by the Participant, his or her Benefit Commencement Date shall not be later than sixty (60) days after the last day of the Plan Year in which occurs the latest of the dates described in Paragraphs (i), (ii), and (iii) below:

(i) The Participant’s Normal Retirement Date;

(ii) The tenth (10th) anniversary of the date that the Participant began participating in this Plan; where, if the Participant has incurred at least one (1) Period of Severance, the years of the Participant’s participation in this Plan prior to any such Period of Severance shall not be counted in determining when the Participant became a Participant if the number of years (and fractions thereof) of such Period of Severance equals or exceeds the greater of five (5) or the number of such years of the Participant’s participation; or

(iii) The date that the Participant’s Employment terminates.

(b) Incidental Death Benefits. The Participant shall not receive a benefit under which the present value of payments to be made to the Participant (based upon the life expectancy of the Participant determined under Treasury Regulation Section 1.72-9, Table I, and a five percent (5%) per annum interest) would be less than fifty-one percent (51%) of the value of the Participant’s Nonforfeitable Account.

(c) Administrative Matters. The Plan Administrator may, in its discretion, delay the date for distribution of the benefit payable to or on behalf of a Participant to the extent necessary to determine the benefit properly, or, notwithstanding Sections 6.3, 6.4, and 7.1 of this Plan, the Plan Administrator may, in its discretion, commence payment of the benefit payable to or on behalf of a Participant despite the fact that a timely claim therefor has not been filed.

6.15 Required Minimum Distributions.

(a) General Rules.

(i) Effective Date. Notwithstanding any other provision of this Plan, payment of any benefit to or on behalf of a Participant shall be subject to the calculations provided in Subsections (a) through (f), as applicable:

(ii) Precedence. The requirements of this Section 6.15 will take precedence over any inconsistent provisions of the Plan. The Plan generally permits lump sum distributions only. Accordingly, the provisions of this Section 6.15, which provisions are drawn from the Model Amendment published by the Internal Revenue Service, that relate to payments over a period of time (i.e., life expectancy(ies)) shall not be the basis for permitting distributions to Participants (or beneficiaries of a deceased Participant) in any form other than a lump sum distribution. Whenever a Participant is required to receive a distribution under Section 401(a)(9) of the Code, such distribution shall be in the form of a lump sum distribution.

(iii) Requirements of Treasury Regulations Incorporated. All distributions required under this Section 6.15 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(iv) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 6.15, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b) Time and Manner of Distribution.

(i) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, except as provided in Subsection (f) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(B) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in Subsection (f) below, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Subsection (b)(ii), other than Subsection (b)(ii)(A), will apply as if the surviving spouse were the Participant.

For purposes of this Subsection (b)(ii) and Subsection (d), unless Subsection (b)(ii)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection (b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection (b)(ii)(A).

(iii) Forms of Distribution. Unless the Participant’s interest is distributed in the form of a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Subsections (c) and (d) of this Section 6.15.

(c) Required Minimum Distributions During Participant’s Lifetime.

(i) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of

(A) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(ii) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Subsection (c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d) Required Minimum Distributions After Participant’s Death.

(i) Death On or After Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(I) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(II) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(III) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) Death Before Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. Except as provided in Subsection (f) below, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Subsection (d)(i) above.

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection (b)(ii)(A) above, this Subsection (d)(ii) will apply as if the surviving spouse were the Participant.

(e) Definitions.

(i) Designated Beneficiary. The individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-4, Q&A-1, of the Treasury regulations.

(ii) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Subsection (b)(ii). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(iv) Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v) Required Beginning Date. The date specified in Section 1.106 of the Plan when distributions under Section 401(a)(9) of the Internal Revenue Code are required to begin.

(f) Election to Apply 5 Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in Subsection (b)(ii) of this Section 6.15, but the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31, of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin this election will apply as if the surviving spouse were the Participant.

(g) Compliance with the Worker, Retiree and Employer Recovery Act of 2008 (“WRERA”). Notwithstanding the foregoing provisions of this Section 6.15 and solely for purposes of complying with the provisions of WRERA, a Participant or Beneficiary who would have been required to receive a required minimum distribution for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”) and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and his or her Beneficiary, or for a period of at least 10 years (“Extended RMDs”), shall not receive such distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence shall be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding Section 6.5 of the Plan, a direct rollover shall be offered only for distributions that would be eligible rollover distributions without regard to Code Section 401(a)(9)(H) and 2009 RMDs and Extended RMDs shall not be treated as eligible rollover distributions.

6.16 In-service Distributions upon Disability. An Employee who incurs a Disability may, at any time, elect to receive all or any portion of his or her Nonforfeitable Account.

ARTICLE VII

CLAIMS AND ADMINISTRATION

7.1 Applications. A Participant or a Beneficiary who is or may be entitled to a benefit under this Plan shall apply for such benefit in writing in a form and manner prescribed by the Plan Administrator. To the extent this Plan provides disability benefits within the scope of 29 CFR § 2650.503-1, claims for benefits will be administered in accordance with 29 CFR § 2560.503-1.

7.2 Information and Proof. A Participant or the Beneficiary of a deceased Participant shall furnish all information and proof required by the Plan Administrator for the determination of any issue arising under this Plan including, but not limited to, proof of marriage to a Participant or a certified copy of the death certificate of a Participant. The failure by a Participant or the Beneficiary of a deceased Participant to furnish such information or proof promptly and in good faith, or the furnishing of false or fraudulent information or proof by the Participant or Beneficiary, shall be sufficient reason for the denial, suspension, or discontinuance of benefits thereto and the recovery of any benefits paid in reliance thereon.

7.3 Notice of Address Change. Each Participant and any Beneficiary of a deceased Participant who is or may be entitled to a benefit under this Plan shall notify the Plan Administrator in writing of any change of his or her address in accordance with procedures adopted by the Plan Administrator.

7.4 Claims Procedure.

(a) Claim Denial. The Plan Administrator shall provide adequate notice in writing to any Participant or Beneficiary of a deceased Participant whose application for benefits, made in accordance with Section 7.1 of this Plan, has been wholly or partially denied. Such notice shall include the reason(s) for denial, including references, when appropriate, to specific Plan or Trust Agreement provisions; a description of any additional information necessary for the claimant to perfect the claim, if applicable and an explanation of why such information is necessary; and a description of the claimant’s right to appeal under Subsection (b) below.

The Plan Administrator shall furnish such notice of a claim denial within ninety (90) days after the date that the Plan Administrator received the claim. If special circumstances require an extension of time for deciding a claim, the Plan Administrator shall notify the claimant in writing thereof within such ninety (90)-day period and shall specify the date a decision on the claim shall be made, which shall not be more than one hundred eighty (180) days after the date that the Plan Administrator received the claim. Then, the Plan Administrator shall furnish any denial notice on the claim by the later date so specified.

(b) Appeal Procedure. A claimant or his or her duly authorized representative shall have the right to file a written request for review of a claim denial within sixty (60) days after receipt of the denial, to review pertinent documents, records and other information relevant to his or her claim without charge (including items used in the determination, even if not relied upon in making the final determination and items demonstrating consistent application and compliance with this Plan’s administrative processes and safeguards), and to submit comments, documents, records, and other information relating to the claim, even if the information was not submitted or considered in the initial determination.

(c) Decision Upon Appeal. In considering an appeal made in accordance with Subsection (b) above, the Plan Administrator shall review and consider any written comments, documents, records, and other information relating to the claim, even if the information was not submitted or considered in the initial determination by the claimant or his or her duly authorized representative. The claimant or his or her representative shall not be entitled to appear in person before any representative of the Plan Administrator.

The Plan Administrator shall issue a written decision on an appeal within sixty (60) days after the date the Plan Administrator receives the appeal together with any written comments relating thereto. If special circumstances require an extension of time for a decision on an appeal, the Plan Administrator shall notify the claimant in writing thereof within such sixty (60)-day period. Then, the Plan Administrator shall furnish a written decision on the appeal as soon as possible but no later than one hundred twenty (120) days after the date that the Plan Administrator received the appeal. The decision on the appeal shall be written in a manner calculated to be understood by the claimant and shall include specific references to the pertinent Plan provisions on which the decision is based. If the claimant loses on appeal, the decision shall include the following information provided in a manner calculated to be understood by the claimant: (1) the specific reason(s) for the adverse determination; (2) reference to the specific Plan provisions on which the determination is based; (3) a statement of the claimant’s right to receive at no cost information and copies of documents relevant to the claim, even if such information was not relied upon in making determinations; and (4) a statement of the claimant’s rights to sue under ERISA.

(d) Exhaustion of Remedies. A Participant shall have the right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination or review, provided; however, that in no event shall a Participant or Beneficiary bring suit under ERISA in lieu of or prior to complying with the claims procedure in this Section 7.4.

7.5 Status, Responsibilities. Authority, and Immunity of Plan Administrator.

(a) Status of Plan Administrator and Designation of Additional Fiduciaries. The Plan Administrator shall be the “administrator” of this Plan, as such term is defined in Section 3(16)(A) of ERISA. The Plan Administrator may, in its discretion, designate in writing one or more other persons who shall carry out fiduciary responsibilities (other than Trustee responsibilities) under this Plan.

(b) Responsibilities and Discretionary Authority. The Plan Administrator shall have absolute and exclusive discretion to manage this Plan and to determine all issues and questions arising in the administration, interpretation, and application of this Plan and the Trust Agreement, including, but not limited to, issues and questions relating to a Participant’s eligibility for Plan benefits and to the nature, amount, conditions, and duration of any Plan benefits. Furthermore, the Plan Administrator shall have absolute and exclusive discretion to formulate and to adopt any and all standards for use in any actuarial calculations required in connection with this Plan and rules, regulations, and procedures that it deems necessary or desirable to effectuate the terms of this Plan, including, but not limited to, procedures governing applications and claims for Plan benefits and appeals of claim denials; provided, however, that the Plan Administrator shall not adopt a rule, regulation, or procedure that shall conflict with this Plan or the Trust Agreement. Subject to the terms of any applicable contract or agreement, any interpretation or application of this Plan or the Trust Agreement by the Plan Administrator, or any rules, regulations, and procedures duly adopted by the Plan Administrator, shall be final and binding upon Employees, Participants, Beneficiaries, and any and all other persons dealing with this Plan. No other provision of this Plan, whether by its terms or the fact of its inclusion herein, nor the absence from this Plan of any provision, shall be construed as limiting the generality of the foregoing except to the extent that any provision included in this Plan specifically limits the authority, responsibility, or discretion of the Plan Administrator.

(c) Delegation of Authority and Reliance on Agents. The Plan Administrator or any fiduciary designated thereby in accordance with Subsection (a) above may, in its discretion, allocate ministerial duties and responsibilities for the operation and administration of this Plan to one or more persons, who may or may not be Employees, and employ or retain one or more persons, including accountants and attorneys, to render advice with regard to any responsibility of such fiduciary.

(d) Reliance on Documents. Neither the Plan Administrator nor any fiduciary designated thereby in accordance with Subsection (a) above shall incur any liability in relying or in acting upon any instrument, application, notice, request, letter, telegram, or other paper or document believed by it to be genuine, to contain a true statement of facts, and to have been executed or sent by the proper person.

(e) Immunity of Plan Administrator. Except as and to the extent prohibited by ERISA, neither the Plan Administrator nor any fiduciary designated thereby in accordance with Subsection (a) above shall be liable for any of its acts or omissions, the acts or omissions of any other such fiduciary, or the acts or omissions of any employee or agent authorized or retained pursuant to Subsection (c) above by the Plan Administrator or other such fiduciary, except any act of any such person as constitutes gross negligence or willful misconduct.

7.6 Facility of Payment. If the Plan Administrator shall determine that a Participant or the Beneficiary of a deceased Participant to whom a benefit is payable is unable to care for his or her affairs because of illness, accident, or other incapacity, the Plan Administrator may, in its discretion, direct the Trustee to make any payment otherwise due to the Participant or Beneficiary to the legal guardian or other representative of the Participant or Beneficiary. Furthermore, the Plan Administrator may, in its discretion, direct the Trustee to make any payment otherwise due to a minor Participant or Beneficiary of a deceased Participant to the guardian of the minor or the person having custody of the minor. Any payment made in accordance with this Section to a person other than a Participant or Beneficiary shall, to the extent thereof, be a complete discharge of the Trust Fund’s obligation to the Participant or Beneficiary.

7.7 Unclaimed Benefits. If the Plan Administrator cannot locate a Participant or the Beneficiary of a deceased Participant to whom payment of a benefit under this Plan is required, following a diligent effort by the Plan Administrator to locate the Participant or Beneficiary, such benefit shall be forfeited; provided that the benefit shall be restored upon the Participant’s or Beneficiary’s subsequent application therefor.

ARTICLE VIII

TRUST FUND PURPOSES AND ADMINISTRATION

8.1 Existence and Purposes of Trust Fund. The Plan Sponsor has entered into a Trust Agreement with the Trustee to hold the Trust Fund. Except as provided in Section 3.8 of this Plan, notwithstanding anything in this Plan to the contrary, at no time shall any contributions made to the Trust Fund or any assets at any time forming part of the Trust Fund inure to the benefit of the Plan Sponsor or any other Employer, and Trust Fund assets shall be held for the exclusive purposes of providing benefits to Participants and Beneficiaries of deceased Participants and defraying the reasonable expenses of administering this Plan and the Trust Fund.

8.2 Powers of Trustee. The Trustee shall have such powers to hold, to invest, to reinvest, to control, and to disburse the Trust Fund as shall, at such time and from time to time, be set forth in the Trust Agreement or in this Plan.

8.3 Integration of Trust Agreement. The Trust Agreement shall be deemed to be a part of this Plan, and all rights of Participants and Beneficiaries of deceased Participants under this Plan shall be subject to the provisions of the Trust Agreement.

8.4 Rights to Trust Fund Assets. No Participant or Beneficiary of a deceased Participant, nor any other person, shall have any right to, or interest in, any assets of the Trust Fund upon termination of any such Participant’s Employment or otherwise, except as may be specifically provided from time to time in this Plan, the Trust Agreement, or both, and then only to the extent so specifically provided.

8.5 Plan Benefits Paid From Trust Fund Assets. Payment of all benefits provided for in this Plan shall be made solely out of the assets of the Trust Fund.

ARTICLE IX

PLAN AMENDMENT OR TERMINATION

9.1 Right to Amend. The Appointing Committee reserves all rights to amend this Plan, at any time and from time to time, to any extent that the Appointing Committee may deem advisable, and any such amendment shall take the form of an instrument in writing duly executed by one or more individuals duly authorized by the Appointing Committee; provided however, that, the Plan Sponsor specifically reserves the following three (3) rights to amend the Plan, by action of its Board of Directors, at any time, and to the extent the Plan Sponsor may deem advisable, and any such amendment shall take the form of an instrument in writing duly executed by one or more individuals duly authorized by the Board of Directors of the Plan Sponsor, as follows: (a) the right to amend the Plan Sponsor’s and any Employer’s contribution obligations under this Plan; (b) the right to amend any vesting schedules under this Plan; and (3) the right to terminate this Plan pursuant to Section 9.2 of this Plan. Without limiting the generality of the foregoing, the Appointing Committee specifically reserves the right to amend the Plan as may be deemed necessary to ensure the continued qualification of the Plan under Code Section 401(a) and tax-exempt status of the Trust Fund under Code Section 501(a) and to amend the Plan retroactively as may be deemed necessary to conform the Plan to the requirements of the Code, ERISA, any state or other United States statute applicable to employee benefit plans and trusts, and any regulations or rulings issued pursuant thereto.

9.2 Right to Terminate. The Plan Sponsor reserves the right to terminate this Plan, by action duly taken by its Board of Directors, at any time as the Plan Sponsor may deem advisable. Upon termination of this Plan, (a) the Plan Administrator shall determine the value of the Accounts in accordance with Article IV of this Plan; (b) the Plan Administrator shall direct the Trustee to distribute the balance in each Account to or on behalf of the respective Participant in a lump sum, in cash or in kind, provided that no in-kind distribution shall be made of a life annuity; and (c) each Employer on whose behalf an amount is being held in a suspense account pursuant to Section 4.8(b) of this Plan and as permitted under EPCRS and any successor Internal Revenue Service correction program shall receive a reversion of such amount. Notwithstanding the foregoing, upon Plan termination, if distribution of Accounts shall be prohibited under Code Sections 401(k)(2)(B) and 401(k)(10), the Plan Administrator shall direct the Trustee to continue the Trust Fund, shall direct the merger of this Plan with any other defined contribution plan that may be maintained or established by the Plan Sponsor or another Employer, or shall take any other such actions as the Plan Administrator shall determine to be consistent with such Code Sections.

ARTICLE X

TOP-HEAVY PLAN PROVISIONS

10.1 Purpose. Notwithstanding anything in this Plan to the contrary, this Plan shall be administered when necessary according to this Article and Code Section 416.

10.2 Definitions. Terms used in this Article, other than terms defined in Article I of this Plan and not defined in this Section, shall have the respective meanings set forth below unless the context clearly indicates to the contrary:

(a) The term “Determination Date” shall mean, with respect to a Plan Year, the last day of the preceding Plan Year.

(b) The term “Eligible Non-key Employee” shall mean, with respect to an Employer and a Plan Year, an individual who (i) has met the applicable participation requirements of Section 2.1 of this Plan; (ii) is not a Key Employee of the Employer as of the Determination Date for the Plan Year; (iii) is not a Collectively Bargained Employee of the Employer as of the Determination Date for the Plan Year; and (iv) is an Employee on the last day of the Plan Year.

(c) The term “Employer” shall be as defined in Section 1.53 of this Plan except that, other than for purposes of Subsections (d), (f), and (g) below, the term shall include all Affiliated Employers of the Employer.

(d) The term “Five-percent Owner” shall mean, with respect to an Employer, any individual who owns an interest in the Employer of more than five percent (5%), as determined in accordance with Code Section 416(i)(l).

(e) The term “Key Employee” shall mean, with respect to an Employer as of a Determination Date, an Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was (i) an officer of the Employer having received Compensation greater than $130,000, as adjusted under Code Section 416(i)(l) for Plan Years beginning after December 31, 2002; (ii) a Five-percent Owner; or (iii) a One-percent Owner who received Compensation greater than $150,000.

(f) The term “One-percent Owner” shall mean, with respect to an Employer, any individual who owns an interest in the Employer of more than one percent (1%), as determined in accordance with Code Section 416(i)(l).

(g) The term “Top Ten Owner” shall mean, with respect to an Employer, one of the ten (10) employees of the Employer who received Compensation greater than the limitation in effect under Code Section 415(c)(1)(A) and who owns the largest interests in the Employer, as determined in accordance with Code Section 416(f)(l).

(h) The term “Top-heavy Contribution” shall mean, with respect to an Eligible Non-key Employee for a Plan Year, a contribution made on behalf of the Eligible Non-key Employee for the Plan Year pursuant to Section 10.4 of this Plan.

(i) The term “Top-heavy Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record the Top-heavy Contributions made on his or her behalf, any additions thereto, and any deductions therefrom; all as determined in accordance with this Plan.

(j) The term “Top-heavy Group” shall mean, with respect to an Employer as of a Determination Date, a group of one or more Defined Contribution Plans and Defined Benefit Plans maintained by the Employer in which any Key Employee participates, and any other Defined Contribution Plans and Defined Benefit Plans that the Employer aggregates therewith to meet Code Sections 401(a)(4) and 410(b), if, as of the Determination Date, the sum of (i) the aggregate value of the accounts of Key Employees in all such Defined Contribution Plans and (ii) the aggregate present value of the cumulative accrued benefits of Key Employees under all such Defined Benefit Plans exceeds sixty percent (60%) of the sum of (i) the aggregate value of the accounts of all Participants who are or were Employees in all such Defined Contribution Plans and (ii) the aggregate present value of the cumulative accrued benefits of all Participants who are or were Employees under all such Defined Benefit Plans. In order to prevent such required aggregation group from being a Top-heavy Group, the Employer may include in such group any other Defined Contribution Plan or Defined Benefit Plan maintained by the Employer if the group as so aggregated continues to meet the requirements of Code Sections 401(a)(4) and 410(b).

As used in this Subsection, the calculation of the value of accounts and the present values of accrued benefits shall be made with reference to the determination dates that fall within the same calendar year and shall be subject to rules the same as or comparable to the rules in Paragraphs (i) through (iii) of Subsection (k) below.

(k) The term “Top-heavy Plan” shall mean, with respect to an Employer as of a Determination Date, the Plan if, as of the Determination Date, the aggregate value of the Accounts of Key Employees for the Plan Year exceeds sixty percent (60%) of the aggregate value of the Accounts of all Participants who are Employees or this Plan is part of a Top-heavy Group. The following rules shall apply for purposes of this Subsection:

(i) The aggregate value of the Accounts of a group of Participants as of a Determination Date shall be increased by (A) the aggregate distributions made to or on behalf of any such Participant during the one (1) year period ending on the Determination Date and (B) any contributions allocable on their behalf in accordance with Article IV of this Plan that are due but not allocated as of the Determination Date, except in the case of a distribution made for a reason other than severance from employment, death, or disability where “the five (5) consecutive Plan Years” shall be substituted for “the one (1) year period.” This provision shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code Section 416(g)(2)(A)(i).

(ii) If a Participant has not completed an Hour of Service at any time during the one (1) year period ending on a Determination Date, his or her Account shall not be included in calculating an aggregate value of Accounts as of the Determination Date.

(iii) The Account of a Participant who is not a Key Employee as of a Determination Date but previously was a Key Employee shall not be included in calculating an aggregate value of Accounts as of the Determination Date.

10.3 Minimum Vesting Requirement. For a Plan Year in which this Plan is a Top-heavy Plan with respect to an Employer, subject to Section 5.3 of this Plan, the Employer Contributions Subaccount and the Matching Contributions Subaccount of each Participant who is an employee or former employee of the Employer and who completes an Hour of Service after the first Determination Date as of which this Plan is a Top-heavy Plan with respect thereto shall become nonforfeitable in accordance with the following:

YEARS OF SERVICE	NONFORFEITABLE PERCENTAGE
Less than 3	0%
3 or more	100%

10.4 Minimum Contribution Requirement. For a Plan Year in which this Plan is a Top-heavy Plan with respect to an Employer, there shall be a Top-heavy Contribution made with respect to each Eligible Non-key Employee of the Employer in an amount equal to the excess (if any) of (a) the lesser of (i) three percent (3%) of the Compensation of the Eligible Non-key Employee for the Plan Year or (ii) such percentage of the Compensation of the Eligible Non-key Employee for the Plan Year as equals the highest aggregate percentage of the Compensation of any Key Employee of the Employer for the Plan Year allocated pursuant to Sections 4.1 through 4.4 of this Plan for the Plan Year to the Key Employee’s Account over (b) the amount (if any) allocated pursuant to Section 4.1 or 4.2 of this Plan for the Plan Year to the Eligible Non-key Employee’s Employer Contributions Subaccount. As soon as administratively possible after the last day of a Plan Year for which an Employer is required to make Top-heavy Contributions pursuant to this Section, the Employer shall pay to the Trustee an amount equal to the aggregate Top-heavy Contributions, less any amount available to pay such Top-heavy Contributions in the Employer’s Forfeitures Account, and the Trustee shall credit the appropriate Top-heavy Contribution to the respective Top-heavy Contributions Subaccount of each Eligible Non-key Employee.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1 Named Fiduciaries. The Plan Administrator and the Trustee shall each be a “named fiduciary,” as such term is defined in Section 402(a)(2) of ERISA, to the extent of their respective duties under this Plan.

11.2 Agreement Not An Employment Contract. This Plan shall not be deemed to constitute a contract between any Employer and any Participant or Employee or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of any Employer to discharge any Participant or Employee at any time regardless of the effect that such discharge shall have upon such individual as a Participant in this Plan.

11.3 Nonalienation of Benefits.

(a) Prohibition Against Alienation or Assignment. Subject to Subsections (b) and (c) below, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability that is for alimony or other payments for the support of a spouse or former spouse, or for the support of any other relative, before payment thereof is received by the person entitled to the benefits under this Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable under this Plan shall be void; provided, however, that this Subsection shall not prohibit the Plan Administrator from offsetting, pursuant to Section 11.4 of this Plan, any payments due to a Participant, a Beneficiary of a deceased Participant, or any other person who may be entitled to receive a benefit under this Plan, and provided further that this Subsection shall not preclude the enforcement of a federal tax levy, the collection of a judgment by the United States of an unpaid tax assessment, or any arrangement excluded from the term “assignment” or “alienation” in regulations promulgated by the Secretary of the Treasury.

(b) Exception for Qualified Domestic Relations Order. Notwithstanding Subsection (a) above or any other provision of this Plan, the Plan Administrator shall comply with a “qualified domestic relations order,” as such term is defined in Code Section 414(p). The Plan Administrator shall establish a procedure to determine whether a domestic relations order that purports to affect benefits under this Plan is a qualified domestic relations order and, if so, to administer distributions thereunder. To the extent provided under a qualified domestic relations order, the former spouse of a Participant shall be treated as the surviving spouse of the Participant upon his or her death for all purposes under this Plan. A qualified domestic relations order may require payment of benefits to an alternate payee before the Participant has separated from service on or after the date on which the Participant attains or would have attained the “earliest retirement age” under this Plan, where the “earliest retirement age” shall be as defined in Code Section 414(p)(4)(B).

(c) Exception for Certain Judgments and Settlements. Notwithstanding Subsection (a) above or any other provision of this Plan, the Plan Administrator shall comply with a judgment, order, decree, or settlement agreement described in Code Section 401(a)(13)(C) and obtained, issued, or entered into, as applicable, to the extent that it relates to this Plan. The Plan Administrator shall establish a procedure to determine whether an order or requirement that purports to affect benefits under this Plan meets the requirements of Code Section 401(a)(13)(C) and, if so, to administer distributions thereunder.

11.4 Offset of Benefits. Notwithstanding anything in this Plan to the contrary, in the event that a Participant or the Beneficiary of a deceased Participant owes any amount to the Trust Fund, whether as a result of an overpayment or otherwise, the Plan Administrator may, in its discretion, offset the amount owed or any percentage thereof in any manner against any payments due from the Trust Fund to the Participant or Beneficiary.

11.5 Merger or Consolidation of Plan. In the event of a merger or consolidation of this Plan with any other plan or a transfer of assets or liabilities of this Plan to any other plan, a Participant shall be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the successor or transferee plan had then been terminated) that is equal to or greater than the benefit that he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then been terminated).

11.6 Merger or Consolidation of Employer. If an Employer is merged or consolidated with another business organization, or another business organization acquires all or substantially all of an Employer’s assets, such organization may become an Employer hereunder by action of its board of directors and by action of the board of directors of such prior Employer, if still existent. Such a change in Employers shall not be deemed a termination of the Employer’s participation in this Plan by either the predecessor or successor Employer.

11.7 Suspension of Employer Contributions. Each Employer reserves the right, in its sole discretion, to modify or suspend contributions to this Plan, in whole or in part, at any time or from time to time and for any period or periods and to discontinue contributions to this Plan at any time.

11.8 Plan Continuance Voluntary. Although it is the intention of the Plan Sponsor that this Plan shall be continued, this Plan is entirely voluntary on the part of the Plan Sponsor and each other Employer, and the continuance of this Plan and Employer contributions to this Plan are not assumed as a contractual obligation of the Plan Sponsor or any other Employer.

11.9 Savings Clause. If any term, covenant, or condition of this Plan, or the application thereof to any person or circumstance, shall to any extent be held to be invalid or unenforceable, the remainder of this Plan, or the application of any such term, covenant, or condition to persons or circumstances other than those as to which it has been held to be invalid or unenforceable, shall not be affected thereby, and, except to the extent of any such invalidity or unenforceability, this Plan and each term, covenant, and condition hereof shall be valid and shall be enforced to the fullest extent permitted by law.

11.10 Governing Law. This Plan shall be construed, regulated, and administered under the laws of the State of Delaware to the extent not pre-empted by ERISA or any other federal law.

11.11 Construction. As used in this Plan, the masculine and feminine gender shall be deemed to include the neuter gender, as appropriate, and the singular or plural number shall be deemed to include the other, as appropriate, unless the context clearly indicates to the contrary.

11.12 Headings No Part of Agreement. Headings of articles, sections, and subsections of this Plan are inserted for convenience of reference; they constitute no part of this Plan and are not to be considered in the construction of this Plan.

11.13 Indemnification. The Plan Sponsor hereby agrees to indemnify any of its current or former Employees or any current or former members of its board of directors to the full extent of any expenses, penalties, damages, or other pecuniary loss that any such indemnitee may suffer as a result of his or her responsibilities, obligations, or duties in connection with this Plan or fiduciary responsibilities actually performed in connection with this Plan. Such indemnification shall be paid by the Plan Sponsor to the indemnitee to the extent that fiduciary liability insurance is not available to cover the payment of such items, but in no event shall any such amount be paid out of Plan assets. Notwithstanding the foregoing, this Section shall not relieve any current or former Employee or member of an Employer’s board of directors serving in a fiduciary capacity of his or her fiduciary responsibilities or liabilities to this Plan for breaches of fiduciary obligations, nor shall this Section be deemed to violate any provision of Part 4 of Title I of ERISA as it may be interpreted from time to time by the United States Department of Labor and any courts of competent jurisdiction.

ARTICLE XII

CATCH-UP CONTRIBUTIONS

12.1 Purpose. Notwithstanding anything in this Plan to the contrary, this Plan shall be administered to permit a Catch-up Eligible Participant to make Catch-up Contributions in accordance with the provisions of this Article XII, Code Section 414(v), and the regulations issued thereunder. The provisions of this Article XII shall supercede any other provisions of this Plan to the extent those provisions shall be inconsistent with the provisions of this Article XII.

12.2 Definitions. Terms used in this Article, other than terms defined in Article I of this Plan and not defined in this Section, shall have the respective meanings set forth below unless the context clearly indicates to the contrary:

(a) The term “Catch-up Eligible Participant” shall mean, with respect to a Plan Year, an Eligible Employee who is age fifty (50) or older, or who is projected to attain age fifty (50) by the December 31 immediately following the last day of that Plan Year.

(b) The term “Catch-up Contributions” shall mean, with respect to a taxable year, Elective Deferrals made by the Catch-up Eligible Participant that (i) exceed any Applicable Limit, (ii) are treated as Catch-up Contributions by his or her Employer, and (iii) do not exceed the Catch-up Contributions Limit.

(c) The term “Elective Deferral” shall mean, with respect to a taxable year, an elective deferral within the meaning of Code Section 402(g)(3) or any contribution to a Code Section 457 eligible governmental plan.

(d) The term “Applicable Limit” shall mean, for purposes of determining Catch-up Contributions for a Catch-up Eligible Participant, any of the following: (i) a Statutory Limit, (ii) an Employer-provided Limit, or (iii) the ADP Limit.

(e) The term “Statutory Limit” shall mean a limit on Elective Deferrals or Annual Additions permitted to be made (without regard to Code Section 414(v) and this Article XII) with respect to a Participant for a year provided in Code Section 401(a)(30), 402(h), 403(b)(1)(E), 404(h), 408(k), 408(p), 415, or 457, as applicable. For purposes of determining the Statutory Limit, all Applicable Employer Plans of the Employer shall be aggregated, and the Employer shall include all Affiliated Employers of the Employer.

(f) The term “Employer-provided Limit” shall mean, with respect to an Eligible Employee, the limit on Elective Deferrals that the Eligible Employee is permitted to make under this Plan (determined without regard to Code Section 414(v) and this Article XII) as set forth in Section 3.3(a) of this Plan. For purposes of determining the Employer-provided Limit with respect to a Catch-up Eligible Participant who is a Highly Compensated Eligible Employee, all Applicable Employer Plans of the Employer shall be aggregated, and the Employer shall include all Affiliated Employers of the Employer.

(g) The term “ADP Limit” shall mean, with respect to a Plan Year, if this Plan would fail the Actual Deferral Percentage Test under Appendix B of this Plan if this Plan did not make the corrections for compliance under Appendix B of this Plan, the highest amount of Elective Deferrals that can be retained in this Plan by a Highly Compensated Eligible Employee in accordance with Appendix B of this Plan.

(h) The term “Catch-up Contributions Limit” shall mean, with respect to an Eligible Catch-up Participant for a taxable year, the lesser of (i) the Applicable Dollar Catch-up Limit for the taxable year or (ii) a Participant’s Compensation for the taxable year.

(i) The term “Applicable Dollar Catch-up Limit” shall mean, with respect to an Applicable Employer Plan, other than a Code Section 401(k)(11) plan or a SIMPLE IRA plan as defined in Code Section 408(p), the dollar limit determined under the following table:

FOR TAXABLE YEARS BEGINNING IN	APPLICABLE DOLLAR CATCH-UP LIMIT
2006 and later	$5,000

For taxable years after 2006, the Applicable Dollar Catch-up Limit shall be adjusted pursuant to Code Section 415(d), and the base period shall be the calendar quarter beginning on July 1, 2005. For purposes of determining the Applicable Dollar Catch-up Limit, all Applicable Employer Plans of the Employer shall be aggregated, and the Employer shall include all Affiliated Employers of the Employer.

(j) The term “Applicable Employer Plan” shall mean a Code Section 401(k) plan, a SIMPLE IRA plan as defined in Code Section 408(p), a simplified employee pension plan as defined in Code Section 408(k), a plan or contract that satisfies the requirements of Code Section 403(b), or a Code Section 457 eligible governmental plan.

12.3 Eligibility for Catch-up Contributions. A Catch-up Eligible Participant shall be permitted to make Catch-up Contributions in accordance with this Article XII and Code Section 414(v).

12.4 Determination of Catch-up Contributions. The amount of Elective Deferrals in excess of an Applicable Limit shall be determined as of the end of a Plan Year by comparing the total Elective Deferrals for the Plan Year with the Applicable Limit for the Plan Year; provided, however, that, in the case of the Statutory Limit, such determination shall be made on the basis of a calendar year.

12.5 Treatment of Catch-up Contributions. Catch-up Contributions shall not be taken into account in applying certain limits and discrimination tests described in and pursuant to Treas. Reg. §1.414(v)-1(d).

IN WITNESS WHEREOF, the Appointing Committee has caused this amended and restated Plan to be executed by one of its duly authorized members, as of the last date signed by the member, as set forth below.

APPOINTING COMMITTEE

By:	/s/ Jonathan P. Graham
Jonathan P. Graham

Date: 10-17-13

APPENDIX A

SPECIAL PROVISIONS APPLICABLE TO PUERTO RICO PARTICIPANTS

A.1. Purpose and Effect. The purpose of this Appendix A is to comply with the requirements of Sections 1081.01(a) and (d) of the Puerto Rico Internal Revenue Code of 2011, as amended (the “PR Code”). The provisions of this Appendix A shall only apply to those Participants who are bona fide residents of Puerto Rico and persons who perform labor or services primarily within Puerto Rico, regardless of residence for other purposes (the “Puerto Rico Participants”). The provisions of this Appendix A are effective January 1, 2012. Notwithstanding the foregoing, for purposes of the qualification of the Plan under the provisions of the PR Code, the provisions of this Appendix A are effective from January 1, 2011 to December 31, 2011. Effective as of December 31, 2011, the Accounts of all Puerto Rico Participants were transferred from the Plan and its Trust to the Beckman Coulter Puerto Rico Inc. Savings Plan and its associated trust, pursuant to IRS Revenue Ruling 2008-40, as modified by IRS Revenue Ruling 2011-1.

A.2. Type of Plan. It is the intent of the Appointing Committee that the Plan (including the trust agreement forming a part thereof), as applied to Puerto Rico Participants, be a defined contribution profit sharing plan with cash or deferred arrangement of an employer for the exclusive benefit of its employees or their beneficiaries as provided for in Sections 1081.01(a) and (d) of the PR Code, and is to be interpreted and administered in a manner consistent with that intent. With respect to the Puerto Rico Participants, the Plan will at all times be maintained and administered in accordance with any applicable laws and regulations of the Commonwealth of Puerto Rico in connection with contributions and accrual of benefits related to the Puerto Rico Participants, unless contrary to the applicable provisions of the Code or ERISA.

A.3. Compensation. Notwithstanding any provision of the Plan to the contrary, a Puerto Rico Participant’s “Compensation” shall mean such Participant’s “wages” for the Plan Year, as such term shall be defined in PR Code Section 1062.01, and all other payments of compensation paid by the Employer (in the course of the Employer’s trade or business) for a Plan Year for which the Employer is required to furnish the Puerto Rico Participant a written statement under PR Code Section 1062.01. The determination of Compensation under this Section shall be determined prior to the effect of any elective deferrals under any PR Code Section 1081.01(d) cash or deferred arrangement that is part of a Puerto Rico qualified retirement plan. All other provisions in the Plan with respect to Compensation shall also apply to the Puerto Rico Participants to the extent not prohibited by the PR Code.

A.4. Puerto Rico Participant’s Salary Deferral Limit. A Puerto Rico Participant may not elect Salary Deferral Contributions pursuant to Section 3.3 of the Plan at a rate greater than ten percent (10%) of his/her Compensation, not to exceed the dollar limitation provided under PR Code Section 1081.01(d)(7)(A). This limit shall be applied by aggregating all plans maintained by the Employer for Puerto Rico Participants that provide for Salary Deferral Contributions Compensation.

A.5. Highly Compensated Puerto Rico Participants. A Highly Compensated Puerto Rico Participant means with respect to a Plan Year, a PR Eligible Employee who:

(a) is an Officer (as defined by applicable regulations) of a PR Employer; or

(b) at any time during the calendar year ending with or within the Plan Year or the preceding calendar year ending with or within the Plan Year was a 5% owner of a PR Employer; or

(c) for the preceding calendar year had Compensation in excess of the applicable dollar amount provided under Section 1081.01(d)(3)(E)(iii)(IV) of the Code (e.g., $110,000 for 2011).

The term “PR Highly Compensated Employee” also includes any former PR Eligible Employee who separated from service (or has a deemed separation from service) prior to the Plan Year, performs no service for the Employer during the Plan Year, and was a PR Highly Compensated Employee for the separation year.

A.6. PR Code Actual Deferral Percentage Test. For each Plan Year, in addition to satisfying the nondiscrimination tests as provided in the Plan, the Plan shall also satisfy the Actual Deferral Percentage (“ADP”) Test of PR Code Section 1081.01(d)(3)(B) and the regulations promulgated thereunder. This test must be met by only taking into consideration Puerto Rico Participants.

In no event the ADP of the Highly Compensated Puerto Rico Participants for any calendar year shall exceed the greater of:

(a) the ADP of all other Puerto Rico Participants for such calendar year multiplied by 1.25; or

(b) the ADP of all other Puerto Rico Participants for such calendar year multiplied by 2.0, provided that the ADP of Highly Compensated Puerto Rico Participants does not exceed that of all other Puerto Rico Participants by more than two percentage points.

The ADP of a group of Puerto Rico Participants for a Plan Year shall be the average of the ratios, calculated separately for each Puerto Rico Participant in such group, of the amount of Puerto Rico Participants’ Salary Deferral Contributions actually paid to the Trust on behalf of such Puerto Rico Participants for such Plan Year to the Compensation of such Puerto Rico Participants for such Plan Year. If more than one plan providing a cash or deferred arrangement (within the meaning of PR Code Section 1081.01 (d)) is maintained by the Employer, the ADP of any Highly Compensated Puerto Rico Participant who participates in more than one such plan or arrangement shall be determined as if all such arrangements were a single plan or arrangement. If two or more plans are aggregated for purposes of PR Code Section 1081.01(a)(3) or 1081.01(a)(4), such plans shall be aggregated for purposes of determining the ADP of the Puerto Rico Participants as if all such plans were a single plan.

In the event that there are contributions in excess of the limitation described in paragraphs a. and b. of this Section A.6 (“PR Code Excess Contributions”) (determined under the leveling method specified in the PR Code beginning with the Highly Compensated Puerto Rico Participant with the highest ADP), the Plan Administrator shall cause to be distributed the PR Code Excess Contributions to the affected Highly Compensated Puerto Rico Participants. Any Matching Contributions attributable to a Highly Compensated Puerto Rico Participant’s PR Code Excess Contributions, plus or minus any earnings or losses, respectively, allocated thereto, as determined by the Plan Administrator, shall be forfeited as of the date the PR Code Excess Contributions are distributed.

Notwithstanding any provision of this Appendix A to the contrary, to the extent permitted by the PR Code and its Regulations, the Appointing Committee may elect to aggregate all Employees employed by the Employer for purposes of determining compliance by the Plan with the ADP Test of PR Code Section 1081.01 and the determination of Highly Compensated Puerto Rico Participants.

A.7. Adjustment of a Puerto Rico Participant’s Salary Deferral Contributions. An Employer may, in its sole discretion, decrease or suspend the amount of the Salary Deferral Contribution of any Puerto Rico Participant if the Employer deems such decrease or suspension to be necessary to satisfy any of the following:

(a) the limits described in Section A.4 of this Appendix A; or

(b) the nondiscrimination requirement of Section A.6 of this Appendix A.

A.8. Individual Transfers and Rollover Provisions. Notwithstanding any provision of the Plan to the contrary, individual transfers and rollovers to the Plan under Sections 3.6(a) and 3.6(b) of the Plan, respectively, by a Puerto Rico Participant are limited to the amounts transferred or distributed from an employee plan that also qualifies under both PR Code Section 1081.01(a) and under Code Section 401(a).

Notwithstanding any provision of the Plan to the contrary, if a Puerto Rico Participant’s benefit is to be distributed in the form of a Direct Rollover distribution, pursuant to the election provided in Section 6.5(b) of the Plan, such Direct Rollover distribution may only be made to a Puerto Rico Eligible Retirement Plan that is also an Eligible Retirement Plan as defined in Section 6.5(d) of the Plan. For purposes of this paragraph, the term “Puerto Rico Eligible Retirement Plan” shall mean a qualified plan and trust as described in PR Code Section 1081.01(a).

A.9. Automatic Rollovers. The provisions of Section 6.3(f) of the Plan are not applicable with respect to Puerto Rico Participants.

A.10. Hardship Distributions. Puerto Rico Participants are eligible to receive hardship distributions for any reason included in Section 6.8 of the Plan, and for any other reason authorized by the U.S. Internal Revenue Service, so long as such reason is authorized by the Puerto Rico Department of the Treasury. If a Puerto Rico Participant receives a distribution on account of heavy financial need pursuant to Section 6.8 of the Plan, he: (i) shall not be entitled to make Salary Deferral Contributions and any other employee contributions for twelve (12) months following the date of receipt of the hardship distribution, and (ii) for the taxable year following the year of the hardship distribution, the annual limitation imposed by the PR Code on Salary Deferral Contributions shall be reduced by the amount of Salary Deferral Contributions made in the year of the hardship distribution.

A.11. Catch-up Contributions. Notwithstanding any provision of the Plan to the contrary, Catch-up Eligible Puerto Rico Participants are permitted to make additional elective deferrals in any Plan Year in an amount not to exceed the dollar limitation provided under PR Code Section 1081.01(d)(7)(C), over the limitation on Salary Deferral Contributions as described in Section A.4 of this Appendix A. All Catch-up Contributions shall not be taken into account for purposes of the ADP Test set forth in Section A.6 of this Appendix A. For purposes of this paragraph, the term “Catch-up Eligible Puerto Rico Participant” shall mean with respect to a taxable year, any Puerto Rico Participant who is age fifty (50) or older, or who is projected to attain the age of fifty (50) by the end of the year.

A.12. Employer Contributions. To the extent permissible under ERISA, each contribution made by an Employer to the Plan with respect to a Puerto Rico Participant is expressly conditioned on the deductibility of such contribution under PR Code Section 1033.09 for the taxable year for which contributed. To the extent permissible under ERISA, if the Puerto Rico Department of the Treasury disallows the deduction, or if the contribution was made by a mistake of fact, such contributions shall be returned to the Employer within one (1) year after the disallowance of the deduction (to the extent disallowed), or after the payment of the contribution, respectively.

A.13. Payment of Contributions. Contributions made by an Employer to the Plan with respect to a Puerto Rico Participant shall be paid to the Trustee not later than the due date for filing the Employers’ Puerto Rico income tax return for the taxable year in which such payroll period falls, including any extension thereof.

A.14. Merger or Consolidation of the Plan. Solely with respect to the Puerto Rico Participants, any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust, will be limited to the extent such other plan and trust are qualified under PR Code Section 1081.01(a).

A.15. Plan Termination or Discontinuance of Contributions. Notwithstanding any provision of the Plan to the contrary, the Trustee shall not be required to make any distribution from the Trust Fund to a Puerto Rico Participant in the event the Plan is terminated, until such time as the Puerto Rico Department of the Treasury shall have determined in writing that such termination will not adversely affect the prior qualification of the Plan under the PR Code.

A.16. Governing Law. With respect to the Puerto Rico Participants and any Employer engaged in business in Puerto Rico, the Plan will be governed and construed according to the PR Code, where such law is not in conflict with applicable federal law.

A.17. Use of Terms. All terms and provisions of the Plan shall apply to this Appendix A, except that where the terms and provisions of the Plan and this Appendix A conflict, the terms and provisions of this Appendix A shall govern.

APPENDIX B

SPECIAL NONDISCRIMINATION TESTING PROVISIONS

B.1. Actual Deferral Percentage Test.

(a) In General. With respect to Eligible Employees who are not Eligible Participants, the Plan Administrator shall determine whether the Actual Deferral Percentage Test is met with respect to each Eligible Employee Testing Group for the Plan Year; provided, however, that the Actual Deferral Percentage Test shall be deemed to have been met with respect to an Eligible Employee Testing Group for the Plan Year if all of the Eligible Employees in such group are (i) Highly Compensated Eligible Employees for the Plan Year or (ii) Nonhighly Compensated Eligible Employees for the Plan Year. If the Actual Deferral Percentage Test is not met with respect to an Eligible Employee Testing Group, the Plan Administrator shall take the steps in Subsection (b) below.

(b) Corrections for Compliance with Actual Deferral Percentage Test. Notwithstanding any other provision of this Plan, in order that the Actual Deferral Percentage Test shall be met for the Plan Year with respect to an Eligible Employee Testing Group, the Plan Administrator shall determine and cause to be distributed the Excess Contributions of the Eligible Employee Testing Group for the Plan Year in accordance with Paragraphs (i) through (vi) below:

(i) Reduction of Deferral Percentages. The Plan Administrator shall determine a reduced Deferral Percentage for one (1) or more Highly Compensated Eligible Employees in the Eligible Employee Testing Group pursuant to the following leveling process: (A) first, the Deferral Percentage for the Highly Compensated Eligible Employee in such group with the highest Deferral Percentage shall be reduced to equal the greater of the percentage that enables the Actual Deferral Percentage Test to be met or the second (2nd) highest Deferral Percentage of any Highly Compensated Eligible Employee in such group; (B) secondly, the Deferral Percentage for the Highly Compensated Eligible Employee in such group with the second (2nd) highest Deferral Percentage (before the reduction in (A) above) shall be reduced to equal the greater of the percentage that enables the Actual Deferral Percentage Test to be met or the third (3rd) highest Deferral Percentage of any Highly Compensated Eligible Employee in such group; and (C) such leveling process shall be continued only until the Actual Deferral Percentage Test is met when such reduced Deferral Percentages are used; provided, however, that, in the event that more than one (1) Highly Compensated Eligible Employee has the same Deferral Percentage, each such Eligible Employee’s Deferral Percentage shall be reduced (if at all) to the same percentage, which shall be determined on a pro-rata basis if necessary.

(ii) Determination of Excess Contributions. The Plan Administrator shall determine the Excess Contributions as the sum, with respect to the group of Highly Compensated Eligible Employees whose Deferral Percentages were reduced pursuant to Paragraph (i) above, of the product, calculated for each such Highly Compensated Eligible Employee, of (A) the Highly Compensated Eligible Employee’s Basic Compensation as was used to determine his or her Deferral Percentage before such reduction and (B) the difference between (I) such Deferral Percentage and (II) his or her Deferral Percentage after such reduction.

(iii) Determination of Individual Excess Contributions. The Plan Administrator shall determine, with respect to the Highly Compensated Eligible Employees in the Eligible Employee Testing Group, his or her Individual Excess Contributions as the difference between his or her Applicable Salary Deferral Contributions and his or her Applicable Salary Deferral Contributions after any reduction thereof in accordance with the following leveling process: (A) first, the Applicable Salary Deferral Contributions of the Highly Compensated Eligible Employee in such group with the highest Applicable Salary Deferral Contributions shall be reduced such that either (I) his or her Individual Excess Contributions equal the Excess Contributions or (II) his or her Applicable Salary Deferral Contributions equal the second (2nd) highest Applicable Salary Deferral Contributions of any Highly Compensated Eligible Employee in such group, based on whichever reduction is less; (B) secondly, the Applicable Salary Deferral Contributions of the Highly Compensated Eligible Employee in such group with the second (2nd) highest Applicable Salary Deferral Contributions shall be reduced such that either (I) the aggregate Individual Excess Contributions so determined equal the Excess Contributions or (II) his or her Applicable Salary Deferral Contributions equal the third (3rd) highest Applicable Salary Deferral Contributions of any Highly Compensated Eligible Employee in such group, based on whichever reduction is less; and (C) such leveling process shall be continued only until the aggregate Individual Excess Contributions so determined equal the Excess Contributions; provided, however, that, in the event that more than one (1) Highly Compensated Eligible Employee has the same amount of Applicable Salary Deferral Contributions, each such Eligible Employee’s Applicable Salary Deferral Contributions shall be reduced (if at all) to the same amount, which shall be determined on a pro-rata basis if necessary.

(iv) Distribution of Distributable Excess Contributions. On any Distribution Date, the Plan Administrator shall cause to be distributed to each Highly Compensated Eligible Employee in the Eligible Employee Testing Group (other than any such Highly Compensated Eligible Employee who has no balance in his or her Salary Deferral Contributions Subaccount) his or her Distributable Excess Contributions (if any) (or any such lesser amount as remains in his or her Salary Deferral Contributions Subaccount), plus or minus any earnings or losses, respectively, allocable thereto as determined pursuant to Paragraph (vi)(A) below.

(v) Forfeiture of Safe Harbor Matching Contributions. Any Safe Harbor Matching Contributions attributable to a Participant’s Distributable Excess Contributions, plus or minus any earnings or losses, respectively, allocable thereto as determined pursuant to Paragraph (vi)(B) below, shall be forfeited as of the Distribution Date applicable pursuant to Paragraph (iv) above.

(vi) Determination of Earnings or Losses.

(A) Distributable Excess Contributions. The earnings or losses allocable to a Participant’s Distributable Excess Contributions as of the applicable Distribution Date shall equal (I) the aggregate earnings or losses allocable to the Participant’s Salary Deferral Contributions for the Plan Year multiplied by (II) a fraction, the numerator of which is the amount of the Participant’s Distributable Excess Contributions and the denominator of which is (i) the balance in the Participant’s Salary Deferral Contributions Subaccount as of the first (1st) day of the Plan Year plus (ii) the Salary Deferral Contributions made on the Participant’s behalf for the Plan Year.

(B) Forfeited Safe Harbor Matching Contributions. The earnings or losses allocable to a Participant’s Matching Contributions forfeited pursuant to Paragraph (v) above as of the applicable Distribution Date shall equal (I) the earnings or losses allocable to the Safe Harbor Matching Contributions made on the Participant’s behalf for all or the portion of the Plan Year preceding the Distribution Date multiplied by (II) a fraction, the numerator of which is the amount of the Safe Harbor Matching Contributions to be forfeited and the denominator of which is (i) the balance in the Participant’s Safe Harbor Matching Contributions Subaccount as of the first (1st) day of the Plan Year plus (ii) the Safe Harbor Matching Contributions made on the Participant’s behalf for all or the portion of the Plan Year preceding the Distribution Date.

(c) Retesting. In the event that, subsequent to the time that the Plan Administrator has determined compliance for a Plan Year with the Actual Deferral Percentage Test with respect to an Eligible Employee Testing Group, a Highly Compensated Eligible Employee in such group who has received a distribution of Distributable Excess Contributions pursuant to Subsection (b) above notifies the Plan Administrator pursuant to Section 3.10(a)(i) of this Plan of an amount to be designated as Excess Deferrals for the Plan Year, the Plan Administrator shall again determine whether the Actual Deferral Percentage Test is met with respect to the Eligible Employee Testing Group for the Plan Year and, if not, the Plan Administrator shall take the steps in Subsection (b) above; where, for such purposes, the Applicable Salary Deferral Contributions of such Highly Compensated Eligible Employee shall be increased by the difference between the amount of the Distributable Excess Contributions that he or she received and the amount of the newly designated Excess Deferrals.

(d) Definitions. For purposes of this Section:

(i) The term “Distributable Excess Contributions” shall mean, as of a Distribution Date for a Highly Compensated Eligible Employee who has Individual Excess Contributions for a Plan Year, the difference (if positive) between such Individual Excess Contributions and any amount of the Applicable Salary Deferral Contributions made on behalf of the Highly Compensated Eligible Employee already distributed to him or her as of the Distribution Date pursuant to Section 3.10(b) of this Plan.

(ii) The term “Distribution Date” shall mean, with respect to a Plan Year, a date selected by the Plan Administrator during the next succeeding Plan Year.

(iii) The term “Individual Excess Contributions” shall mean, with respect to a Highly Compensated Eligible Employee in an Eligible Employee Testing Group for a Plan Year, the amount (if any) determined for the Highly Compensated Eligible Employee for the Plan Year pursuant to Subsection (b)(iii) above.

(iv) The term “Actual Deferral Percentage” shall mean, with respect to an Eligible Employee Testing Group for a Plan Year, the ratio (expressed as a percentage) of (a) the sum of the Deferral Percentages of each Eligible Employee in such group for the Plan Year to (b) the number of such Eligible Employees.

(v) The term “Actual Deferral Percentage Test” shall mean the test that shall be considered to be met with respect to an Eligible Employee Testing Group for a Plan Year if either Subsection (a) or Subsection (b) below is true:

(A) The Actual Deferral Percentage for Highly Compensated Eligible Employees in such group for the Plan Year is not greater than one and twenty-five hundredths (1.25) multiplied by the Actual Deferral Percentage for Nonhighly Compensated Eligible Employees in such group for the Plan Year.

(B) The Actual Deferral Percentage for Highly Compensated Eligible Employees in such group for the Plan Year is not greater than two (2) multiplied by the Actual Deferral Percentage for Nonhighly Compensated Eligible Employees in such group for the Plan Year, and the difference between the Actual Deferral Percentage for Highly Compensated Eligible Employees in such group for the Plan Year and the Actual Deferral Percentage for Nonhighly Compensated Eligible Employees in such group for the Plan Year is not greater than two percent (2%).

Notwithstanding the foregoing, if so elected by the Plan Administrator for a Plan Year, for purposes of the Actual Deferral Percentage Test for such Plan Year and each subsequent Plan Year until the election shall be revoked in accordance with any procedures therefor established by the Department of Treasury, the Actual Deferral Percentage for Nonhighly Compensated Eligible Employees for the last preceding Plan Year shall be used.

Notwithstanding the foregoing, if the Plan Administrator determines that (i) for a Plan Year this Plan satisfies the requirements of Code Sections 401(k), 401(m), 401(a)(4), and/or 410(b) only if aggregated with one or more plans of the Employer, as the term “plan” is defined in Treas. Reg. §1.401(k)-1(g)(11), or (ii) for a Plan Year one or more of such other plans of the Employer satisfy the requirements of Code Sections 401(k), 401(m), 401(a)(4), and/or 410(b) only if aggregated with this Plan, then the Actual Deferral Percentage Test of the Eligible Employee Testing Group for the Plan Year shall be determined using the Actual Deferral Percentages of (1) the Eligible Employees in such Eligible Employee Testing Group and (2) all eligible employees in such other plans who would otherwise satisfy the requirements of such Eligible Employee Testing Group if such employees were participants in this Plan.

(vi) The term “Deferral Percentage” shall mean, with respect to an Eligible Employee for a Plan Year, the ratio (expressed as a percentage rounded to the nearest hundredth) of (a) the Applicable Salary Deferral Contributions (if any) made on the Eligible Employee’s behalf for the Plan Year to (b) the Eligible Employee’s Basic Compensation for the Plan Year; provided, however, that, in determining, for purposes of this Section, the Basic Compensation for a Plan Year of each Eligible Employee in an Eligible Employee Testing Group for the Plan Year who became an Eligible Employee after the first (1st) day of the Plan Year, the Plan Administrator may, in accordance with Department of Treasury regulations under Code Section 401(k), determine that the Eligible Employee’s Basic Compensation for the Plan Year shall be only such portion thereof as he or she earned while an Eligible Employee during the Plan Year; and further provided, however, that, with respect to a Highly Compensated Eligible Employee for a Plan Year, for purposes of this Section, the Applicable Salary Deferral Contributions made on behalf of the Highly Compensated Eligible Employee shall be deemed to include any salary deferral contributions made on his or her behalf under any plan maintained by an Affiliated Employer of his or her Employer under Code Section 401(k) (other than a plan that could not be aggregated with this Plan in accordance with regulations under Code Section 401(k)) for a plan year ending with or within the Plan Year that would be “Applicable Salary Deferral Contributions” if made under this Plan.

(vii) The term “Eligible Employee Testing Group” shall mean, with respect to a Plan Year, any of the following groups of Eligible Employees of one (1) or more Employers: (a) the Eligible Employees of the Controlled Group Employers for the Plan Year; and (b) with respect to each (if any) Employer that was not a Controlled Group Employer for the Plan Year, the Eligible Employees of the Employer (and any Affiliated Employer thereof).

Notwithstanding the foregoing, if the Plan Administrator determines that (i) for a Plan Year this Plan satisfies the requirements of Code Sections 401(k), 401(m), 401(a)(4), and/or 410(b) only if aggregated with one or more plans of the Employer, as the term “plan” is defined in Treas. Reg. § 1.401(k)-1(g)(11), or (ii) for a Plan Year one or more of such other plans of the Employer satisfy the requirements of Code Sections 401(k), 401(m), 401(a)(4), and/or 410(b) only if aggregated with this Plan, an Eligible Employee Testing Group shall also include all eligible employees in such other plans who would otherwise satisfy the requirements of such Eligible Employee Testing Group if such employees were participants in this Plan; provided, however, that with respect to an Employee who becomes, or ceased to be, a Collectively Bargained Employee during a Plan Year, such Employee shall be considered to be an Eligible Employee in an Eligible Employee Testing Group for the Plan Year only if such Employee is not a Collectively Bargained Employee on the last day of such Plan Year.

(viii) The term “Excess Contributions” shall mean, with respect to an Eligible Employee Testing Group for a Plan Year, such amount (if any) of the aggregate Applicable Salary Deferral Contributions made on behalf of the Highly Compensated Eligible Employees in such group for the Plan Year that the Plan Administrator shall determine pursuant to this Appendix B of this Plan causes noncompliance with the Actual Deferral Percentage Test.

(ix) The term “Highly Compensated Eligible Employee” shall mean, with respect to an Employer for a Plan Year, an Eligible Employee who is a Highly Compensated Employee for the Plan Year.

(x) The term “Nonhighly Compensated Eligible Employee” shall mean, with respect to an Employer for a Plan Year, an Eligible Employee who is not a Highly Compensated Employee of the Employer for the Plan Year.

(e) Incorporation by Reference. Salary Deferral Contributions are subject to the limits of Code Section 401(k)(3), as described above. Plan provisions relating to the Code Section 401(k)(3) limits are to be interpreted and applied in accordance with Code Sections 401(k)(3) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code Section 401(k) as may be prescribed by the Secretary of the Treasury from time to time.

FIRST AMENDMENT

TO THE

DANAHER CORPORATION & SUBSIDIARIES SAVINGS PLAN

This is the First Amendment to the Danaher Corporation & Subsidiaries Savings Plan (the “Plan”), which was most recently amended and restated effective July 1, 2013. Pursuant to Section 9.1 of the Plan, the Appointing Committee of Danaher Corporation (the “Committee”) has reserved unto itself the right to amend the Plan. The Committee desires to amend the Plan to reflect (i) the mergers of The IRIS 401(k) Plan (“IRIS Plan”) and the Teletrac 401(k) Plan (“Teletrac Plan”), both of which shall be effective as of December 31, 2013, and (ii) participation under the Plan, effective January 1, 2014, for IRIS International, Inc. (“IRIS”) and Teletrac, Inc. (“Teletrac”) with respect to their eligible associates and the eligible associates of participating affiliates of IRIS and Teletrac under the IRIS Plan and Teletrac Plan, respectively. Accordingly, pursuant to Section 9.1 of the Plan, the Committee hereby amends the Plan in following particulars, effective as of December 31, 2013:

1.

Amend Article I of the Plan by adding the following new Sections 1.75A and 1.75B immediately following Section 1.75:

“1.75A The term “IRIS” shall mean IRIS International, Inc. and its Affiliated Employers that shall have been participating in the IRIS Plan as of December 31, 2013.

1.75B The term “IRIS Plan” shall mean the former IRIS 401(k) Plan as in effect immediately prior to its merger into this Plan effective December 31, 2013.”

2.

Amend Article I of the Plan by adding the following new Sections 1.117A and 1.117B immediately following Section 1.117:

“1.117A The term “Teletrac” shall mean Teletrac, Inc. and its Affiliated Employers that shall have been participating in the Teletrac Plan as of December 31, 2013.

1.117B The term “Teletrac Plan” shall mean the former Teletrac 401(k) Plan as in effect immediately prior to its merger into this Plan effective December 31, 2013.”

3.

Amend Section 1.97 of the Plan by deleting such Section in its entirety and substituting the following therefor:

“1.97 The term “Prior Employer Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained to record (a) any amounts transferred from the “Prior Employer Contributions Subaccount” (if any) that was maintained on the Participant’s behalf under the Prior Plan as of the Effective Date; (b) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the GLI International Inc. 401(k) Plan as of December 20, 2002; (c) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Reliable Power Meters Inc. 401(k) Profit Sharing Plan as of December 26, 2002; (d) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Hydrolab Corporation 401(k) Plan as of December 26, 2002; (e) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Orbisphere Laboratories Overseas 401(k) Plan as of July 1, 2003; (f) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Environmental Test Systems, Inc. 401(k) Plan as of July 1, 2003; (g) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Willett America, Inc. 401(k) Savings Plan as of September 30, 2003; (h) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thomson Retirement Savings Plan as of December 31, 2003; (i) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Quantic Industries, Inc. Profit Sharing and Salary Deferral Plan as of March 31, 2004; (j) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the ELE International, LLC Savings and Retirement 401(k) Plan as of June 1, 2004; (k) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Radiometer America Inc. Retirement Savings Plan as of December 31, 2004; (1) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the SenDx Medical, Inc. 401(k) Savings and Investment Plan as of December 31, 2004; (m) any employer contributions and any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the MEI Plan as of December 31, 2004; (n) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the KaVo Retirement Plan as of January 3, 2005; (o) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Accu-Sort Systems, Inc. Profit Sharing 401(k) Plan as of January 3, 2005; (p) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the OECO Employees’ Qualified Savings Plan as of December 30, 2005; (q) any employer contributions and any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Visual Networks Plan as of June 1, 2006; (r) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Marsh-McBirney, Inc. 401(k) Plan as of September 29, 2006; (s) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Sybron Dental Specialties, Inc. Savings and Thrift Plan as of December 29, 2006; (t) any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Leica Microsystems Inc. 401(k) Savings Plan as of December 29, 2006; (u) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Innova Corp. 401(k) Profit Sharing Plan & Trust as of April 30, 2007; (v) any matching contributions and any qualified non-elective contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Datapaq 401(k) Plan as of October 12, 2007; (w) any employer contributions and any prior money purchase pension plan contributions previously contributed under the Chemtreat, Inc. Employee Stock Ownership Plan and Trust Agreement (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Chemtreat, Inc. 401(k) Profit Sharing Retirement Plan as of December 31, 2007; (x) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Comark Instruments, Inc. Savings and Profit Sharing Plan as of January 2, 2008; (y) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Vision BioSystems, Inc. 401(k) Plan as of January 2, 2008; (z) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thrift Plan of Jeneric/Pentron, Incorporated as of July 1, 2009; (aa) any employer contributions, any matching contributions, and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the TEK Plan as of January 5, 2010; (bb) any employer contributions, any matching contributions, and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Davis Plan as of July 1, 2010; (cc) any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Arbor Networks Plan as of December 31, 2010; (dd) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Genetix Plan as of January 3, 2011; (ee) any employer contributions, any matching contributions, and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Instrumentarium Plan as of January 3, 2011; (ff) any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Adcon Plan as of August 15, 2011; (gg) any employer contributions, any matching contributions, and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Keithley Plan as of October 3, 2011; (hh) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Esko Plan as of December 30, 2011; (ii) any employer contributions including any prior money purchase pension plan contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Chemtreat ESOP as of November 30, 2012; (jj) any employer contributions, any matching contributions, and contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the X-Rite Plan as of December 31, 2012; (kk) any employer contributions, any matching contributions, and contributions representing MyTime benefits (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the X-Rite Plan as of December 31, 2012; (ll) with respect to a Beckman Active Merger Participant, any employer contributions designated under the Beckman Savings Plan as “Coulter Flex Plan contributions,” “Coulter Profit Sharing contributions,” and “Retirement Plus contributions,” any matching contributions, and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (mm) with respect to a Beckman Terminated Merger Participant, any employer contributions designated under the Beckman Savings Plan as “Coulter Flex Plan contributions” and “Coulter Profit Sharing contributions,” and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (nn) with respect to a Beckman Active Merger Participant, any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman RAP I and the Beckman RAP II as of July 12, 2013; (oo) any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the IRIS Plan as of December 31, 2013; (pp) any matching contributions and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Teletrac Plan as of December 31, 2013; (qq) any additions thereto; and (rr) any deductions therefrom, all as determined in accordance with this Plan.”

4.

Amend Sections 1.107 and 1.108 of the Plan by deleting such Sections in their entirety and substituting the following therefor:

“1.107 The term “Roth 401(k) Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Arbor Networks Plan as of December 31, 2010; (b) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Adcon Plan as of August 15, 2011; (c) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Keithley Plan as of October 3, 2011; (d) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Esko Plan as of December 30, 2011; (e) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Aperio Technologies, Inc. 401(k) Plan as of April 5, 2013; (f) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the IRIS Plan as of December 31, 2013; (g) any additions thereto; and (h) any deductions therefrom, all as determined in accordance with this Plan.

1.108 The term “Roth Rollover Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Arbor Networks Plan as of December 31, 2010; (b) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Adcon Plan as of August 15, 2011; (c) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Keithley Plan as of October 3, 2011; (d) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Esko Plan as of December 30, 2011; (e) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the IRIS Plan as of December 31, 2013; (f) any additions thereto; and (g) any deductions therefrom, all as determined in accordance with this Plan.”

5.

Amend Section 1.112 of the Plan by deleting such Section in its entirety and substituting the following therefor:

“1.112 The term “Salary Deferral Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained to record (a) any amounts transferred from the “Salary Deferral Contributions Subaccount” (if any) that was maintained on the Participant’s behalf under the Prior Plan as of the Effective Date; (b) the Salary Deferral Contributions made on the Participant’s behalf; (c) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the GLI International Inc. 401(k) Plan as of December 20, 2002; (d) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Reliable Power Meters Inc. 401(k) Profit Sharing Plan as of December 26, 2002; (e) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Hydrolab Corporation 401(k) Plan as of December 26, 2002; (f) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Orbisphere Laboratories Overseas 401(k) Plan as of July 1, 2003; (g) any salary deferral contributions (plus earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Environmental Test Systems, Inc. 401(k) Plan as of July 1, 2003; (h) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Raytek, Inc. 401(k) Plan as of September 30, 2003; (i) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Willett America, Inc. 401(k) Savings Plan as of September 30, 2003; (j) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thomson Retirement Savings Plan as of December 31, 2003; (k) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Quantic Industries, Inc. Profit Sharing and Salary Deferral Plan as of March 31, 2004; (1) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the ELE International, LLC Savings and Retirement 401(k) Plan as of June 1, 2004; (m) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Radiometer America Inc. Retirement Savings Plan as of December 31, 2004; (n) any Salary Deferral Contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the SenDx Medical, Inc. 401(k) Savings and Incentive Plan as of December 31, 2004; (o) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the KaVo Retirement Plan as of January 3, 2005; (p) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Accu-Sort Systems, Inc. Profit Sharing 401(k) Plan as of January 3, 2005; (q) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the OECO Employees’ Qualified Savings Plan as of December 30, 2005; (r) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Marsh-McBirney Inc. 401(k) Plan as of September 29, 2006; (s) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Sybron Dental Specialties, Inc. Savings and Thrift Plan as of December 29, 2006; (t) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Leica Microsystems Inc. 401(k) Savings Plan as of December 29, 2006; (u) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Innova Corp. 401(k) Profit Sharing Plan & Trust as of April 30, 2007; (v) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Datapaq 401(k) Plan as of October 12, 2007; (w) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Chemtreat, Inc. 401(k) Profit Sharing Retirement Plan as of December 31, 2007; (x) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Comark Instruments, Inc. Savings and Profit Sharing Plan as of January 2, 2008; (y) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Vision BioSystems, Inc. 401(k) Plan as of January 2, 2008; (z) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thrift Plan of Jeneric/Pentron, Incorporated as of July 1, 2009; (aa) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the TEK Plan as of January 5, 2010; (bb) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Davis Plan as of July 1, 2010; (cc) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Arbor Networks Plan as of December 31, 2010; (dd) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Genetix Plan as of January 3, 2011; (ee) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Instrumentarium Plan as of January 3, 2011; (ff) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Adcon Plan as of August 15, 2011; (gg) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Keithley Plan as of October 3, 2011; (hh) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Esko Plan as of December 30, 2011; (ii)

any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the X-Rite Plan as of December 31, 2012; (jj) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Aperio Technologies, Inc. 401(k) Plan as of April 5, 2013; (kk) with respect to a Beckman Merger Participant, any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (ll) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the IRIS Plan as of December 31, 2013; (mm) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Teletrac Plan as of December 31, 2013; (nn) any additions thereto; and (oo) any deductions therefrom, all as determined in accordance with this Plan.”

6.

Amend Section 2.3 of the Plan by deleting such Section in its entirety and substituting the following therefor:

“2.3 Participation as an Eligible Participant. Subject to Sections 2.4 and 2.5 of this Plan, an Employee shall become an Eligible Participant on the anniversary of his or her Entry Date that coincides with or next follows the later of (a) the date that the individual became an Employee or (b) the date that he or she completed one (1) Year of Service uninterrupted by a One-year Break in Service, provided that the individual is an Employee on such anniversary. Notwithstanding the foregoing, the date that an Employee shall become an Eligible Participant shall be the Effective Date if such date is later than the date determined pursuant to the foregoing sentence. Notwithstanding the foregoing, the following additional rules shall apply: (i) effective November 12, 2008, employees of Sea-Bird Electronics, Inc. (“Sea-Bird”) who were actively employed by Sea-Bird on November 11, 2008 shall be “Eligible Participants” as defined in the Plan for purposes of any contribution and allocation of Unilateral Employer Contribution, Discretionary Employer Contribution, and Matching Contributions under Sections 3.1, 3.2, 3.4, 4.1, 4.2, and 4.4 of the Plan on and after November 12, 2008; (ii) any Employee of Tektronix, Inc. on December 31, 2009 shall become an Eligible Participant on January 1, 2010; (iii) any Employee of Davis Inotek Instruments, LLC d/b/a Davis Calibration on June 30, 2010 shall become an Eligible Participant on July 1, 2010; (iv) any Employee of Instrumentarium Dental, Inc. on December 31, 2010 and any Employee of Genetix USA, Inc. on December 31, 2010 shall become an Eligible Participant on January 1, 2011; (v) any Employee of Keithley Instruments, Inc. on September 30, 2011 shall become an Eligible Participant on October 1, 2011; (vi) any Employee of Esko-Graphics, Inc. on December 30, 2011 shall become an Eligible Participant on January 1, 2012; (vii) any Employee of X-Rite on December 31, 2012 shall become an Eligible Participant on January 1, 2013; (viii) any Employee of Beckman on June 30, 2013 shall become an Eligible Participant on July 1, 2013; (ix) any Employee of IRIS on December 31, 2013 shall become an Eligible Participant on January 1, 2014, provided that the individual is an Employee on January 1, 2014; and (x) any Employee of Teletrac on December 31, 2013 shall become an Eligible Participant on January 1, 2014, provided that the individual is an Employee on January 1, 2014.”

7.

Amend Section 6.3 of the Plan by adding the following new Subsection (h) immediately following Subsection (g) of such Section 6.3:

“(h) Special Rules for Beneficiaries of IRIS Plan and Teletrac Plan Participants. If distribution of a Participant’s account under the IRIS Plan or a Teletrac Plan has begun in the form of installment payments to his or her Beneficiary or Beneficiaries prior to December 31, 2013, the remaining balance of the Participant’s Account shall continue to be paid to the Participant’s Beneficiary or Beneficiaries in the form of installment payments unless the Beneficiary or Beneficiaries shall otherwise elect to receive his or her remaining share of such Account balance as a lump-sum payment.”

8.

All other parts of the Plan not inconsistent herewith are hereby ratified and confirmed.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the Appointing Committee has caused this Seventh Amendment to the Plan to be executed by a duly authorized member, as of the date signed by the member, as set forth below.

APPOINTING COMMITTEE

By:	/s/ Daniel L. Comas
Daniel L. Comas

SECOND AMENDMENT

TO THE

DANAHER CORPORATION & SUBSIDIARIES SAVINGS PLAN

This is the Second Amendment to the Danaher Corporation & Subsidiaries Savings Plan (the “Plan”), which was most recently amended and restated effective July 1, 2013. Pursuant to Section 9.1 of the Plan, the Appointing Committee of Danaher Corporation (the “Committee”) has reserved unto itself the right to amend the Plan. The Committee desires to amend the Plan to reflect: (i) the merger of the ANGI 401(k) Plan with and into the Plan effective December 31, 2014, (ii) the merger of the Dux Sales 401(k) Plan with and into the Plan, effective January 2, 2015, (iii) the addition of a Roth 401(k) contribution feature, (iv) the addition of an auto-enrollment feature, (v) the addition of an auto-increase feature, (vi) the elimination of the one-year eligibility period to receive safe harbor matching contributions, (vii) clarifying that the Plan shall include an investment fund that will allow participants to invest in stock of the Plan Sponsor, and (viii) clarifying the determination of a participant’s spouse to reflect the U.S. Supreme Court’s decision in U.S. v. Windsor and recent IRS guidance. Accordingly, pursuant to Section 9.1 of the Plan, the Committee hereby amends the Plan in following particulars, effective as of January 1, 2015, unless otherwise stated below:

1.

Amend Article I of the Plan by adding the following new Section 1.11A immediately following Section 1.11, effective as of December 31, 2014:

1.11A The term “ANGI Plan” shall mean the former ANGI 401(k) Plan as in effect immediately prior to its merger into this Plan effective December 31, 2014.

2.

Amend Section 1.26 of the Plan by adding a new paragraph immediately following the current paragraph, effective as of June 26, 2013:

Effective June 26, 2013, in accordance with Revenue Ruling 2013-17, for all Plan purposes, a spouse includes any spouse of a legal marriage, including a same-sex spouse, that is validly entered into in a state whose laws authorize the marriage of two individuals of the same sex, even if the individuals are domiciled in a state that does not recognize the validity of same-sex marriages. However, individuals (whether part of an opposite-sex or same-sex couple) who have entered into a registered domestic partnership, civil union, or other similar formal relationship recognized under state law that is not denominated as a marriage under the laws of that state are not treated as legally married. For this purpose, the term “state” means any domestic or foreign jurisdiction having the legal authority to sanction marriages. For all Plan purposes, a Participant is “married” if the Participant has a spouse.

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3.

Amend Article I of the Plan by adding the following new Sections 1.46A and 1.46B immediately following Section 1.46, effective as of December 31, 2014:

1.46A The term “Dux” shall mean Dux Industries, Inc. and its Affiliated Employers that shall have been participating in the Dux Plan as of January 1, 2015.

1.46B The term “Dux Plan” shall mean the former Dux Sales 401(k) Plan as in effect immediately prior to its merger into this Plan effective January 2, 2015.

4.

Amend Section 1.97 of the Plan by deleting such Section in its entirety and substituting the following therefor, effective as of December 31, 2014:

1.97 The term “Prior Employer Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained to record (a) any amounts transferred from the “Prior Employer Contributions Subaccount” (if any) that was maintained on the Participant’s behalf under the Prior Plan as of the Effective Date; (b) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the GLI International Inc. 401(k) Plan as of December 20, 2002; (c) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Reliable Power Meters Inc. 401(k) Profit Sharing Plan as of December 26, 2002; (d) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Hydrolab Corporation 401(k) Plan as of December 26, 2002; (e) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Orbisphere Laboratories Overseas 401(k) Plan as of July 1, 2003; (f) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Environmental Test Systems, Inc. 401(k) Plan as of July 1, 2003; (g) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Willett America, Inc. 401(k) Savings Plan as of September 30, 2003; (h) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thomson Retirement Savings Plan as of December 31, 2003; (i) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Quantic Industries, Inc. Profit Sharing and Salary Deferral Plan as of March 31, 2004; (j) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the ELE International, LLC Savings and Retirement 401(k) Plan as of June 1, 2004; (k) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Radiometer America Inc. Retirement Savings Plan as of December 31, 2004; (l) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the SenDx Medical, Inc. 401(k) Savings and Investment Plan as of December 31, 2004; (m) any employer contributions and any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the MEI Plan as of December 31, 2004; (n) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the KaVo Retirement Plan as of January 3, 2005; (o) any employer contributions (plus any

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earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Accu-Sort Systems, Inc. Profit Sharing 401(k) Plan as of January 3, 2005; (p) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the OECO Employees’ Qualified Savings Plan as of December 30, 2005; (q) any employer contributions and any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Visual Networks Plan as of June 1, 2006; (r) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Marsh-McBirney, Inc. 401(k) Plan as of September 29, 2006; (s) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Sybron Dental Specialties, Inc. Savings and Thrift Plan as of December 29, 2006; (t) any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Leica Microsystems Inc. 401(k) Savings Plan as of December 29, 2006; (u) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Innova Corp. 401(k) Profit Sharing Plan & Trust as of April 30, 2007; (v) any matching contributions and any qualified non-elective contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Datapaq 401(k) Plan as of October 12, 2007; (w) any employer contributions and any prior money purchase pension plan contributions previously contributed under the Chemtreat, Inc. Employee Stock Ownership Plan and Trust Agreement (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Chemtreat, Inc. 401(k) Profit Sharing Retirement Plan as of December 31, 2007; (x) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Comark Instruments, Inc. Savings and Profit Sharing Plan as of January 2, 2008; (y) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Vision BioSystems, Inc. 401(k) Plan as of January 2, 2008; (z) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thrift Plan of Jeneric/Pentron, Incorporated as of July 1, 2009; (aa) any employer contributions, any matching contributions, and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the TEK Plan as of January 5, 2010; (bb) any employer contributions, any matching contributions, and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Davis Plan as of July 1, 2010; (cc) any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Arbor Networks Plan as of December 31, 2010; (dd) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Genetix Plan as of January 3, 2011; (ee) any employer contributions, any matching contributions, and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Instrumentarium Plan as of January 3, 2011; (ff) any safe-harbor employer contributions (plus any earnings thereon and

3

minus any losses thereon) that were maintained on the Participant’s behalf under the Adcon Plan as of August 15, 2011; (gg) any employer contributions, any matching contributions, and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Keithley Plan as of October 3, 2011; (hh) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Esko Plan as of December 30, 2011; (ii) any employer contributions including any prior money purchase pension plan contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Chemtreat ESOP as of November 30, 2012; (jj) any employer contributions, any matching contributions, and contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the X-Rite Plan as of December 31, 2012; (kk) any employer contributions, any matching contributions, and contributions representing MyTime benefits (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the X-Rite Plan as of December 31, 2012; (ll) with respect to a Beckman Active Merger Participant, any employer contributions designated under the Beckman Savings Plan as “Coulter Flex Plan contributions,” “Coulter Profit Sharing contributions,” and “Retirement Plus contributions,” any matching contributions, and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (mm) with respect to a Beckman Terminated Merger Participant, any employer contributions designated under the Beckman Savings Plan as “Coulter Flex Plan contributions” and “Coulter Profit Sharing contributions,” and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (nn) with respect to a Beckman Active Merger Participant, any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman RAP I and the Beckman RAP II as of July 12, 2013; (oo) any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the IRIS Plan as of December 31, 2013; (pp) any matching contributions and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Teletrac Plan as of December 31, 2013; (qq) any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the ANGI Plan as of December 31, 2014, (rr), any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Dux Plan as of January 2, 2015, (ss) any additions thereto; and (tt) any deductions therefrom, all as determined in accordance with this Plan.

5.

Amend Section 1.107 of the Plan by deleting such Section in its entirety and substituting the following therefor:

1.107 The term “Roth 401(k) Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) contributions made pursuant to Article XIII of the Plan (plus any earnings thereon and minus any

4

losses thereon), (b) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Arbor Networks Plan as of December 31, 2010; (c) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Adcon Plan as of August 15, 2011; (d) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Keithley Plan as of October 3, 2011; (e) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Esko Plan as of December 30, 2011; (f) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Aperio Technologies, Inc. 401(k) Plan as of April 5, 2013; (g) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the IRIS Plan as of December 31, 2013; (h) any additions thereto; and (i) any deductions therefrom, all as determined in accordance with this Plan. Earnings, losses, credits and charges are separately allocated to such Subaccount on a reasonable and consistent basis.

6.

Amend Section 1.108 of the Plan by deleting such Section in its entirety and substituting the following therefor:

1.108 The term “Roth Rollover Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Arbor Networks Plan as of December 31, 2010; (b) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Adcon Plan as of August 15, 2011; (c) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Keithley Plan as of October 3, 2011; (d) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Esko Plan as of December 30, 2011; (e) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the IRIS Plan as of December 31, 2013; (f) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under another employer’s 401(k), 403(b) or 457(b) plan that is received by the Plan on and after January 1, 2015 (g) any additions thereto; and (h) any deductions therefrom, all as determined in accordance with this Plan.

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7.

Amend Section 1.112 of the Plan by deleting such Section in its entirety and substituting the following therefor, effective as of December 31, 2014:

1.112 The term “Salary Deferral Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained to record (a) any amounts transferred from the “Salary Deferral Contributions Subaccount” (if any) that was maintained on the Participant’s behalf under the Prior Plan as of the Effective Date; (b) the Salary Deferral Contributions made on the Participant’s behalf; (c) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the GLI International Inc. 401(k) Plan as of December 20, 2002; (d) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Reliable Power Meters Inc. 401(k) Profit Sharing Plan as of December 26, 2002; (e) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Hydrolab Corporation 401(k) Plan as of December 26, 2002; (f) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Orbisphere Laboratories Overseas 401(k) Plan as of July 1, 2003; (g) any salary deferral contributions (plus earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Environmental Test Systems, Inc. 401(k) Plan as of July 1, 2003; (h) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Raytek, Inc. 401(k) Plan as of September 30, 2003; (i) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Willett America, Inc. 401(k) Savings Plan as of September 30, 2003; (j) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thomson Retirement Savings Plan as of December 31, 2003; (k) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Quantic Industries, Inc. Profit Sharing and Salary Deferral Plan as of March 31, 2004; (l) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the ELE International, LLC Savings and Retirement 401(k) Plan as of June 1, 2004; (m) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Radiometer America Inc. Retirement Savings Plan as of December 31, 2004; (n) any Salary Deferral Contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the SenDx Medical, Inc. 401(k) Savings and Incentive Plan as of December 31, 2004; (o) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the KaVo Retirement Plan as of January 3, 2005; (p) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Accu-Sort Systems, Inc. Profit Sharing 401(k) Plan as of January 3, 2005; (q) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the OECO Employees’ Qualified Savings Plan as of December 30, 2005; (r) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Marsh-McBirney Inc. 401(k) Plan as of September 29, 2006; (s) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Sybron Dental Specialties, Inc. Savings and Thrift Plan as of December 29, 2006; (t) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf

6

under the Leica Microsystems Inc. 401(k) Savings Plan as of December 29, 2006; (u) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Innova Corp. 401(k) Profit Sharing Plan & Trust as of April 30, 2007; (v) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Datapaq 401(k) Plan as of October 12, 2007; (w) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Chemtreat, Inc. 401(k) Profit Sharing Retirement Plan as of December 31, 2007; (x) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Comark Instruments, Inc. Savings and Profit Sharing Plan as of January 2, 2008; (y) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Vision BioSystems, Inc. 401(k) Plan as of January 2, 2008; (z) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thrift Plan of Jeneric/Pentron, Incorporated as of July 1, 2009; (aa) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the TEK Plan as of January 5, 2010; (bb) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Davis Plan as of July 1, 2010; (cc) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Arbor Networks Plan as of December 31, 2010; (dd) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Genetix Plan as of January 3, 2011; (ee) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Instrumentarium Plan as of January 3, 2011; (ff) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Adcon Plan as of August 15, 2011; (gg) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Keithley Plan as of October 3, 2011; (hh) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Esko Plan as of December 30, 2011; (ii) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the X-Rite Plan as of December 31, 2012; (jj) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Aperio Technologies, Inc. 401(k) Plan as of April 5, 2013; (kk) with respect to a Beckman Merger Participant, any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (ll) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the IRIS Plan as of December 31, 2013; (mm) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Teletrac Plan as of December 31, 2013; (nn) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the ANGI Plan as of December 31, 2014; (oo) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Dux Plan as of January 2, 2015; (pp) any additions thereto; and (qq) any deductions therefrom, all as determined in accordance with this Plan.

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8.

Amend Section 2.3 of the Plan by deleting such Section in its entirety and substituting the following therefor:

2.3 Participation as an Eligible Participant. Subject to Sections 2.4 and 2.5 of this Plan, an Employee shall become an Eligible Participant for Unilateral Employer Contributions and Discretionary Employer Contributions on the anniversary of his or her Entry Date that coincides with or next follows the later of (a) the date that the individual became an Employee or (b) the date that he or she completed one (1) Year of Service uninterrupted by a One-year Break in Service, provided that the individual is an Employee on such anniversary. Subject to Sections 2.4 and 2.5 of this Plan, an Employee shall become an Eligible Participant for Safe Harbor Matching Contributions on his or her Entry Date; provided that an Employee hired prior to January 1, 2015, who was not an Eligible Participant with respect to Safe Harbor Matching Contributions as of December 31, 2014, and who is an Employee on January 1, 2015, shall become an Eligible Employee with respect to Safe Harbor Matching Contributions on January 1, 2015. Notwithstanding the foregoing, the date that an Employee shall become an Eligible Participant shall be the Effective Date if such date is later than the date determined pursuant to the foregoing sentences. Notwithstanding the foregoing, the following additional rules shall apply: (i) effective November 12, 2008, employees of Sea-Bird Electronics, Inc. (“Sea-Bird”) who were actively employed by Sea-Bird on November 11, 2008 shall be “Eligible Participants” as defined in the Plan for purposes of any contribution and allocation of Unilateral Employer Contribution, Discretionary Employer Contribution, and Matching Contributions under Sections 3.1, 3.2, 3.4, 4.1, 4.2, and 4.4 of the Plan on and after November 12, 2008; (ii) any Employee of Tektronix, Inc. on December 31, 2009 shall become an Eligible Participant on January 1, 2010; (iii) any Employee of Davis Inotek Instruments, LLC d/b/a Davis Calibration on June 30, 2010 shall become an Eligible Participant on July 1, 2010; (iv) any Employee of Instrumentarium Dental, Inc. on December 31, 2010 and any Employee of Genetix USA, Inc. on December 31, 2010 shall become an Eligible Participant on January 1, 2011; (v) any Employee of Keithley Instruments, Inc. on September 30, 2011 shall become an Eligible Participant on October 1, 2011; (vi) any Employee of Esko-Graphics, Inc. on December 30, 2011 shall become an Eligible Participant on January 1, 2012; (vii) any Employee of X-Rite on December 31, 2012 shall become an Eligible Participant on January 1, 2013; (viii) any Employee of Beckman on June 30, 2013 shall become an Eligible Participant on July 1, 2013, provided that the individual is an Employee on July 1, 2013 (ix) any Employee of Picosecond Pulse Labs, Inc. as of January 15, 2014 shall become an Eligible Employee on January 20, 2014, provided that the individual is an Employee on January 20, 2014; and (x) any Employee of Unfors RaySafe, Inc. as of February 4, 2014 shall become an Eligible Employee on February 5, 2014.

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9.

Amend Section 3.3(b) of the Plan by adding the following new paragraphs (iv) and (v):

(iv) Automatic Enrollment. Each Eligible Employee who is (A) hired or rehired on or after January 1, 2015, (B) becomes an Eligible Employee on or after January 1, 2015 as a result of an acquisition by the Plan Sponsor or Affiliated Employer, or (C) an individual who was employed by Employer, but not considered an Employee or Eligible Employee, who becomes an Eligible Employee on or after January 1, 2015, shall receive a notice describing the automatic contribution feature either before or within a reasonable period after such Eligible Employee becomes eligible to participate in the Plan pursuant to Article II. Unless such an Eligible Employee timely and affirmatively elects to make (or not make) Salary Deferral Contributions (including Roth 401(k) Contributions) to the Plan, Salary Deferral Contributions equal to 5% of Basic Compensation shall be deducted from his or her Basic Compensation each Payroll Period, beginning with the Payroll Period beginning on or after the 45th day following the date that the notice is provided to the Eligible Employee, or as soon as administratively practicable thereafter.

On an annual basis, beginning on or after January 1, 2016, each Eligible Employee on whose behalf no Salary Deferral Contributions (including Roth 401(k) Contributions) are being contributed to the Plan pursuant to an affirmative election, shall be provided a notice describing the automatic contribution feature and, unless such Eligible Employee timely and affirmatively elects to make (or not make) Salary Deferral Contributions to the Plan, Salary Deferral Contributions equal to 5% of Basic Compensation shall be deducted on a pre-tax basis from his or her Basic Compensation each Payroll Period, beginning with the Payroll Period beginning on or after the 45th day following the date the notice is provided to the Eligible Employee, or as soon as administratively practicable thereafter. The prior sentence shall not apply to an Eligible Employee who affirmatively elected not to contribute Salary Deferral Contributions to the Plan no earlier than the first day of the second month beginning before the date the annual notice is provided.

All contributions made to the Plan pursuant to this paragraph (iv) shall be made in accordance with procedures adopted by the Plan Administrator and invested pursuant to Section 4.9(b) until the Participant directs the investment of such amounts pursuant to Section 4.9(a).

(v) Automatic Increase. Effective January 1, 2016, each Eligible Employee on whose behalf Salary Deferral Contributions (including Roth 401(k) Contributions) are being contributed to the Plan pursuant to an affirmative election in an amount less than 5% of Basic Compensation shall be provided a notice informing the Eligible Employee that, unless he or she timely and affirmatively elects to make (or not make) a specific deferral rate of Salary Deferral Contributions to the Plan, the designated deferral percentage with respect to his or her Salary Deferral Contributions on a pre-tax basis shall be increased automatically so that the Salary Deferral Contributions and/or Roth 401(k) Contributions, in the aggregate, being made to the Plan on his or her behalf equal 5% of such Eligible Employee’s Basic Compensation, beginning with the Payroll Period beginning on or after April 1 of each Plan Year, or as soon as practicable hereafter. The prior sentence shall not apply to an Eligible Employee who affirmatively elected to make a specific deferral rate of Salary Deferral Contributions (including Roth 401(k) Contributions) to the Plan no earlier than the first day of the second month beginning before the date the annual notice is provided.

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10.

Amend Section 3.6(a) of the Plan by adding a new paragraph at the end:

The Plan will accept, and account for separately, a direct rollover of designated Roth contributions described in Code Section 402A from another employer’s 401(k), 403(b), or 457(b) plan. The Plan will not accept a rollover of designated Roth contributions in any other manner.

11.

Amend Section 4.9(a) of the Plan by deleting such Section in its entirety and substituting the following therefor, effective as of January 1, 2014:

4.9 Investment of Accounts. The Account of each Participant shall be separately invested subject to Subsections (a) through (c) below:

(a) Participant-directed Accounts. A Participant may direct the Trustee to invest all or any portion of the Participant’s Account in such investment(s) as the Plan Administrator shall designate from time to time, and a Beneficiary of a deceased Participant may direct the Trustee to invest all or any portion of the Participant’s Account, or such part thereof to which the Beneficiary shall be entitled, in such investment(s) as the Plan Administrator shall designate from time to time. The Plan Administrator shall designate an investment fund which shall invest exclusively in common stock of the Plan Sponsor, which shall be “qualifying employer securities” within the meaning of ERISA Section 407(d)(5), and such cash or cash equivalent as is necessary to provide adequate liquidity to comply with Participant and Beneficiary investment directions. The purpose of including such an investment within the plan is to offer each Participant or Beneficiary the opportunity to utilize common stock of the Plan Sponsor to build a diversified investment portfolio consistent with such Participant or Beneficiary’s own individual risk tolerances and to permit Participants and Beneficiaries to take advantage of the favorable taxation of lump-sum distributions in the form of shares of appreciated stock. A Participant may make his or her initial election to direct the investment of his or her Account by properly completing an investment option form and filing it with the Trustee, and, if a Participant who has died did not make an initial election to direct the investment of his or her Account, a Beneficiary of the deceased Participant may make such an initial election to direct the investment of the Participant’s Account, or such part thereof to which the Beneficiary shall be entitled, by properly completing an investment option form and filing it with the Trustee.

If an initial investment option form has been filed with respect to a Participant’s Account, the Participant or a Beneficiary of the Participant, if deceased, may elect to change the investment election with respect to the investment of future amounts credited to the Account and/or with respect to the investment of all or a designated portion of the current balance of the Account, or part thereof to which the Beneficiary shall be entitled, as applicable, by so designating on a new investment option form and filing the form with the Trustee or, in accordance with procedures adopted by the Plan Administrator, by so notifying the Trustee in

10

any manner acceptable to the Trustee. Except as otherwise provided by the Plan Administrator or the Trustee with respect to one (1) or more investment options, any investment election made pursuant to this Subsection by a Participant or a Beneficiary of a deceased Participant shall be effective as soon as administratively possible after the date that the Participant or Beneficiary files the investment option form with the Trustee or otherwise notifies the Trustee of his or her election in accordance with this Subsection, and such election shall continue in effect until the effective date of a subsequent investment election properly made.

The Plan Administrator shall adopt and may amend procedures to be followed by Participants and Beneficiaries of deceased Participants in electing to direct investments pursuant to this Subsection, In establishing any such procedures, the Plan Administrator may, among other actions, format investment option forms and establish deadlines for elections.

12.

Amend Section 6.11 of the Plan by deleting such Section in its entirety and substituting the following therefor:

6.11 In-Service Distributions of Transferred Contributions and Certain Roth Rollover Contributions. An Employee may, at any time, elect to receive all or any portion of his or her Transferred Contributions Subaccount and Roth Rollover Contributions Subaccount as provided in Section 1.108(f), if any.

13.

Amend the Plan by adding the following new Article XIII:

ARTICLE XIII

ROTH 401(k) CONTRIBUTIONS

13.1 Purpose. Effective as soon as administratively practical on or after January 1, 2015, this Plan shall be administered to permit a Participant who is eligible to make Salary Deferral Contributions to make Roth 401(k) Contributions, in accordance with Code Section 402A, and any regulations or other IRS guidance issued thereunder. The provisions of this Article XIII shall supercede any other provisions of this Plan to the extent those provisions shall be inconsistent with the provision so of this Article XIII.

13.2 Definitions. Terms used in this Article, other than terms defined in Article I of this Plan and not defined in this Section, shall have the respective meanings set forth below unless the context clearly indicates to the contrary.

(a) The term “Roth 401(k) Contribution” shall mean, with respect to a Participant, an amount of the Participant’s Basic Compensation that is contributed to the Trust Fund on his or her behalf on an after-tax basis and irrevocably designated as a Roth 401(k) Contribution by the Participant in his deferral election. Roth 401(k) Contributions, and applicable earnings, are fully vested at all times.

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13.3 Amount of Roth 401(k) Contributions. The limit on Salary Deferral Contributions described in Section 3.3 applies to Salary Deferral Contributions and Roth 401(k) Contributions in the aggregate. If a Participant is eligible to make Catch-Up Contributions under Article XII, he may designate whether all or any portion of such Catch-Up Contributions are Roth 401(k) Contributions, and the limit on Catch-Up Contributions described in Article XII will apply to Salary Deferral Contributions and Roth 401(k) Contributions treated as Catch-Up Contributions in the aggregate. A Participant may change his election regarding Roth 401(k) Contributions in the same manner as he may change his election regarding Salary Deferral Contributions.

13.4 Treatment of Roth 401(k) Contributions. Except as stated elsewhere in this Article XIII, Code section 402A, or applicable IRS guidance, Roth 401(k) Contributions are treated as Salary Deferral Contributions for purposes of Code Sections 401(a), 401(k), 402, 404, 409, 411, 415, 416, and 417.

13.5 Eligibility for Matching Contributions. Roth 401(k) Contributions are treated as Salary Deferral Contributions for purposes of determining the amount of Safe Harbor Matching Contributions described in Section 3.4.

13.6 Distributions. Roth 401(k) Contributions are subject to the same distribution rules described in Article VI applicable to Salary Deferral Contributions, including the rules under Code Section 401(a)(9), except that:

(a) Rollover Distributions. Notwithstanding any provision in Section 6.5 to the contrary, an amount credited to a Participant’s Roth 401(k) Contributions Subaccount may only be directly rolled over into a (i) retirement plan qualified under Code Section 401(a), a 403(b) plan, or a governmental 457(b) plan that accepts Roth 401(k) amounts or (ii) a Roth IRA.

(b) Involuntary Distributions. Notwithstanding any provision in Section 6.3 to the contrary, a Participant’s Roth 401(k) Contributions Subaccount shall be treated separately from the Participant’s Salary Deferral Subaccount for purposes of applying the $1,000 threshold Section 6.3(f), but not for purposes of applying the Dollar Limit.

13.7 Nondiscrimination Testing. Roth 401(k) Contributions are treated as Salary Deferral Contributions for the purpose of the nondiscrimination tests described in Section 3.9.

13.8 Excess Deferrals. Roth 401(k) Contributions are treated as Salary Deferral Contributions for the purpose of the limit described in Code Section 402(g). If Excess Deferrals must be distributed pursuant to Section 3.10 in order to meet such limit, such Excess Deferrals will be attributable to Roth 401(k) Contributions before they are attributable to Salary Deferral Contributions, unless the distributee elects otherwise in accordance with procedures adopted by the Plan Administrator.

14.

All other parts of the Plan not inconsistent herewith are hereby ratified and confirmed.

[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, the Appointing Committee has caused this Second Amendment to the Plan to be executed by a duly authorized member, as of the date signed by the member, as set forth below.

APPOINTING COMMITTEE

By:	/s/ Daniel L. Comas
Daniel L. Comas

19 Dec 2014
Date

13

THIRD AMENDMENT

TO THE

DANAHER CORPORATION & SUBSIDIARIES SAVINGS PLAN

This is the Third Amendment to the Danaher Corporation & Subsidiaries Savings Plan (the “Plan”), which was most recently amended and restated effective July 1, 2013. Pursuant to Section 9.1 of the Plan, the Appointing Committee of Danaher Corporation (the “Committee”) has reserved unto itself the right to amend the Plan. The Committee desires to amend the Plan to reflect the plan-to-plan transfer of certain assets from the Siemens Savings Plan into the Plan effective March 17, 2015. Accordingly, pursuant to Section 9.1 of the Plan, the Committee hereby amends the Plan in following particulars, effective as of March 17, 2015:

1.

Amend Section 1.52 of the Plan by deleting such Section in its entirety and substituting the following therefor:

1.52 The term “Employee Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) any amounts transferred from the “Employee Contributions Subaccount” (if any) that was maintained on the Participant’s behalf under the Prior Plan on the Effective Date; (b) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the GLI International Inc. 401(k) Plan as of December 20, 2002; (c) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Quantic Industries, Inc. Profit Sharing and Salary Deferral Plan as of March 31, 2004; (d) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Sybron Dental Specialties, Inc. Savings and Thrift Plan as of December 29, 2006; (e) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Leica Microsystems Inc. 401(k) Savings Plan as of December 29, 2006; (f) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Thrift Plan of Jeneric/Pentron, Incorporated as of July 1, 2009; (g) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the X-Rite Plan as of December 31, 2012; (h) with respect to a Beckman Merger Participant, his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Beckman Savings Plan as of July 12, 2013; (i) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Siemens Plan as of March 17, 2015; (j) any additions thereto; and (k) any deductions therefrom, all as determined in accordance with this Plan.

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2.

Amend Section 1.97 of the Plan by deleting such Section in its entirety and substituting the following therefor:

1.97 The term “Prior Employer Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained to record (a) any amounts transferred from the “Prior Employer Contributions Subaccount” (if any) that was maintained on the Participant’s behalf under the Prior Plan as of the Effective Date; (b) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the GLI International Inc. 401(k) Plan as of December 20, 2002; (c) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Reliable Power Meters Inc. 401(k) Profit Sharing Plan as of December 26, 2002; (d) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Hydrolab Corporation 401(k) Plan as of December 26, 2002; (e) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Orbisphere Laboratories Overseas 401(k) Plan as of July 1, 2003; (f) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Environmental Test Systems, Inc. 401(k) Plan as of July 1, 2003; (g) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Willett America, Inc. 401(k) Savings Plan as of September 30, 2003; (h) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thomson Retirement Savings Plan as of December 31, 2003; (i) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Quantic Industries, Inc. Profit Sharing and Salary Deferral Plan as of March 31, 2004; (j) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the ELE International, LLC Savings and Retirement 401(k) Plan as of June 1, 2004; (k) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Radiometer America Inc. Retirement Savings Plan as of December 31, 2004; (1) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the SenDx Medical, Inc. 401(k) Savings and Investment Plan as of December 31, 2004; (m) any employer contributions and any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the MEI Plan as of December 31, 2004; (n) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the KaVo Retirement Plan as of January 3, 2005; (o) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Accu-Sort Systems, Inc. Profit Sharing 401(k) Plan as of January 3, 2005; (p) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the OECO Employees’ Qualified Savings Plan as of December 30, 2005; (q) any employer contributions and any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Visual Networks Plan as of June 1, 2006; (r) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Marsh-McBirney, Inc. 401(k) Plan as of September 29, 2006; (s) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Sybron Dental Specialties, Inc. Savings and Thrift Plan as of

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December 29, 2006; (t) any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Leica Microsystems Inc. 401(k) Savings Plan as of December 29, 2006; (u) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Innova Corp. 401(k) Profit Sharing Plan & Trust as of April 30, 2007; (v) any matching contributions and any qualified non-elective contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Datapaq 401(k) Plan as of October 12, 2007; (w) any employer contributions and any prior money purchase pension plan contributions previously contributed under the Chemtreat, Inc. Employee Stock Ownership Plan and Trust Agreement (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Chemtreat, Inc. 401(k) Profit Sharing Retirement Plan as of December 31, 2007; (x) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Comark Instruments, Inc. Savings and Profit Sharing Plan as of January 2, 2008; (y) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Vision BioSystems, Inc. 401(k) Plan as of January 2, 2008; (z) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thrift Plan of Jeneric/Pentron, Incorporated as of July 1, 2009; (aa) any employer contributions, any matching contributions, and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the TEK Plan as of January 5, 2010; (bb) any employer contributions, any matching contributions, and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Davis Plan as of July 1, 2010; (cc) any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Arbor Networks Plan as of December 31, 2010; (dd) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Genetix Plan as of January 3, 2011; (ee) any employer contributions, any matching contributions, and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Instrumentarium Plan as of January 3, 2011; (ff) any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Adcon Plan as of August 15, 2011; (gg) any employer contributions, any matching contributions, and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Keithley Plan as of October 3, 2011; (hh) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Esko Plan as of December 30, 2011; (ii) any employer contributions including any prior money purchase pension plan contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Chemtreat ESOP as of November 30, 2012; (jj) any employer contributions, any matching contributions, and contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the X-Rite Plan as of December 31, 2012; (kk) any employer contributions, any matching

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contributions, and contributions representing MyTime benefits (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the X-Rite Plan as of December 31, 2012; (11) with respect to a Beckman Active Merger Participant, any employer contributions designated under the Beckman Savings Plan as “Coulter Flex Plan contributions,” “Coulter Profit Sharing contributions,” and “Retirement Plus contributions,” any matching contributions, and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (mm) with respect to a Beckman Terminated Merger Participant, any employer contributions designated under the Beckman Savings Plan as “Coulter Flex Plan contributions” and “Coulter Profit Sharing contributions,” and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (nn) with respect to a Beckman Active Merger Participant, any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman RAP I and the Beckman RAP II as of July 12, 2013; (oo) any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the IRIS Plan as of December 31, 2013; (pp) any matching contributions and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Teletrac Plan as of December 31, 2013; (qq) any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the ANGI Plan as of December 31, 2014, (rr), any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Dux Plan as of January 2, 2015, (ss) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Siemens Plan as of March 17, 2015 and any additional amount that is subsequently transferred to the Plan that was contributed to the Siemens Plan after March 17, 2015 relating related to service performed in 2015 under the Siemens Plan, (tt) any additions thereto; and (uu) any deductions therefrom, all as determined in accordance with this Plan.

3.

Amend Section 1.107 of the Plan by deleting such Section in its entirety and substituting the following therefor:

1.107 The term “Roth 401(k) Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) contributions made pursuant to Article XIII of the Plan (plus any earnings thereon and minus any losses thereon), (b) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Arbor Networks Plan as of December 31, 2010; (c) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Adcon Plan as of August 15, 2011; (d) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Keithley Plan as of October 3, 2011; (e) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Esko Plan as of December 30, 2011; (f) the Roth 401(k) contributions (plus any earnings thereon

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and minus any losses thereon) (if any) that were maintained under the Aperio Technologies, Inc. 401(k) Plan as of April 5, 2013; (g) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the IRIS Plan as of December 31, 2013; (h) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Siemens Plan as of March 17, 2015; (i) any additions thereto; and (j) any deductions therefrom, all as determined in accordance with this Plan. Earnings, losses, credits and charges are separately allocated to such Subaccount on a reasonable and consistent basis.

4.

Amend Section 1.112 of the Plan by deleting such Section in its entirety and substituting the following therefor:

1.112 The term “Salary Deferral Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained to record (a) any amounts transferred from the “Salary Deferral Contributions Subaccount” (if any) that was maintained on the Participant’s behalf under the Prior Plan as of the Effective Date; (b) the Salary Deferral Contributions made on the Participant’s behalf; (c) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the GLI International Inc. 401(k) Plan as of December 20, 2002; (d) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Reliable Power Meters Inc. 401(k) Profit Sharing Plan as of December 26, 2002; (e) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Hydrolab Corporation 401(k) Plan as of December 26, 2002; (f) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Orbisphere Laboratories Overseas 401(k) Plan as of July 1, 2003; (g) any salary deferral contributions (plus earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Environmental Test Systems, Inc. 401(k) Plan as of July 1, 2003; (h) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Raytek, Inc. 401(k) Plan as of September 30, 2003; (i) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Willett America, Inc. 401(k) Savings Plan as of September 30, 2003; (j) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thomson Retirement Savings Plan as of December 31, 2003; (k) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Quantic Industries, Inc. Profit Sharing and Salary Deferral Plan as of March 31, 2004; (1) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the ELE International, LLC Savings and Retirement 401(k) Plan as of June 1, 2004; (m) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Radiometer America Inc. Retirement Savings Plan as of December 31, 2004; (n) any Salary Deferral Contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the SenDx Medical, Inc. 401(k) Savings and Incentive Plan as of December 31, 2004; (o) any salary deferral

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contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the KaVo Retirement Plan as of January 3, 2005; (p) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Accu-Sort Systems, Inc. Profit Sharing 401(k) Plan as of January 3, 2005; (q) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the OECO Employees’ Qualified Savings Plan as of December 30, 2005; (r) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Marsh-McBirney Inc. 401(k) Plan as of September 29, 2006; (s) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Sybron Dental Specialties, Inc. Savings and Thrift Plan as of December 29, 2006; (t) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Leica Microsystems Inc. 401(k) Savings Plan as of December 29, 2006; (u) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Innova Corp. 401(k) Profit Sharing Plan & Trust as of April 30, 2007; (v) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Datapaq 401(k) Plan as of October 12, 2007; (w) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Chemtreat, Inc. 401(k) Profit Sharing Retirement Plan as of December 31, 2007; (x) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Comark Instruments, Inc. Savings and Profit Sharing Plan as of January 2, 2008; (y) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Vision BioSystems, Inc. 401(k) Plan as of January 2, 2008; (z) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thrift Plan of Jeneric/Pentron, Incorporated as of July 1, 2009; (aa) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the TEK Plan as of January 5, 2010; (bb) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Davis Plan as of July 1, 2010; (cc) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Arbor Networks Plan as of December 31, 2010; (dd) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Genetix Plan as of January 3, 2011; (ee) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Instrumentarium Plan as of January 3, 2011; (ff) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Adcon Plan as of August 15, 2011; (gg) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Keithley Plan as of October 3, 2011; (hh) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Esko Plan as of December 30, 2011; (ii) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the X-Rite Plan as of December 31, 2012; (jj)

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any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Aperio Technologies, Inc. 401(k) Plan as of April 5, 2013; (kk) with respect to a Beckman Merger Participant, any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (11) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the IRIS Plan as of December 31, 2013; (mm) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Teletrac Plan as of December 31, 2013; (nn) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the ANGI Plan as of December 31, 2014; (oo) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Dux Plan as of January 2, 2015; (pp) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Siemens Plan as of March 17, 2015; (qq) any additions thereto; and (rr) any deductions therefrom, all as determined in accordance with this Plan.

5.

Amend Article I of the Plan by adding the following new Section 1.114A immediately following Section 1.114:

1.114A The term “Siemens Plan” shall mean the Siemens Savings Plan as in effect immediately prior to the plan-to-plan transfer of certain assets into this Plan effective March 17, 2015.

6.

Amend Section 6.3 by adding a new Section 6.3(h) immediately following Section 6.3(g):

(h) Special Rules for Participants Whose Accounts were Transferred from the Siemens Plan on March 17, 2015. Notwithstanding anything in this Plan or the Siemens Plan to the contrary, a Participant whose account was transferred from the Siemens Plan to this Plan on March 17, 2015 or a Beneficiary of such deceased Participant who is entitled to receive all or a portion, as applicable, of the Participant’s Nonforfeitable Account pursuant to Section 6.1 or 6.2 of this Plan, respectively, shall receive payment of such amount only as provided in Subsection (a) or (b) above. No other manner of distribution shall be permitted.

7.

Amend Section 6.12 by adding a new Section 6.12(p) immediately following Section 6.12(o):

(p) Siemens Plan Participant. An Employee whose account was transferred from the Siemens Plan to this Plan on March 17, 2015 may, at any time, elect to receive all or any portion of his or her Prior Employer Contributions Subaccount (if any), subject to any withdrawal restrictions set forth in the Siemens Plan in effect on March 17, 2015.

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8.

All other parts of the Plan not inconsistent herewith are hereby ratified and confirmed.

IN WITNESS WHEREOF, the Appointing Committee has caused this Third Amendment to the Plan to be executed by a duly authorized member, as of the date signed by the member, as set forth below.

APPOINTING COMMITTEE

By:	/s/ Daniel L. Comas
Daniel L. Comas

3/11/2015
Date

8

FOURTH AMENDMENT

TO THE

DANAHER CORPORATION & SUBSIDIARIES SAVINGS PLAN

This is the Fourth Amendment to the Danaher Corporation & Subsidiaries Savings Plan (the “Plan”), which was most recently amended and restated effective July 1, 2013. Pursuant to Section 9.1 of the Plan, the Appointing Committee of Danaher Corporation (the “Committee”) has reserved unto itself the right to amend the Plan. The Committee desires to amend the Plan to reflect: (i) the merger of the Nobel Biocare USA 401(k) Plan with and into the Plan, effective December 31, 2015, (ii) the merger of the Sutron Corporation 401(k) Profit Sharing Plan with and into the Plan, effective December 31, 2015, (iii) the merger of the Pall Corporation 401(k) Plan with and into the Plan effective December 31, 2015, (iv) to clarify the Plan’s definition of “Basic Compensation” to exclude all taxable allowances other than a car allowance, whether paid in cash or in kind, and (v) to provide for a qualified reservist distribution under the Plan as described in Code Section 401(k)(2)(B)(i)(V) beginning on and after January 1, 2016. Accordingly, pursuant to Section 9.1 of the Plan, the Committee hereby amends the Plan in following particulars, effective as of December 31, 2015, unless otherwise stated below:

1.

Amend Section 1.16 of the Plan by deleting the first paragraph of such Section in its entirety and substituting the following therefor:

1.16 The term “Basic Compensation” shall mean, with respect to a Participant for a Plan Year, Valuation Period, Payroll Period, or other time period, (a) the total cash compensation (if any) paid to the Participant by his or her Employer during the Plan Year, Valuation Period, Payroll Period or other time period, including, but not limited to, salary, overtime pay, and bonuses, as reported on the Participant’s federal income tax withholding statement (Form W-2) but excluding (i) amounts realized from the exercise of a non-qualified stock option, or when restricted stock held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (ii) amounts realized from the sale, exchange, or other disposition of stock under a qualified stock option, (iii) amounts paid to the Participant as severance benefits, and (iv) all taxable allowances, except as provided in subsection (e) of this paragraph, plus (b) the aggregate Salary Deferral Contributions (if any) and the aggregate of any elective deferrals made on the Participant’s behalf during the Plan Year under any other plan maintained by the Employer pursuant to Code Section 401(k) during the Plan Year, Valuation Period, Payroll Period, or other time period, plus (c) the aggregate amounts (if any) contributed on the Participant’s behalf during the Plan Year, Valuation Period, Payroll Period, or other time period under any plan maintained by the Employer pursuant to Code Section 125, plus (d) elective amounts that are not includible in the gross income of the Participant by reason of Code Section 132(f)(4), plus (e) any taxable car allowance, whether paid in cash or in kind. Notwithstanding the foregoing, a Participant’s Basic Compensation for a Plan Year shall not exceed the Compensation Limitation. For purposes of this Section, the term “Employer” shall include all Affiliated Employers of the Employer.

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2.

Amend Section 1.34 of the Plan by deleting such Section in its entirety and substituting the following therefor:

1.34 The term “Continuous Service” shall mean, with respect to a Participant, the aggregate years (and fractions thereof) included in the period of time between the Participant’s Employment Date and his or her first Severance from Service Date and, if applicable, each period of time between a Reemployment Date incurred by the Participant and his or her next succeeding Severance from Service Date. Continuous Service shall include service performed for a predecessor employer to the extent required under Code Section 414(a).

3.

Amend Section 1.52 of the Plan by deleting such Section in its entirety and substituting the following therefor:

1.52 The term “Employee Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) any amounts transferred from the “Employee Contributions Subaccount” (if any) that was maintained on the Participant’s behalf under the Prior Plan on the Effective Date; (b) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the GLI International Inc. 401(k) Plan as of December 20, 2002; (c) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Quantic Industries, Inc. Profit Sharing and Salary Deferral Plan as of March 31, 2004; (d) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Sybron Dental Specialties, Inc. Savings and Thrift Plan as of December 29, 2006; (e) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Leica Microsystems Inc. 401(k) Savings Plan as of December 29, 2006; (f) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Thrift Plan of Jeneric/Pentron, Incorporated as of July 1, 2009; (g) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the X-Rite Plan as of December 31, 2012; (h) with respect to a Beckman Merger Participant, his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Beckman Savings Plan as of July 12, 2013; (i) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Siemens Plan as of March 17, 2015; (j) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Nobel Biocare Plan as of December 31, 2015; (k) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Sutron Plan as of December 31, 2015; (1) his or her after-tax employee contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Pall Plan as of December 31, 2015; (m) any additions thereto; and (n) any deductions therefrom, all as determined in accordance with this Plan.

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4.

Amend Article I of the Plan by adding the following new Section 1.86A immediately following Section 1.86:

1.86A The term “Nobel Biocare Plan” shall mean the Nobel Biocare USA 401(k) Plan as in effect immediately prior to its merger into this Plan effective December 31, 2015.

5.

Amend Article I of the Plan by adding the following new Section 1.89A immediately following Section 1.89:

1.89A The term “Pall Plan” shall mean the Pall Corporation 401(k) Plan as in effect immediately prior to its merger into this Plan effective December 31, 2015.

6.

Amend Section 1.97 of the Plan by deleting such Section in its entirety and substituting the following therefor:

1.97 The term “Prior Employer Contributions Subaccount” shall mean with respect to a Participant, the Subaccount (if any) maintained to record (a) any amounts transferred from the “Prior Employer Contributions Subaccount” (if any) that was maintained on the Participant’s behalf under the Prior Plan as of the Effective Date; (b) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the GLI International Inc. 401(k) Plan as of December 20, 2002; (c) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Reliable Power Meters Inc. 401(k) Profit Sharing Plan as of December 26, 2002; (d) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Hydrolab Corporation 401(k) Plan as of December 26, 2002; (e) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Orbisphere Laboratories Overseas 401(k) Plan as of July 1, 2003; (f) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Environmental Test Systems, Inc. 401(k) Plan as of July 1, 2003; (g) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Willett America, Inc. 401(k) Savings Plan as of September 30, 2003; (h) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thomson Retirement Savings Plan as of December 31, 2003; (i) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Quantic Industries, Inc. Profit Sharing and Salary Deferral Plan as of March 31, 2004; (j) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the ELE International, LLC Savings and Retirement 401(k) Plan as of June 1, 2004; (k) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Radiometer America Inc. Retirement Savings Plan as of December 31, 2004; (1) any employer

3

contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the SenDx Medical, Inc. 401(k) Savings and Investment Plan as of December 31, 2004; (m) any employer contributions and any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the MEI Plan as of December 31, 2004; (n) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the KaVo Retirement Plan as of January 3, 2005; (o) any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Accu-Sort Systems, Inc. Profit Sharing 401(k) Plan as of January 3, 2005; (p) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the OECO Employees’ Qualified Savings Plan as of December 30, 2005; (q) any employer contributions and any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Visual Networks Plan as of June 1, 2006; (r) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Marsh-McBirney, Inc. 401(k) Plan as of September 29, 2006; (s) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Sybron Dental Specialties, Inc. Savings and Thrift Plan as of December 29, 2006; (t) any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Leica Microsystems Inc. 401(k) Savings Plan as of December 29, 2006; (u) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Innova Corp. 401(k) Profit Sharing Plan & Trust as of April 30, 2007; (v) any matching contributions and any qualified non-elective contributions (plus any earnings hereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Datapaq 401(k) Plan as of October 12, 2007; (w) any employer contributions and any prior money purchase pension plan contributions previously contributed under the Chemtreat, Inc. Employee Stock Ownership Plan and Trust Agreement (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Chemtreat, Inc. 401(k) Profit Sharing Retirement Plan as of December 31, 2007; (x) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Comark Instruments, Inc. Savings and Profit Sharing Plan as of January 2, 2008; (y) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Vision BioSystems, Inc. 401(k) Plan as of January 2, 2008; (z) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thrift Plan of Jeneric/Pentron, Incorporated as of July 1, 2009; (aa) any employer contributions, any matching contributions, and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the TEK Plan as of January 5, 2010; (bb) any employer contributions, any matching contributions, and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Davis Plan as of July 1, 2010; (cc) any matching contributions (plus any earnings thereon and minus any losses thereon) that were

4

maintained on the Participant’s behalf under the Arbor Networks Plan as of December 31, 2010; (dd) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Genetix Plan as of January 3, 2011; (ee) any employer contributions, any matching contributions, and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Instrumentarium Plan as of January 3, 2011; (ff) any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Adcon Plan as of August 15, 2011; (gg) any employer contributions, any matching contributions, and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Keithley Plan as of October 3, 2011; (hh) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Esko Plan as of December 30, 2011; (ii) any employer contributions including any prior money purchase pension plan contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Chemtreat ESOP as of November 30, 2012; (jj) any employer contributions, any matching contributions, and contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the X-Rite Plan as of December 31, 2012; (kk) any employer contributions, any matching contributions, and contributions representing MyTime benefits (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the X-Rite Plan as of December 31, 2012; (11) with respect to a Beckman Active Merger Participant, any employer contributions designated under the Beckman Savings Plan as “Coulter Flex Plan contributions,” “Coulter Profit Sharing contributions,” and “Retirement Plus contributions,” any matching contributions, and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (mm) with respect to a Beckman Terminated Merger Participant, any employer contributions designated under the Beckman Savings Plan as “Coulter Flex Plan contributions” and “Coulter Profit Sharing contributions,” and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (nn) with respect to a Beckman Active Merger Participant, any employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman RAP I and the Beckman RAP II as of July 12, 2013; (oo) any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the IRIS Plan as of December 31, 2013; (pp) any matching contributions and any qualified non-elective employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Teletrac Plan as of December 31, 2013; (qq) any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the ANGI Plan as of December 31, 2014; (rr) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Dux Plan as of January 2, 2015; (ss) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Siemens Plan as of March 17, 2015 and any additional amount that is subsequently transferred to the Plan that was

5

contributed to the Siemens Plan after March 17, 2015 related to service performed in 2015 under the Siemens Plan; (tt) any employer contributions and any safe-harbor employer contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Nobel Biocare Plan as of December 31, 2015; (uu) any employer contributions, any safe harbor employer contributions and any qualified non-elective contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Sutron Plan as of December 31, 2015; (vv) any employer contributions and any matching contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Pall Plan as of December 31, 2015; (ww) any additions thereto; and (xx) any deductions therefrom, all as determined in accordance with this Plan.

7.

Amend Section 1.107 of the Plan by deleting such Section in its entirety and substituting the following therefor:

1.107 The term “Roth 401(k) Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) contributions made pursuant to Article XIII of the Plan (plus any earnings thereon and minus any losses thereon), (b) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Arbor Networks Plan as of December 31, 2010; (c) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Adcon Plan as of August 15, 2011; (d) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Keithley Plan as of October 3, 2011; (e) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Esko Plan as of December 30, 2011; (f) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Aperio Technologies, Inc. 401(k) Plan as of April 5, 2013; (g) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the IRIS Plan as of December 31, 2013; (h) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Siemens Plan as of March 16, 2015; (i) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Nobel Biocare Plan as of December 31, 2015; (j) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Sutron Plan as of December 31, 2015; (k) the Roth 401(k) contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Pall Plan as of December 31, 2015; (1) any additions thereto; and (m) any deductions therefrom, all as determined in accordance with this Plan. Earnings, losses, credits and charges are separately allocated to such Subaccount on a reasonable and consistent basis.

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8.

Amend Section 1.108 of the Plan by deleting such Section in its entirety and substituting the following therefor:

1.108 The term “Roth Rollover Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) that were maintained under the Arbor Networks Plan as of December 31, 2010; (b) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Adcon Plan as of August 15, 2011; (c) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Keithley Plan as of October 3, 2011; (d) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Esko Plan as of December 30, 2011; (e) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the IRIS Plan as of December 31, 2013; (f) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under another employer’s 401(k), 403(b) or 457(b) plan that is received by the Plan on and after January 1, 2015; (g) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Nobel Biocare Plan as of December 31, 2015; (h) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Sutron Plan as of December 31, 2015; (i) any direct rollover of Roth contributions and/or a participant rollover of the taxable portion of a distribution of Roth contributions (plus any earnings thereon and minus any losses thereon) (if any) that were maintained under the Pall Plan as of December 31, 2015; (j) any additions thereto; and (k) any deductions therefrom, all as determined in accordance with this Plan.

9.

Amend Section 1.112 of the Plan by deleting such Section in its entirety and substituting the following therefor:

1.112 The term “Salary Deferral Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained to record (a) any amounts transferred from the “Salary Deferral Contributions Subaccount” (if any) that was maintained on the Participant’s behalf under the Prior Plan as of the Effective Date; (b) the Salary Deferral Contributions made on the Participant’s behalf; (c) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the GLI International Inc. 401(k) Plan as of December 20, 2002; (d) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Reliable Power Meters Inc. 401(k) Profit Sharing Plan as of December 26, 2002; (e) any salary deferral contributions (plus any earnings thereon and minus

7

any losses thereon) that were maintained on the Participant’s behalf under the Hydrolab Corporation 401(k) Plan as of December 26, 2002; (f) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Orbisphere Laboratories Overseas 401(k) Plan as of July 1, 2003; (g) any salary deferral contributions (plus earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Environmental Test Systems, Inc. 401(k) Plan as of July 1, 2003; (h) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Raytek, Inc. 401(k) Plan as of September 30, 2003; (i) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Willett America, Inc. 401(k) Savings Plan as of September 30, 2003; (j) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thomson Retirement Savings Plan as of December 31, 2003; (k) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Quantic Industries, Inc. Profit Sharing and Salary Deferral Plan as of March 31, 2004; (1) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the ELE International, LLC Savings and Retirement 401(k) Plan as of June 1, 2004; (m) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Radiometer America Inc. Retirement Savings Plan as of December 31, 2004; (n) any Salary Deferral Contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the SenDx Medical, Inc. 401(k) Savings and Incentive Plan as of December 31, 2004; (o) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the KaVo Retirement Plan as of January 3, 2005; (p) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Accu-Sort Systems, Inc. Profit Sharing 401(k) Plan as of January 3, 2005; (q) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the OECO Employees’ Qualified Savings Plan as of December 30, 2005; (r) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Marsh-McBirney Inc. 401(k) Plan as of September 29, 2006; (s) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Sybron Dental Specialties, Inc. Savings and Thrift Plan as of December 29, 2006; (t) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Leica Microsystems Inc. 401(k) Savings Plan as of December 29, 2006; (u) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Innova Corp. 401(k) Profit Sharing Plan & Trust as of April 30, 2007; (v) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Datapaq 401(k) Plan as of October 12, 2007; (w) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Chemtreat, Inc. 401(k) Profit Sharing Retirement Plan as of December 31, 2007; (x) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Comark Instruments, Inc. Savings and Profit

8

Sharing Plan as of January 2, 2008; (y) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Vision BioSystems, Inc. 401(k) Plan as of January 2, 2008; (z) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Thrift Plan of Jeneric/Pentron, Incorporated as of July 1, 2009; (aa) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the TEK Plan as of January 5, 2010; (bb) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Davis Plan as of July 1, 2010; (cc) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Arbor Networks Plan as of December 31, 2010; (dd) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Genetix Plan as of January 3, 2011; (ee) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Instrumentarium Plan as of January 3, 2011; (ff) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Adcon Plan as of August 15, 2011; (gg) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Keithley Plan as of October 3, 2011; (hh) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Esko Plan as of December 30, 2011; (ii) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the X-Rite Plan as of December 31, 2012; (jj) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Aperio Technologies, Inc. 401(k) Plan as of April 5, 2013; (kk) with respect to a Beckman Merger Participant, any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (11) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the IRIS Plan as of December 31, 2013; (mm) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Teletrac Plan as of December 31, 2013; (nn) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the ANGI Plan as of December 31, 2014; (oo) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Dux Plan as of January 2, 2015; (pp) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Siemens Plan as of March 17, 2015; (qq) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Nobel Biocare Plan as of December 31, 2015; (rr) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Sutron Plan as of December 31, 2015; (ss) any salary deferral contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Pall Plan as of December 31, 2015; (tt) any additions thereto; and (uu) any deductions therefrom, all as determined in accordance with this Plan.

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10.

Amend Article I of the Plan by adding the following new Section 1.116A immediately following Section 1.116:

1.116A The term “Sutron Plan” shall mean the Sutron Corporation 401(k) Profit Sharing Plan as in effect immediately prior to its merger into this Plan effective December 31, 2015.

11.

Amend Section 1.120 of the Plan by deleting such Section in its entirety and substituting the following therefor:

1.120 The term “Transferred Contributions Subaccount” shall mean, with respect to a Participant, the Subaccount (if any) maintained on the Participant’s behalf to record (a) any amounts transferred from the “Transferred Contributions Subaccount” (if any) that were maintained on the Participant’s behalf under the Prior Plan as of the Effective Date; (b) the Transferred Contributions made on his or her behalf; (c) with respect to a Beckman Merger Participant, any Beckman Rollover Contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (d) with respect to a Beckman Merger Participant, any Coulter Pension Plan Contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Beckman Savings Plan as of July 12, 2013; (e) any rollover contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the IRIS 401(k) Plan as of December 31, 2013; (f) any rollover contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Teletrac Plan as of December 31, 2013; (g) any rollover contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the ANGI Plan as of December 31, 2014; (h) any rollover contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Dux Plan as of January 2, 2015; (i) any rollover contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Siemens Plan as of March 17, 2015; (j) any rollover contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Nobel Biocare Plan as of December 31, 2015; (k) any rollover contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Sutron Plan as of December 31, 2015; (l) any rollover contributions (plus any earnings thereon and minus any losses thereon) that were maintained on the Participant’s behalf under the Pall Plan as of December 31, 2015; (m) any additions thereto; and (n) any deductions therefrom, all as determined in accordance with this Plan.

12.

Amend Section 5.1(a) to add a new subsection (v) to read as follows:

(v) Pall Plan, Nobel Biocare Plan, and Sutron Plan Nonvested Prior Employer Contributions Subaccounts and Employer Contributions Subaccounts.

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(A) Vesting Schedule. Notwithstanding any provision in this Section 5.1 to the contrary, amounts transferred from the Pall Plan, the Nobel Biocare Plan, or the Sutron Plan and credited to a Participant’s Prior Employer Contributions Subaccount, as well as amounts credited to an Employer Contributions Subaccount on behalf of a Participant whose Pall Plan benefit, Nobel Biocare Plan benefit, or Sutron Plan benefit was transferred to this Plan as of December 31, 2015, shall at all times be 100% vested and shall become nonforfeitable on or after December 31, 2015.

13.

Amend Section 6.3 by changing the second Section 6.3(h) titled, “Special Rules for Participants Whose Accounts were Transferred from the Siemens Plan on March 17, 2015” to 6.3(i), and add a new Section 6.3(j) immediately following Section 6.3(i) to read as follows:

(j) Special Rules for Sutron Plan Participants Receiving In-Service Installment Payments. Notwithstanding anything in this Plan to the contrary, a Participant who was a participant in the Sutron Plan who was receiving installment payments while an active employee as of December 31, 2015, shall be eligible to continue such installment payments.

14.

Amend Section 6.12 by adding a new Section 6.12(q) immediately following Section 6.12(p) to read as follows:

(q) Nobel Biocare Plan Participant. With respect to a Participant who was a participant in the Nobel Biocare Plan, the Participant, may, at any time, elect to receive all or any portion of his or her Prior Employer Contributions Subaccount, other than any portion of such account attributable to safe harbor matching contributions or qualified non-elective contributions.

15.

Amend Section 6.8 of the Plan by deleting the first paragraph of such Section in its entirety and substituting the following therefor:

6.8 Hardship Distributions. The Plan Administrator may, but shall not be required to, establish procedures under which hardship distributions shall be made to an Employee from all or any portion of his or her Nonforfeitable Account other than his or her Safe Harbor Matching Contributions Subaccount, earnings on his or her Salary Deferral Contributions Subaccount after December 31, 1988, earnings on his or her Roth 401(k) Contributions Subaccount, and qualified non-elective contributions; provided, however, that (i) an Employee who was a participant in the Newtown Plan may not elect to receive a hardship distribution of any portion of his or her Prior Employer Contributions Subaccount; (ii) an Employee who was a participant in the Kollmorgen Plan and who has a Prior Employer Contributions Subaccount with contributions made on his or her behalf under a Merged Kollmorgen Plan may not elect to receive a hardship distribution of such Prior Employer Contributions Subaccount; (iii) an Employee who was a participant in (1) the Datapaq 401(k) Plan, (2) the Comark Instruments, Inc. Savings and Profit Sharing Plan, (3) the Vision BioSystems, Inc. 401(k) Plan, (4) the TEK Plan, (5) the Davis Plan, (6) Genetix Plan,

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(7) Instrumentarium Plan, (8) Adcon Plan, (9) Keithley Plan, (10) Nobel Biocare Plan, or (11) the Sutron Plan as the case may be, and who has a Prior Employer Contributions Subaccount with qualified non-elective contributions or safe-harbor employer contributions made on his or her behalf under such plan may not elect to receive a hardship distribution of such Prior Employer Contributions Subaccount; and (iv) an Employee who was a participant in the Chemtreat, Inc. 401(k) Profit Sharing Retirement Plan or the Chemtreat ESOP and who has a Prior Employer Contributions Subaccount with money purchase pension plan contributions previously made on his or her behalf under the Chemtreat ESOP may not elect to receive a hardship distribution of such portion of his or her Prior Employer Contributions Subaccount. Under any such hardship distribution procedures, a distribution to an Employee shall be considered a hardship distribution only if the distribution is made on account of the Employee’s immediate and heavy financial need, as described in Subsection (a) below, and the distribution is necessary to satisfy such need, as described in Subsection (b) below.

16.

Amend Article VI of the Plan by adding the following new Section 6.17 immediately following Section 6.16:

6.17 Qualified Reservist Distribution. Notwithstanding anything in this Plan to the contrary, a Participant who is ordered or called to active military duty after September 11, 2001 for a period in excess of 179 days or for an indefinite period may, at any time during the period beginning on the date of such order or call and ending at the close of the active duty period, withdraw all or any portion of the Salary Deferral Contributions Subaccount in accordance with Code section 401(k)(2)(B)(i)(V).

17.

All other parts of the Plan not inconsistent herewith are hereby ratified and confirmed.

IN WITNESS WHEREOF, the Appointing Committee has caused this Fourth Amendment to the Plan to be executed by a duly authorized member, as of the date signed by the member, as set forth below.

APPOINTING COMMITTEE

By:	/s/ Daniel L. Comas
Daniel L. Comas

12-17-2015
Date

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FIFTH AMENDMENT

TO THE

DANAHER CORPORATION & SUBSIDIARIES SAVINGS PLAN

This is the Fifth Amendment to the Danaher Corporation & Subsidiaries Savings Plan (the “Plan”), which was most recently amended and restated effective July 1, 2013. The Board of Directors of Danaher Corporation has approved amending the Plan effective as of the close of the New York Stock Exchange on May 31, 2016, to reflect the spin-off of the assets and liabilities under the Plan for certain participants of those Employers intended to separate from the Danaher Corporation controlled group to become Fortive Corporation and its subsidiaries on or around July 2, 2016. Accordingly, pursuant to Section 9.1 of the Plan, the Appointing Committee of Danaher (the “Committee”) hereby amends the Plan in following particulars, effective as of as of the close of the New York Stock Exchange on May 31, 2016:

1.

Amend Article XI of the Plan by adding the following new Section 11.14 immediately following Section 11.13:

11.14 Plan Spinoff. Effective as of the close of the New York Stock Exchange on May 31, 2016, the assets and liabilities under the Plan of certain participants of those Employers intended to separate from the Danaher Corporation controlled group to become Fortive Corporation and its subsidiaries on or around July 2, 2016 (“Fortive Employees”) will be spun-off to the Fortive Retirement Savings Plan. Any outstanding loans under the Plan for a Fortive Employee will be transferred in-kind to the Fortive Retirement Savings Plan as of the close of the New York Stock Exchange on May 31, 2016, all subsequent repayments on such loans will be made to the Fortive Retirement Savings Plan, and such loans will thereafter be administered under the terms of the Fortive Retirement Savings Plan. As of the close of the New York Stock Exchange on May 31, 2016, no further contributions under the Plan with respect to the Fortive Employees, including Salary Deferral Contributions, Unilateral Employer Contributions, Matching Contributions, and any Additional Employer Contributions will be due to Fortive Employees. Further, Fortive Employees will not be entitled to receive a Discretionary Employer Contribution under the Plan for the 2016 Plan Year. After the spin-off of a Fortive Employee’s benefit under the Plan to the Fortive Retirement Savings Plan, no further benefit shall be due to the Fortive Employee from the Plan.

2.

All other parts of the Plan not inconsistent herewith are hereby ratified and confirmed.

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IN WITNESS WHEREOF, the Appointing Committee has caused this Fifth Amendment to the Plan to be executed by a duly authorized member, as of the date signed by the member, as set forth below.

APPOINTING COMMITTEE

By:	/s/ Daniel L. Comas
Daniel L. Comas

MAY 31, 2016
Date

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